As filed with the Securities and Exchange Commission on April 27, 2009

Registration No. 333-142893

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CPG INTERNATIONAL I INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3081 (Primary Standard Industrial Classification Code Number)	20-2656352 (I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

801 Corey Street

Scranton, PA 18505

(570) 558-8000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott C. Harrison

Chief Financial Officer

801 Corey Street

Scranton, PA 18505

(570) 558-8000

(Name, address, including zip code,

and telephone number, including area code, of agent for service)

Copies to:

Stuart H. Gelfond, Esq.

Andrew B. Barkan, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Senior Floating Rate Notes due 2012	$111,500,000	100%	$111,500,000			(3)
Guarantees of Senior Floating Rate Notes due 2012	$111,500,000	(2)		(2)		(2)
10½% Senior Notes due 2013	$150,000,000	100%	$150,000,000			(3)
Guarantees of 10½% Senior Notes due 2013	$150,000,000	(2)		(2)		(2)

(1)                                  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)                                  No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

(3)                                  No separate filing fee is required pursuant to Rule 457(q) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CPG INTERNATIONAL INC.	Delaware	3081	20-2779385
SCRANTON PRODUCTS INC.	Delaware	3081	23-3070648
AZEK BUILDING PRODUCTS INC.	Delaware	3081	23-3070649
SANTANA PRODUCTS INC.	Delaware	3081	32-0031532
CPG SUB I CORPORATION	Delaware	3081	20-4445405
VYCOM CORP.	Delaware	3081	20-4445460
SANATEC SUB I CORPORATION	Delaware	3081	20-4445529
PROCELL DECKING INC.	Delaware	3081	20-4445582

(1)                                  The address for each of the additional registrant guarantors is c/o CPG International I Inc., 801 Corey Street, Scranton, PA 18505.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to acquire  these securities in any jurisdiction where the offer or sale  is not permitted.

Subject to Completion, dated April 27, 2009

Prospectus

$261,500,000

CPG International I Inc.

$111,500,000

Senior Floating Rate Notes due 2012

$150,000,000

10½% Senior Notes due 2013

In August 2006, we issued $95,000,000 aggregate principal amount of the Senior Floating Rate Notes due 2012 and $150,000,000 aggregate principal amount of 10½% Senior Notes due 2013 offered hereby in exchange for (i) $65.0 million of Senior Floating Rate Notes due 2012 originally issued on July 5, 2005, (ii) $30.0 million of Senior Floating Rate Notes due 2012 originally issued on April 28, 2006, and (iii) $150.0 million of 10½% Senior Notes due 2013 originally issued on July 5, 2005.  In July 2007, we issued an additional $16,500,000 aggregate principal amount of Senior Floating Rate Notes due 2012 being offered hereby in exchange for $16,500,000 aggregate principal amount of Senior Floating Rate Notes due 2012 originally issued on January 31, 2007.  We refer to these notes collectively as “notes.”

SENIOR FLOATING RATE NOTES

•                  The Senior Floating Rate Notes, or floating rate notes, will accrue interest at a rate per annum equal to LIBOR (as defined) plus 6.75%, to be reset and payable semi-annually on January 1 and July 1 of each year.

•                  The floating rate notes will mature on July 1, 2012.

•                  We may redeem some or all of the floating rate notes at the redemption prices set forth in this prospectus. If we sell certain of our assets, we may be required to offer to purchase floating rate notes from holders.

SENIOR NOTES

•                  The Senior Notes, or fixed rate notes, will accrue interest at a rate per annum equal to 10½%, to be payable semi-annually on January 1 and July 1 of each year.

•                  The fixed rate notes will mature on July 1, 2013.

•                  Before July 1, 2009, we may redeem the fixed rate notes, as a whole but not in part, subject to payment of a make-whole premium. On or after July 1, 2009, we may redeem some or all of the fixed rate notes at the redemption prices set forth in this prospectus. If we sell certain of our assets, we may be required to offer to purchase fixed rate notes from holders.

RANKING OF THE NOTES

The notes will be senior unsecured obligations and will be effectively subordinated to all of our existing and future senior secured debt as to the assets securing such debt (including any amounts outstanding under our credit agreements), and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness, and senior in right of payment to any of our subordinated debt.

The notes will be unconditionally guaranteed on an unsecured, senior basis by our direct parent holding company and our existing and future domestic restricted subsidiaries, other than as provided herein. If we undergo a change of control, we may be required to offer to purchase the notes at 101% of the principal amount of the fixed rate notes, plus accrued and unpaid interest.

We do not intend to apply for listing of the notes on any securities exchange or automated quotation system.

Wachovia Capital Partners 2005, LLC, a private equity fund affiliated with Wachovia Capital Markets, LLC, owns a significant portion of the equity of CPG International Holdings I LP, our indirect parent company.

You should consider carefully the “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and will be used by Wachovia Capital Markets, LLC in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated at prices related to prevailing market prices at the time of sales or at negotiated prices. Wachovia Capital Markets, LLC may act as principal or agent in these transactions. We will not receive any proceeds of such sales.

Wachovia Securities

The date of this prospectus is        , 2009.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, to any person in any jurisdiction in which such an offer to sell or solicitation would be unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

CPG International I Inc. is a Delaware corporation. We are a wholly owned subsidiary of CPG International Inc., a Delaware corporation, or CPG International, which is in turn a wholly owned subsidiary of CPG International Holdings LP, a Delaware limited partnership, or Holdings. Our principal executive offices are located at 801 Corey Street, Scranton, Pennsylvania 18505. Our telephone number is (570) 558-8000 and our website can be found at www.cpgint.com. Information on our website is not deemed to be a part of this prospectus.

As a result of the Transaction (as defined below in “Prospectus Summary—The Transaction”) and resulting change in control and change in historical cost basis of accounting, we are required to present separately our operating results for the periods up to and including the closing date of the Transaction (May 10, 2005) and the periods following the closing date of the Transaction (May 11, 2005 and thereafter). The financial data and operating results identified in this prospectus as belonging to the “Predecessor” are those of Compression Polymers Holdings LLC, the parent entity existing for all periods shown prior to the completion of the Transaction. For the periods beginning after the Transaction, the financial data and operating results identified in this prospectus as belonging to the “Successor” are those of CPG International, our direct parent holding company under whose name all of our SEC filings are made. CPG International has guaranteed the notes, and, as a result, although we are the issuer of notes, the financial and other information presented in this prospectus for Successor periods is that of CPG International, unless otherwise noted. CPG International has no interests, operations or activities other than through its direct ownership of 100% of our company and, accordingly, our financial statements would be substantially similar to those of CPG International included in this prospectus.

Therefore, with respect to the historical financial information and other data presented in this prospectus, including under the headings “Prospectus Summary—Summary Historical Financial Data,” “Capitalization,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in the audited consolidated financial statements included elsewhere in this prospectus, all references to “we,” “our” or “us” (and similar terms) mean (1) the Predecessor for periods ending on or prior to May 10, 2005, and (2) the Successor for periods beginning after May 10, 2005.

Market and industry data included in this prospectus, including all market share and market size data about the exterior trim and millwork market, decking market, bathroom partition and locker industry, and other markets for synthetic products, as well as our position and the positions of our competitors within these markets, including our products relative to our competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Though we believe these estimates were reasonably derived, you should not place undue reliance on them as estimates are inherently uncertain. We often define our markets as a portion of larger markets, which makes our estimates inherently more imprecise. Data regarding our industry is intended to provide general guidance, but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to our being a leader in a market or product category refer to our belief that we have a leading market share position in each specified market, unless the context otherwise requires, and do not take into account non-synthetic competitive products. Statements in this prospectus relating to our market share do not include data for products which are produced internally by other vertically integrated manufacturers. In addition, the discussions herein regarding our various markets are

ii

based on how we define the markets for our products, which products may be either part of larger overall markets or markets that include other types of products.

This prospectus includes trademarks and service marks owned by us, including CPG International™, AZEK®, Comtec™, Capitol™, Celtec®, Flametec®, Hiny Hiders®, Premier Railing & Design®, Procell Decking Systems™, Protec®, Sanatec®, Trademark™, HiTec®, Polycarve®, EverTuff®, TuffTec™, Seaboard®, Playboard® and Grip X®, as well as trademarks and service marks owned by third parties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about our business and about this offering contained elsewhere in this prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the matters discussed in the section entitled “Risk Factors” and the consolidated financial statements and the related notes, before investing in the notes.  Unless the context otherwise requires, references in this prospectus to “our company,” “we,” “our” or “us” (or similar terms) refer to CPG International I Inc., the obligor under the notes, together with its consolidated subsidiaries, except as otherwise provided in “About this Prospectus.”

Company Overview

We are a leading supplier of premium, low maintenance building products designed to replace wood, metal and other materials in the residential, commercial and industrial markets. With a focus on manufacturing excellence, proprietary technologies and quality, we have introduced our products through distribution networks to sizable markets increasingly converting to low maintenance materials. We have developed and acquired a number of branded products including AZEK® Trim, AZEK Moulding, AZEK Deck, AZEK Porch, AZEK Rail, Comtec and Hiny Hiders bathroom partition systems, and EverTuff™ and TuffTec™ locker systems. We operate the following two business units:

•                  AZEK Building Products Inc., or AZEK Building Products, manufactures exterior residential building products such as AZEK Trim, AZEK Moulding, AZEK Deck, AZEK Porch and AZEK Rail for the residential and commercial building market. Additionally AZEK Building Products produces Celtec and other non-fabricated products for the industrial market; and

•                  Scranton Products Inc., or Scranton Products, produces fabricated bathroom partition and locker systems under the Comtec, Santana, Hiny Hiders, EverTuff and TuffTec labels for the commercial market and Seaboard ®  and Flametec ®  and other non-fabricated products for special application industrial markets.

AZEK Building Products

Our AZEK Building Products business unit, representing approximately 67%, 68% and 62% of our net sales for the years ended December 31, 2008, 2007 and 2006, respectively, manufactures product for the residential markets under the AZEK brand and product for the industrial markets under several brands including Celtec. Through our AZEK Trim and AZEK Moulding product lines, we offer a variety of products for exterior housing applications such as trim, fascia, soffit, cornerboards, millwork, mouldings and window and door casements. With AZEK Deck and AZEK Porch, we supply deck boards and porch boards for residential housing. Through our AZEK Rail product line, we offer a variety of exterior railing systems that complement our decking and porch products.  AZEK products are similar to finished wood aesthetically, but require less upkeep for protection. In addition, AZEK products provide many functional advantages as they do not warp or rot, are impervious to water and insect infestation and do not require paints or stains for protection. However in the case of AZEK Trim, it can be painted to achieve a custom color and will hold paint longer in applications where the product is painted. AZEK Trim, AZEK Deck and AZEK Rail are listed with the International Code Council (ICC). Serving the industrial markets, Celtec and other branded products are substitutes for wood and metal in a variety of applications, including industrial tank linings, marine products, fire retardant products and commercial signage.

All of our AZEK products are manufactured from comparable raw material ingredients, including polyvinyl chloride, or PVC, and are manufactured internally through similar processes, providing significant cost benefits through vertical integration.

On February 29, 2008, we completed the acquisition of Compos-A-Tron Manufacturing Inc., referred to herein as the Composatron Acquisition. Compos-A-Tron Manufacturing Inc. was a privately held Canadian manufacturer of Premier and Trademark Railing Systems, leading composite railing solutions for the residential housing market. Premier and Trademark were rebranded as AZEK Rail in early 2009.  AZEK railing systems are manufactured using a PVC / wood flour composite and a co-extruded PVC capstock. The products have the subtle texture of painted wood and are ICC code listed. The product line is highly complementary to our AZEK Deck products, including a railing system that matches the AZEK Deck color palette.

We sell our AZEK products through an expanding nationwide network of specialty building product distributors with over 75 locations who then sell to approximately 2,100 dealers including lumber yards, contractors, installers and more recently big box retailers. In addition, we sell Celtec and other similarly manufactured products through a similar national distribution network. Due to our product quality, market leadership and national sales and distribution network, AZEK has developed significant brand awareness within the residential home exteriors market, making it the product of choice for consumers of low maintenance home exterior products.

Scranton Products

Our Scranton Products business unit, representing approximately 33%, 32% and 38% of our net sales for the years ended December 31, 2008, 2007 and 2006, respectively, fabricates our Comtec and Santana synthetic bathroom partition and locker systems, and manufactures non-fabricated products, such as Seaboard and Flametec, that are utilized in various applications including semiconductors and marine construction, food preparation, playground equipment and other diverse applications. We have been able to successfully differentiate our product offering from our competitors through the introduction of proprietary products that are flame retardant, ultraviolet stable and highly resistant to abrasion or chemical corrosion. In addition, we believe we are the largest vertically integrated supplier of synthetic bathroom partition and locker systems, which we sell to schools, universities, parks, recreational facilities, stadium arenas, industrial plants, as well as various retail and commercial facilities. Our bathroom partition and locker alternatives, sold under our leading brands of Comtec, Capitol, EverTuff, Hiny Hiders and TuffTec, are impervious to rust, dents, and scratches; are longer lived; graffiti resistant; easily cleaned; and require minimal maintenance once installed, unlike competing metal products. All of our products within this business unit are derived from comparable raw material ingredients, including either high density polyethylene, or HDPE, or polypropylene, or PP, and are manufactured internally through similar processes. This provides us with cost benefits compared to competitors who do not have our vertically integrated manufacturing capacity and therefore may have a less competitive cost position. We sell our bathroom partition and locker systems through both a direct and indirect sales force which covers over 1,200 local dealers across the United States, Canada and Latin America.

Our Competitive Strengths

We believe that our key competitive strengths are:

•                  leading market positions with recognized branded leadership;

•                  extensive and growing distribution network;

•                  low-cost manufacturer; and

•                  experienced and incentivized management team.

Business Strategy

The key elements of our business strategy are:

•                  drive our product mix toward high value-added end use building products;

•                  continue to develop brands and innovative products;

•                  capitalize on material conversion opportunity;

•                  continue to build market share of our branded products; and

•                  leverage our manufacturing excellence.

The Transaction

AEA Investors LLC and certain of its affiliates, or AEA Investors, formed CPG International™ and CPG International I Inc. for the purpose of acquiring all the equity interests of the operating subsidiaries of Compression Polymers Holdings LLC, a Delaware limited liability company, referred to in this prospectus as the “Transaction.” On March 12, 2005, CPG International entered into a stock purchase agreement with Compression Polymers Holdings LLC to effect the Transaction.

The Transaction closed on May 10, 2005, and Compression Polymers Holdings LLC received total cash consideration equal to:

•                  $360.0 million, which was subsequently reduced by approximately $2 million pursuant to the stock purchase agreement, minus

•                  an amount equal to all outstanding indebtedness of the operating subsidiaries of Compression Polymers Holdings LLC at closing and certain expenses owed at closing.

The proceeds necessary to consummate the Transaction were funded by $215.0 million of indebtedness, as well as an indirect equity contribution to CPG International of $165.0 million, consisting of approximately $149.0 million by affiliates of AEA Investors and other co-investors (which included a rollover by certain existing non-management investors) and an approximately $16.0 million rollover of existing equity interests by management.

Summary Risk Factors

Investing in the notes involves risks, which include, among other things:

•                  Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under these notes.  Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.  This could further exacerbate the risks associated with our substantial leverage;

•                  Your right to receive payments on the notes is effectively subordinated to the rights of our and the guarantors’ existing and future secured creditors;

•                  If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes;

•                  The indenture governing the notes and our credit agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some actions;

•                  Our business could be materially hurt by economic downturns, and current levels of market volatility are unprecedented;

•                  Our financial performance is dependent on raw material prices, as well as the continued availability of raw materials;

•                  Our continued success is dependent on the performance of our AZEK products, which represent a significant portion of our net sales;

•                  We face competition in each of our businesses and our customers may not continue to purchase our products; and

•                  We recorded a Goodwill impairment charge for the year ended December 31, 2008, representing our best estimate of the impairment charge. We expect to finalize our Goodwill impairment analysis by the time we report our results for the quarter ended March 31, 2009 and there could be material adjustments to the Goodwill impairment charge when the Goodwill impairment analysis is complete.

See “Risk Factors” for a description of these and other risks of investing in the notes.

AEA Investors

AEA Investors is one of the most experienced global private investment firms. Founded in 1968, AEA Investors currently manages approximately $5.0 billion of capital for an investor group which includes former and current CEOs of major multinational corporations, family groups, endowment funds and institutions from around the world. With a staff of more than 60 investment professionals and offices in New York, London, Munich, Hong Kong and Shanghai, AEA focuses on investing in companies in the industrial products, specialty chemicals, consumer products and services sectors.

Ownership and Corporate Structure

The chart below summarizes our ownership and corporate structure as of the date of this prospectus.

AEA Investors entities*
and other co-investors
Management
90%
10%
CPG
International
Holdings LP
100%
CPG
International
Inc.
Guarantor of credit agreements and
the notes
100%
CPG
International I
Inc.
Borrower under credit agreements,
issuer of the notes and registrant
100%
100%
Scranton Products
Inc.
Guarantor of credit agreements
and the notes
AZEK Building Products
Inc.
Procell Decking Inc.
AZEK Canada Inc.**

** Non-guarantor.

We also wholly own the following additional direct or indirect subsidiaries that have no material assets or operations, each of which guarantee the credit agreements and the notes:  Santana Products Inc., CPG Sub I Corporation, Vycom Corp. and Sanatec Sub I Corporation.

Summary of the Notes

The following summary contains basic information about the notes and is not intended to be complete.  For a more complete understanding of the notes, please refer to the section entitled “Description of Notes” in this prospectus.

Issuer	CPG International I Inc.
Securities Offered
Floating Rate Notes	$111,500,000 aggregate principal amount of Senior Floating Rate Notes due 2012.
Fixed Rate Notes	$150,000,000 aggregate principal amount of 10½% Senior Notes due 2013.
Maturity Date
Floating Rate Notes	July 1, 2012.
Fixed Rate Notes	July 1, 2013.
Guarantees

Our direct parent holding company and each of our existing direct and indirect domestic restricted subsidiaries will jointly and severally guarantee the notes. In addition, each of our future direct and indirect domestic restricted subsidiaries that guarantees the obligations under our credit agreements will jointly and severally guarantee the notes, other than as provided herein. The guarantees of the notes will be unsecured and will rank equal in right of payment to all of the existing and future senior debt of the guarantors, including their guarantees of our credit agreements, and will be effectively subordinated to the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness.

Interest
Floating Rate Notes

The floating rate notes will accrue interest at a rate per annum equal to LIBOR (as defined) plus 6.75%, reset and payable semi-annually on January 1 and July 1 of each year. As of December 31, 2008, this interest rate equaled 9.9%.

Fixed Rate Notes	The fixed rate notes will accrue interest at a rate per annum equal to 10½%, payable semi-annually on January 1 and July 1 of each year.
Ranking

The notes will be senior unsecured obligations and will be effectively subordinated to all our existing and future senior secured debt (including any amounts outstanding under our credit agreements), and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to any of our subordinated debt.

As of December 31, 2008, we had total indebtedness of $314.3 million, excluding up to an additional $19.2 million that was available for borrowing under our senior secured revolving credit facility.
Optional Redemption
Floating Rate Notes	We may redeem some or all of the floating rate notes at any time at redemption prices described in this prospectus under the caption “Description of Notes—Redemption.”
Fixed Rate Notes

We may redeem the fixed rate notes, as a whole but not in part, at any time prior to July 1, 2009, at a price equal to 100% of the principal amount plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the date of redemption. We may redeem some or all of the fixed rate notes at any time on or after July 1, 2009, at redemption prices described in this prospectus under the caption “Description of Notes—Redemption.”

Change of Control

Upon the occurrence of a change of control (as described under “Description of Notes—Change of Control”), we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants	The indenture governing the notes contains certain covenants limiting our and the subsidiary guarantors’ ability to, under certain circumstances:
• incur additional debt;
• prepay subordinated indebtedness;
• pay dividends or make other distributions on, redeem or repurchase, capital stock;
• make investments or other restricted payments;
• enter into transactions with affiliates;
• sell all, or substantially all, of our assets;
• create liens on assets to secure debt; or
• effect a consolidation or merger.
These covenants are subject to important exceptions and qualifications as described in this prospectus under the caption “Description of Notes—Certain Covenants.”
Voting	The floating rate notes and the fixed rate notes will be issued as separate series but will be treated as a single class for all purposes under the indenture and will vote as one class.
Book-Entry

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, Wells Fargo Bank, N.A. and registered in the name of Cede & Co., the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry; Delivery and Form; Global Notes.”

No Listing	We do not intend to list the notes on any securities exchange.
Trustee	Wells Fargo Bank, N.A.

Risk Factors

Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” and all other information included in this prospectus before deciding to invest in the notes.

Summary Financial Data

The summary financial data presented below as of and for the years ended December 31, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements. The audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, December 31, 2007 and December 31, 2006 are included elsewhere in this prospectus.

You should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes included elsewhere in this prospectus.

	Year Ended
(Dollars in thousands)	December 31, 2008	December 31, 2007	December 31, 2006
Statement of Operations
Net sales	$305,240	$313,703	$261,790
Cost of sales	(235,099)	(225,436)	(193,417)
Gross margin	70,141	88, 267	68,373
Selling general and administrative (1)	(50,644)	(47,242)	(40,521)
Gain on sale of property	21	422	—
Impairment of goodwill and other intangibles	(40,000)	—	—
Operating income	(20,482)	41,447	27,852
Interest expense, net	(34,905)	(33,698)	(28,685)
Foreign currency loss	(215)	—	—
Miscellaneous, net	153	240	306
Income (loss) before income taxes	(55,449)	7,989	(527)
Income tax (expense) benefit	7,095	(3,760)	(230)
Net income (loss)	$(48,354)	$4,229	$(757)
Other Data
Volume sold (000’s lbs)	209,105	231,615	186,695
Capital expenditures	$6,532	$15,098	$17,282
Balance Sheet Data (at end of period)
Cash	$22,586	$9,608	$2,173
Working capital (2)	$35,500	$39,058	$35,511
Total assets	$538,905	$600,496	$507,796
Total debt (3)	$314,253	$284,933	$258,297
Total shareholder’s equity	$146,926	$196,494	$156,972

(1)              Adjusted for the inclusion of share-based compensation as follows:  $398 and $272 for the years ended December 31, 2007 and 2006, respectively. See notes 14 and 15 to our audited consolidated financial statements included elsewhere in this prospectus.

(2)              Working capital is defined as current assets less current liabilities.

(3)              Includes capital lease obligations.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in the notes. Any of the following risks could materially adversely affect our business, financial condition, results of operations or cash flows. In such case, you may lose all or part of your original investment. Information contained in this section may be considered “forward-looking statements.” See “Cautionary Note Regarding Forward-Looking Statements” for a discussion of certain qualifications regarding such statements.

Risks Related to the Notes and Our Indebtedness

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have a significant amount of indebtedness. As of December 31, 2008, we had total indebtedness of $314.3 million, excluding up to an additional $19.2 million that was available for borrowing under our senior secured revolving credit facility.  On February 13, 2008, we terminated our existing senior secured revolving credit facility and entered into a senior secured revolving credit agreement.

Our substantial indebtedness could have important consequences to you. For example, it could:

•                  make it more difficult for us to satisfy our obligations with respect to the notes;

•                  increase our vulnerability to general adverse economic and industry conditions, including the ongoing severe volatility and disruptions in the credit markets;

•                  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                  place us at a competitive disadvantage compared to our competitors that have less debt; and

•                  limit our ability to borrow additional funds for capital expenditures, acquisitions, working capital or other purposes.

In addition, a substantial portion of our debt bears interest at variable rates. If market interest rates increase, such variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. Each 0.25% increase or decrease in the applicable interest rates on our variable-rate debt outstanding at December 31, 2008 would correspondingly change our interest expense by approximately $0.4 million per year.

The indenture governing our outstanding notes and our credit agreements contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. Our senior secured revolving credit facility matures in 2013 and our term loan matures in 2011. As a result, we may be required to refinance any outstanding amounts under our term loan prior to the maturity of the notes and amounts outstanding under our senior secured revolving credit facility prior to the maturity of the fixed rate notes. We may not be able to obtain such financing on commercially reasonable terms or at all. Failure to refinance our indebtedness could have a material adverse effect on us and could require us to dispose of assets if we are unable to refinance our indebtedness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes and our credit agreements do not fully prohibit us or our subsidiaries from doing so. In addition to the liens granted under our credit agreements, the indenture governing the notes allows us to grant liens on all of our other assets to secure indebtedness outstanding under the credit agreements and certain additional other debt without ratably securing the notes. Our senior secured revolving credit facility permits borrowings of up to $65.0 million, and all of those borrowings would be effectively senior to the notes and to the subsidiary guarantees thereof to the extent of the value of the assets securing such indebtedness. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and we may not be able to meet all our debt obligations, including the repayment of the notes, in whole or in part.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including the current severe economic downturn and ongoing disruptions in the financial markets.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured revolving credit facility, or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. A prolonged recession could materially adversely affect our ability to raise sufficient funds. We may need to refinance all or a portion of our indebtedness, including the notes, on or before the maturity thereof. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit agreements and the notes, on commercially reasonable terms or at all. If we are unable to generate sufficient cash flow to refinance our debt obligations, including the notes, on favorable terms, it could have a significant adverse effect on our financial condition and on our ability to pay principal and interest on the notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

In addition, if for any reason we are unable to meet our debt service obligations, we would be in default under the terms of our agreements governing our outstanding debt. If such a default were to occur, the lenders under our senior secured revolving credit facility could elect to declare all amounts outstanding under the senior secured revolving credit facility immediately due and payable, and the lenders would not be obligated to continue to advance funds under our senior secured revolving credit facility. In addition, if such a default were to occur, our term loan and the notes would become immediately due and payable. If the amounts outstanding under these debt agreements are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our debt holders, including holders of notes.

Your right to receive payments on the notes is effectively subordinated to the rights of our and the guarantors’ existing and future secured creditors.

Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and our subsidiaries, including the guarantors, are parties to our credit agreements, which are secured by liens on substantially all of our assets and the assets of the guarantors. The notes are effectively subordinated to all of that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

The notes will be effectively subordinated to the debt of our non-guarantor subsidiaries, if any.

Although the notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic restricted subsidiaries that guarantee other indebtedness, they will not be guaranteed by subsidiaries that do not guarantee our other indebtedness or by any subsidiaries outside the United States (including AZEK Canada Inc.) unless, subject to certain limited exceptions, those subsidiaries guarantee our other domestic indebtedness. The notes will be effectively subordinated to all debt and other liabilities, including trade payables, of any future subsidiaries that do not guarantee the notes. As of the date of this prospectus, all of our subsidiaries guarantee the notes, other than AZEK Canada Inc.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our credit agreements that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our credit agreements), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our senior secured revolving credit facility to avoid being in default. If we breach our covenants under our credit agreements and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our credit agreements, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Certain Indebtedness—Senior Secured Revolving Credit Facility” and “—Term Loan,” and “Description of Notes.”

The indenture governing the notes and our credit agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some actions.

The indenture governing the notes and our credit agreements contain customary restrictions on our activities, including covenants that restrict us and our restricted subsidiaries from:

•                  incurring additional indebtedness and issuing preferred stock;

•                  creating liens on our assets;

•                  making certain investments;

•                  consolidating or merging with, or acquiring, another business;

•                  selling or otherwise disposing of our assets;

•                  paying dividends and making other distributions with respect to capital stock, or repurchasing, redeeming or retiring capital stock or subordinated debt; and

•                  entering into transactions with our affiliates.

Our senior secured revolving credit facility also requires us to maintain a minimum fixed charge coverage ratio in certain circumstances. We may not be able to maintain this ratio, and if we fail to be in compliance with this test when required to be in compliance, we will not be able to borrow funds under our senior secured revolving credit facility which could make it difficult for us to operate our business. In addition, our new term loan requires us to not exceed a senior secured leverage ratio. We may not be able to maintain this ratio, and any failure in compliance with this test could result in default under our term loan agreement.

The restrictions in the indenture governing our notes and our credit agreements may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We may not be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, and we may not be able to refinance our debt on terms acceptable to us, or at all.

The breach of any of these covenants and restrictions could result in a default under the indenture governing our notes or under our credit agreements. An event of default under our debt agreements would permit some of our lenders to declare all amounts borrowed from them to be due and payable. If we are unable to repay debt, lenders having secured obligations, such as the lenders under our credit agreements, could proceed against the collateral securing the debt. Because the indenture governing our notes and the credit agreements have customary cross-default provisions, if the indebtedness under our notes or under our credit agreements or any of our other facilities is accelerated, we may be unable to repay or finance the amounts due.

If the lenders under our senior secured revolving credit facility release the guarantors under the credit agreement, those guarantors will be released from their guarantees of the notes.

The lenders under the credit agreements have the discretion to release the guarantees thereunder. If a guarantor is no longer a guarantor of obligations under the credit agreements or any other credit facility that may be then outstanding, then the guarantee of the notes by such guarantor will be released automatically without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes. See “Description of Notes—Guarantees.” You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all notes have been previously called for redemption. The holders of other debt securities that we may issue in the future, which rank equally in right of payment with the notes, may also have this right. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn, would constitute a default under our credit agreements. In addition, the occurrence of a change of control would also constitute an event of default under our credit agreements. A default under our credit agreements would result in a default under the indenture if the lenders accelerate the debt under our credit agreements.

Therefore, it is possible that we may not have sufficient funds at the time of the change of control to make the required repurchase of notes. Moreover, our credit agreements restrict, and any future indebtedness we incur may restrict, our ability to repurchase the notes, including following a change of control event. As a result, following a change of control event, we would not be able to repurchase notes unless we first repay all indebtedness outstanding under our credit agreements and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Notes—Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee may be voided, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•                  issued the guarantee to delay, hinder or defraud present or future creditors; or

•                  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•                  was insolvent or rendered insolvent by reason of such incurrence; or

•                  was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

Because all of our significant assets are held by our guarantor subsidiaries, the possibility of a guarantee being voided under fraudulent transfer laws is higher. In addition, any future guarantees provided under the indenture governing the notes have a greater risk of being voided.

Any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

There is no prior public market for the notes, and if an active trading market does not develop for these notes, you may not be able to resell them.

The notes were issued to, and we believe those securities are owned by, a relatively small number of beneficial owners.  Wachovia Capital Markets, LLC, was the initial purchaser, or the Initial Purchaser of $95,000,000 aggregate principal amount of the Senior Fixed Rate Notes due 2012 and $150,000,000 aggregate principal amount Senior Fixed Rate Notes due 2013, pursuant to purchase agreements among us, the guarantors and the Initial Purchaser, dated June 29, 2005 and April 25, 2006.  The Initial Purchaser has advised us that it presently intends to make a market in the notes as permitted by applicable law.  However, the Initial Purchaser is under no obligation to do so and may cease their market-making at any time without notice. Accordingly, the market for the notes may cease to exist. Because we may be an affiliate of the Initial Purchaser, the Initial Purchaser is required to deliver a current “market-maker” prospectus, such as this prospectus, and otherwise comply with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with any secondary market sale of the notes, which may affect its ability to continue market-making activities. We have agreed to make a “market-maker” prospectus generally available to the Initial Purchaser to permit it to engage in market-making transactions. However, the registration rights agreements also provide that we may, for valid business reasons, allow the market-maker prospectus to cease to be effective and usable for a period of time set forth in the registration rights agreements or as otherwise acceptable to the market-maker. As a result, the liquidity of the secondary market for the notes may be materially adversely affected by the unavailability of a current “market-maker” prospectus.

Even if a trading market for the notes does develop, you may not be able to sell your notes at a particular time, if at all, or you may not be able to obtain the price you desire for your notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on many factors, including prevailing interest rates, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the notes, the price of any other securities we issue, our performance, prospects, operating results and financial condition, as well as of other companies in our industry. We do not intend to apply for the listing of the notes on any securities exchange.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of securities. Even if a trading market for the notes develops, it may be subject to disruptions and price volatility.

Risks Related to Our Business

Our business could be materially hurt by economic downturns, and current levels of market volatility are unprecedented.

Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. The demand for our products by our customers depends, in part, on general economic conditions and business confidence levels. The capital and credit markets are currently experiencing severe volatility and disruption.  These conditions, combined with volatile oil and natural gas prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and severe recession.  The difficult conditions in these markets and the overall economy affect our business in a number of ways.  For example:

•                  Sales in the residential, commercial and institutional construction markets correlate closely to the number of homes, buildings and schools that are built or renovated, which in turn is influenced by factors such as interest rates, inflation, the strength or weakness of the U.S. dollar, gross domestic product levels, consumer confidence and spending habits, demographic trends, employment rates, state and local government revenues and spending on schools and other macroeconomic factors over which we have no control. Any decline in economic activity as a result of these factors could result in a decreased demand for our products, which would materially adversely impact our sales and profitability. For example, beginning in the third quarter of 2006, the residential housing market entered a period of significantly reduced activity. Distributors responded by reducing inventory levels, which had a negative impact on AZEK sales and end market demand has softened. The slowdown in the residential housing market has continued to date and is expected to continue throughout 2009 and will negatively impact our results.

•                  In general, demand for new home construction as well as commercial and institutional construction may be materially adversely affected by increases in interest rates or the reduced availability of financing. Although interest rates have been low during the past few years, as interest rates rise, the ability of prospective buyers to finance purchases of new homes may be materially adversely affected. As a result, our business, financial condition and results of operations may also be materially adversely impacted. The remodeling market, in which we make a large portion of our sales, tends to be less sensitive to changes in interest rates. Any changes in tax laws related to mortgages and home equity financings could materially adversely affect sales in the home construction and remodeling market. For example, beginning in 2007, the mortgage finance market was negatively impacted by the fallout in the subprime mortgage market reducing the amounts residential home lenders were willing to finance as a result of tighter lending practices. This condition continues to exist in the market today with no indication of easing in the short term.

•                  Our bathroom partition and locker systems are sold primarily in the institutional segment, which includes schools, government and municipal buildings and facilities, parks, military bases and hospitals. The demand for these products, whether in connection with replacement orders or new construction, is impacted by the economy, and in particular gross domestic product levels. As a result of institutional budgeting, we may experience a decrease in sales up to a year or more after a decline in gross domestic product levels. Decline in demand in the institutional building market can be attributed to increased energy, pension and healthcare costs that may reduce amounts available for school construction costs. Furthermore, sales to schools may be impacted by lower than anticipated tax revenues collected by state and local municipalities.

•                  Dry petrochemical resin prices may continue to fluctuate as a result of volatility in natural gas and crude oil prices and demand in the broader economy.  Due to the uncertainty of oil and natural gas prices, we cannot reasonably estimate our ability to successfully recover any price increases.  See “Risk Factors—Our financial performance is dependent on raw material prices, as well as the continued availability of raw materials.”

•                  Market conditions could result in our key distributors experiencing financial difficulties and/or electing to limit spending, which in turn could result in decreased sales and earnings for us.  See “Risk Factors—Our sales, cash flows from operations and results of operations may decrease if our relations with our key distributors decline.”

•                  Although we believe we have sufficient liquidity under our senior secured revolving credit facility, under extreme market conditions there can be no assurance that such funds will continue to be available or sufficient.  Due to the current volatility in the credit markets, there is a risk that lenders could fail or refuse to honor their obligations under existing credit agreements.  In such a case, we may not be able to successfully obtain additional financing on favorable terms, or at all, as the availability and cost of credit has been and continues to be materially adversely affected by current economic conditions.  If we are unable to obtain the required capital or if our costs become prohibitively high, our business would be materially adversely affected.

We do not know if market conditions or the state of the overall economy will improve in the near future and the timing and nature of any improvement remains uncertain.  In addition, there can be no assurance that recent U.S. government actions for the purpose of stabilizing the financial markets, or market response to those actions, will have a beneficial impact on the economy.  We cannot predict whether or when the U.S. government may take additional actions to address the financial crisis or what impact, if any, such actions could have on our business.  These difficult and ongoing economic conditions make it difficult to predict operating results, make business decisions and identify and respond to business risks and, as a result, there can be no assurance that our financial results will not continue to be materially adversely affected.

Our financial performance is dependent on raw material prices, as well as the continued availability of raw materials.

The primary raw materials we use in the manufacture of our products are various petrochemical resins, primarily PVC, HDPE and PP, which represented more than half of our total cost of goods sold for the years ended December 31, 2008, 2007 and 2006. Our financial performance therefore is dependent to a substantial extent on the petrochemical resin market.

The capacity, supply and demand for resins and the petrochemical intermediates from which they are produced are subject to cyclical price fluctuations and other market disturbances, including supply shortages. Throughout the course of previous supply shortages we were able to maintain necessary raw material supplies. However, in the event of another industry-wide general shortage of resins we use, or a shortage or discontinuation of certain types or grades of resin purchased from one or more of our suppliers, we may not be able to arrange for alternative sources of resin. Any such shortage may materially negatively impact our competitive position versus companies that are able to better or more cheaply source resin.

We purchase our raw materials directly from major petrochemical and chemical suppliers. We have long-standing relationships as well as guaranteed supply with some of these suppliers but we have no fixed-price contracts with any of our resin vendors. Resin purchases are made in accordance with our manufacturing specifications, and are based primarily on price. Prices are negotiated on a continuous basis, and we do not typically buy forward beyond six months.

Dry petrochemical resin prices may continue to fluctuate as a result of changes in natural gas and crude oil prices. The instability in the world market for petroleum and the North American natural gas markets could materially affect the prices and general availability of raw materials. Over the past several years we have at times experienced rapidly increasing resin prices primarily due to the increased cost of oil and natural gas. Due to the uncertainty of oil and natural gas prices, we cannot reasonably estimate our ability to successfully recover any price increases. Even if we are able to pass these price increases on to our customers, our gross margins could decline and we may not be able to implement other price increases for our products. To the extent that all of the increases in the cost of resins cannot be passed on to our customers, or the duration of time lags associated with a pass through becomes significant, such increases may have a material adverse effect on our profitability and cash flow. Moreover, increases in resin prices could negatively impact our competitive position as compared to wood and metal products that are not affected by changes in resin prices.

Additionally, we may be subject to significant increases in prices that may materially impact our financial condition. Over the past four years, PVC resin prices had more than doubled through a period of significant price volatility due to increases in natural gas and crude oil prices and demand in the broader economy. Recently, we have seen resin prices decline in late 2008 and early 2009 due to lower demand in the broader economy.  Our annual average cost of resin increased by approximately 29.7% from the year ended December 31, 2007 to December 31, 2008, following a decrease of approximately 11.2% from the year ended December 31, 2006 to December 31, 2007.

Our continued success is dependent on the performance of our AZEK products, which represent a significant portion of our net sales.

In 2008 and 2007, AZEK products accounted for a majority of our net sales, and net sales of our AZEK products have increased over the past five years. Therefore, our future prospects are largely dependent on the continued success of our AZEK products, which have been on the market for nine years. If we should experience any problems, real or perceived, with product quality, relative value and use as compared to competitive materials, distribution, delivery or consumer acceptance of AZEK products, our sales and profitability could materially decline. In particular, the success of AZEK depends on our customers continuing to be willing to pay more for AZEK on the basis of relative value and use as compared to wood and other products that AZEK is intended to replace. In addition, we are subject to the risk that third parties develop new products that compete favorably with AZEK on a price-to-value relationship.

The ongoing severe economic downturn has affected our growth in the residential building market. From 2006 through 2008, demand for our products with our distributors and dealers declined as they maintained lower levels of inventory due to recent declines in demand in the residential building market. As a result, we experienced declining sales volume of AZEK in this period, and we expect these declines to continue in 2009. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We face competition in each of our businesses and our customers may not continue to purchase our products.

We face competition in the sale of our products. We compete with multiple companies with respect to each of our products, including divisions or subsidiaries of larger companies and foreign competitors. Our products also compete with the wood and metal products that our synthetic products are designed to replace. For example, AZEK competes primarily with wood, aluminum, engineered wood and other synthetic building materials, such as celuka-processed products. The decking market in which AZEK Deck operates is similarly competitive with numerous competitors who are significantly larger, manufacturing both wood and synthetic decking. Metal is currently the most used material in the bathroom products market. The bathroom partition market is highly fragmented and consists of manufacturers typically producing partitions in several different materials and price ranges. With respect to our other basic non-fabricated products, the market is highly fragmented, with manufacturers generally focused on a few core materials including dry petrochemical resins and other key materials, that are sold directly into end market applications. Our competitors for other non-fabricated products include national and regional manufacturers.

We compete on the basis of a number of considerations, including price (on a price-to-value basis), service, quality, performance, product characteristics, brand recognition and loyalty, marketing, product development, sales and distribution, and ability to supply products to customers in a timely manner. Increases in our prices as compared to those of our competitors could materially adversely affect us. In particular, many of these other products that we compete with on a price-to-value basis, such as wood and metal products, are not affected by the significant increases in the cost of resin that we have experienced over the past few years.

The competition we face involves the following key risks:

•                  loss of market share;

•                  failure to anticipate and respond to changing consumer preferences and demographics;

•                  failure to develop new and improved products;

•                  failure of consumers to accept our brands and exhibit brand loyalty and pay premium prices on the basis of relative value and use as compared to competitive materials;

•                  aggressive pricing by competitors, which may force us to decrease prices or increase marketing and promotional spending in order to maintain market share; and

•                  failure of our marketing and promotional spending to increase, or even maintain, sales volume and market share.

Certain of our competitors have financial and other resources that are greater than ours and may be better able to withstand price competition. In addition, our competitors may develop products that are superior to our products or may adapt more quickly to new technologies or evolving customer requirements. Technological advances by our competitors may lead to new manufacturing techniques and make it more difficult for us to compete. In addition, since we do not have long-term arrangements with many of our customers, these competitive factors could cause our customers to cease purchasing our products.

Some of our products experience seasonality.

We typically experience moderately increased sales of AZEK products in the first quarter of the year during which we conduct an “early buy” sales program that encourages dealers to stock AZEK products through the use of incentive discounts. We also have experienced decreased sales during the fourth quarter due to adverse weather conditions in certain markets during the winter season. Although AZEK products can be installed year-round, unusually adverse weather conditions can adversely impact the timing of the sales of certain of our products, causing reduced profitability when such conditions exist. In addition, we have experienced increased sales of our synthetic bathroom partition products during the summer months during which schools are typically closed and therefore more likely to be undergoing remodeling activities.

If we are unable to meet future capital requirements, our business may be adversely affected.

We have made significant capital expenditures in our businesses in recent years to expand our facilities and enhance our production processes. We spent approximately $6.5 million, $15.1 million and $17.3 million in capital expenditures in fiscal years 2008, 2007 and 2006. We estimate that capital expenditures for 2009 will be $8.0 million to $13.0 million. As we grow our businesses, we may have to incur additional capital expenditures. We cannot assure you that we will have, or be able to obtain, adequate funds to make all necessary capital expenditures when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated or current expenditures. If we are unable to make necessary capital expenditures, our product offerings may become dated, our productivity may decrease and the quality of our products may be adversely affected, which, in turn, could reduce our sales and profitability. In addition, even if we are able to invest sufficient resources, these investments may not generate net sales that exceed our expenses, generate any net sales at all or result in any commercially acceptable products.

We recorded a Goodwill impairment charge for the year ended December 31, 2008, representing our best estimate of the impairment charge. We expect to finalize our Goodwill impairment analysis by the time we report our results for the quarter ended March 31, 2009 and there could be material adjustments to the Goodwill impairment charge when the Goodwill impairment analysis is complete.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), we review our Goodwill and other intangibles not subject to amortization for impairment annually, or when events or circumstances indicate that it would more likely than not result in the fair value of a reporting unit being lower than its carrying value.  Changes in economic or operating conditions impacting our estimates and assumptions could result in the impairment of our Goodwill or long-lived assets.  In the event that we determine our Goodwill or long-lived assets are impaired, we may be required to record a significant charge to earnings in our financial statements that could have a material adverse effect on our results of operations.  As of December 31, 2008, we have determined that it is more likely than not that the fair value of each of our reporting units is below their respective carrying amounts.  As of the date of this prospectus, we have not completed the analysis required under SFAS No. 142 due to the complexities involved in determining the fair value of the assets and liabilities of each reporting unit.  However, based on the work performed to date and the continued depressed market conditions, we have concluded that an impairment loss is probable and can be reasonably estimated. Accordingly, we have recorded a non-cash Goodwill impairment charge of $36.0 million for the year ended December 31, 2008, representing our best estimate of the impairment charge.  In addition, we recorded a non-cash Trademark impairment charge of $4.0 million for the year ended December 31, 2008.  We expect to finalize our Goodwill impairment analysis by the time we report our results for the quarter ended March 31, 2009.  There could be material adjustments to the Goodwill impairment charge when the Goodwill impairment analysis is complete.  Any adjustment to our preliminary estimates will be recorded in our financial statements for the quarter ended March 31, 2009.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Goodwill and Intangible Assets.”  Other impairment charges in the future may also have a material adverse effect on our financial condition and results of operations.

Our business is subject to risks associated with manufacturing processes.

We internally manufacture our own products at our production facilities. Our manufacturing facilities are in the Scranton, Pennsylvania area, where we produce all of our products, other than AZEK Deck and AZEK Rail products, which are internally manufactured at production facilities located in Foley, Alabama and Toronto, Canada. While we maintain insurance covering our manufacturing and production facilities, including business interruption insurance, a catastrophic loss of the use of all or a portion of our facilities due to accident, fire, explosion, labor issues, weather conditions, other natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us.

Unexpected failures of our equipment and machinery may result in production delays, revenue loss and significant repair costs, as well as injuries to our employees. Any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative impact on our profitability and cash flows. Our business interruption insurance may not be sufficient to offset the lost revenues or increased costs that we may experience during a disruption of our operations. Moreover, there are a limited number of manufacturers that make the machines we use in our business. Because we supply our products to original equipment manufacturers, or OEMs, a temporary or long-term business disruption could result in a permanent loss of customers that will seek out alternate suppliers. If this were to occur, our future sales levels, and therefore our profitability, could be materially adversely affected.

Our sales, cash flows from operations and results of operations may decrease if our relations with our key distributors decline.

Our top ten distributors, through more than 35 independent branches, collectively accounted for approximately half of our net sales for the year ended December 31, 2008. Our largest distributors, The Parksite Group, through eleven branches, Boston Cedar and Wolf Distributing, each accounted for more than 10% of AZEK Building Product segment sales for the year ended December 31, 2008, and collectively accounted for approximately 44% of net sales for the year ended December 31, 2008. We expect our relationship with The Parksite Group, Boston Cedar, Wolf Distributing and our other key distributors to continue; however the loss of or a significant adverse change in our relationships with The Parksite Group, Boston Cedar, Wolf Distributing or any other significant distributor could temporarily disrupt our net sales. Our operations depend upon our ability to maintain our relations with our network of distributors and dealers. If our key distributors and dealers are unwilling to continue to sell our products, if we do not provide product offerings and price points that meet the needs of our key distributors and dealers, or if our key distributors and dealers merge with or are purchased by a competitor, we could experience a decline in sales. The loss of, or a reduction in orders from, any significant distributor or dealer, losses arising from disputes regarding shipments, fees, merchandise condition or related matters, or our inability to collect accounts receivable from any significant distributor or dealer could cause a decrease in our net income and our cash flow. If we are unable to replace such distributors or dealers, or otherwise replace the resulting loss of sales, our business and results of operations could be materially adversely affected.

Acquisitions we may pursue in the future may be unsuccessful.

We may opportunistically consider the acquisition of other manufacturers or product lines of other businesses that either complement or expand our existing business. We cannot assure you that we will be able to consummate any such acquisitions or that any future acquisitions will be able to be consummated at acceptable prices and terms. Any future acquisitions we pursue involve a number of special risks, including some or all of the following:

•                  the diversion of management’s attention from our core businesses;

•                  the disruption of our ongoing business;

•                  entry into markets in which we have limited or no experience;

•                  the ability to integrate our acquisitions without substantial costs, delays or other problems;

•                  inaccurate assessment of undisclosed liabilities;

•                  the incorporation of acquired products into our business;

•                  the failure to realize expected synergies and cost savings;

•                  the loss of key employees or customers of the acquired business;

•                  increasing demands on our operational systems;

•                  possible adverse effects on our reported operating results, particularly during the first several reporting periods after the acquisition is completed; and

•                  the amortization of acquired intangible assets.

Additionally, any acquisitions we may make could result in significant increases in our outstanding indebtedness and debt service requirements. The terms of the notes and credit agreements may limit the acquisitions we may pursue.

Our insurance coverage may be inadequate to protect against the potential hazards incident to our business.

We maintain property, business interruption, product liability and casualty insurance coverage, but such insurance may not provide adequate coverage against potential claims, including losses resulting from war risks, terrorist acts or product liability claims relating to products we manufacture. Consistent with market conditions in the insurance industry, premiums and deductibles for some of our insurance policies have been increasing and can in the future increase substantially. In some instances, some types of insurance may become available only for reduced amounts of coverage, if at all. In addition, there can be no assurance that our insurers would not challenge coverage for certain claims. If we were to incur a significant liability for which we were not fully insured or that our insurers disputed, it could have a material adverse effect on our financial position.

We provide product warranties that could expose us to claims, which could in turn damage our reputation and adversely affect our business.

We provide a 15-year limited warranty on Scranton Products commercial building products, a 25-year limited warranty on AZEK Trim and AZEK Moulding products and a lifetime limited warranty on AZEK Deck and AZEK Porch products sold for residential use.  The limited warranty period for all other uses of AZEK Deck and AZEK Porch, including commercial use, is 25 years.  AZEK Rail products have a 20-year limited warranty for AZEK Trademark and Reserve and AZEK Premier white railing and a 10-year limited warranty for colored railing.  The Scranton Products warranty guarantees against breakage, corrosion and delamination.  AZEK products are guaranteed against manufacturing defects that cause the products to rot, corrode, delaminate, or excessively swell from moisture.  The AZEK Deck and AZEK Porch warranty guarantees against manufacturing defects in material and workmanship that result in blistering, peeling, flaking, cracking, splitting, cupping, rotting or structural defects from termites or fungal decay.  The AZEK Rail warranty also guarantees against rotting, cracking, peeling, blistering, or structural defects from fungal decay.

Warranty reserves require a high level of judgment as AZEK Trim products have only been on the market for nine years and AZEK Deck has only been on the market for six years, both of which are relatively early in their product life cycles.  Management estimates warranty reserves based in part upon historical warranty costs, which have been immaterial thus far, as a proportion of sales by product line.  Management also considers various relevant factors, including its stated warranty policies and procedures as part of its evaluation of its liability.  We further consider that warranty issues may surface later in the product life cycle; therefore, management continues to review these estimates on a regular basis and considers adjustments to these estimates based on actual experience compared to historical estimates.  Management believes that our warranty reserves at December 31, 2008 are adequate.  However, the impact resulting from the aforementioned factors could cause actual results to vary.

Our business operations could be significantly disrupted if members of our management team were to leave.

Our success depends to a significant degree upon the continued contributions of our senior management. Our senior operating management members have extensive engineering, manufacturing and finance backgrounds. We believe that the depth of our management team is instrumental to our continued success. The loss of any of our key executive officers in the future could significantly impede our ability to successfully implement our business strategy, financial plans, expansion of services, marketing and other objectives.

Because affiliates of AEA Investors control a significant percentage of our common stock, they may control all major corporate decisions and their interests may conflict with the interests of the holders of the notes.

Affiliates of AEA Investors control a majority of our common stock and, therefore, AEA Investors has the power to control our affairs and policies. AEA Investors also controls the election of a majority of our directors, the appointment of our management and the entering into of business combinations or dispositions and other extraordinary transactions. The directors so elected have the authority, subject to the terms of the indenture governing the notes and our credit agreements, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions that would be detrimental to owners of the notes.

The interests of AEA Investors could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of AEA Investors, as equity holders, might conflict with your interests as a note holder. Affiliates of AEA Investors may also have an interest in pursuing acquisition, divestitures, financings and other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a noteholder.

A portion of our business is derived from Canada, which exposes us to foreign exchange risks.

Fluctuations between U.S. and Canadian currency values may adversely affect our results of operations and financial position.  Our AZEK Rail products are internally manufactured at production facilities located in Toronto, Canada, and we have established an extensive network of distributors and dealers throughout the United States and Canada.  Because the Canadian dollar is the functional currency for our Canadian operations, any change in the exchange rate will affect our reported expenses and net income for any period affected.  For example, for the year ended December 31, 2008, we experienced unrealized foreign currency losses of $215,000.  A decrease in the value of Canadian currency relative to the U.S. dollar could adversely affect the financial results from our Canadian operations and the value of the net assets of our Canadian operations when reported in U.S. dollars in our consolidated financial statements.  There can be no assurance that fluctuations in foreign currency exchange rates will not have a materially adverse effect on our business, financial condition or results of operations.

Our business operations could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights.

As a company that manufactures and markets branded products, we rely heavily on trademark and service mark protection to protect our brands. In particular, the value of the AZEK brand is significant to the success of our business. We generally rely on a combination of unpatented proprietary know-how and trade secrets, and to a lesser extent, patents, in order to preserve our position in the market. Because of the importance of our proprietary know-how and trade secrets, we employ various methods to protect our intellectual property, such as entering into confidentiality agreements with third parties, and controlling access to and distribution of our proprietary information.

There is no assurance that these protections are adequate to prevent competitors from copying, imitating or reverse engineering our products or from developing and marketing products that are substantially equivalent to or superior to our own. Further, we may not be able to deter current and former employees, contractors and other parties from breaching confidentiality obligations and misappropriating proprietary information. Due to the nature of our products and technology, it is difficult for us to monitor unauthorized uses of our products and technology. The steps we have taken may not prevent unauthorized use of technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation, or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our intellectual property to offer competitive products at lower prices and we may not be able to effectively compete against these companies. In addition, if any third party copies or imitates our products, including our AZEK products, in a manner that projects a lesser quality or carries a negative connotation, this could have a material adverse effect on our goodwill in the marketplace since it would damage the reputation of synthetic products generally, whether or not it violates our intellectual property rights.

In addition, we face the risk of claims that we are infringing third parties’ intellectual property rights. We believe that our intellectual property rights are sufficient to allow us to conduct our business without incurring liability to third parties. We have received, and from time to time, may receive in the future, claims from third parties by which such third parties assert infringement claims against us in connection with the manufacture and sale of our products and we can give no assurance that claims or litigation asserting infringement by us of third parties’ intellectual property rights will not be initiated in the future. Any such claim, even if it is without merit, could be expensive and time-consuming; could cause us to cease making, using or selling certain products that incorporate the disputed intellectual property; could require us to redesign our products, if feasible; could divert management time and attention; and could require us to enter into costly royalty or licensing arrangements, to the extent such arrangements are available. See “Business—Legal Proceedings.”  In the future, we may also rely on litigation to enforce our intellectual property rights and contractual rights, and, if such enforcement measures are not successful, we may not be able to protect the value of our intellectual property. Regardless of its outcome, any litigation could be protracted and costly and could have a material adverse effect on our business and results of operations.

The cost of complying with laws relating to the protection of the environment may be significant.

We are subject to extensive federal, state, municipal, local and foreign laws and regulations relating to the protection of human health and the environment, including those limiting the discharge of pollutants into the environment and those regulating the treatment, storage, disposal and remediation of, and exposure to, solid and hazardous wastes and hazardous materials. Certain environmental laws and regulations impose joint and several strict liabilities on responsible parties, including past and present owners and operators of sites, to clean up, or contribute to the cost of cleaning up sites at which hazardous wastes or materials were disposed or released.

While we believe that the future cost of compliance with environmental laws and regulations and liabilities associated with claims or known environmental conditions will not have a material adverse effect on our business, we cannot assure you that future events, such as new or more stringent environmental laws and regulations, any related damage claims, the discovery of previously unknown environmental conditions requiring response action, or more vigorous enforcement or a new interpretation of existing environmental laws and regulations would not require us to incur additional costs that would be material.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. We are continuing to evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, our financial statements may not accurately reflect our financial condition.

We have identified a material weakness in our internal control over financial reporting as of December 31, 2008, because we failed to maintain effective controls over the accounting for income taxes.  An error resulted from an ineffective review process for the provision and balance sheet presentation of deferred income taxes, related to the methodology used to establish our valuation allowance and was corrected prior to the issuance of our consolidated financial statements as of and for the year ended December 31, 2008 included elsewhere in this prospectus, and had no impact on previously reported periods.  We are in the process of actively addressing and remediating this material weakness, and we may incur costs and expenses in connection with correcting the material weakness.  The existence of any material weaknesses increases the risk to an investor of relying on our financial statements, and there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our future financial statements and periodic filings.  If we are unable to effectively remediate this material weakness and conclude that our internal control over financial reporting is effective in any future period, there could be material misstatements in our future financial statements and our business may be materially adversely affected.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Wachovia Capital Markets, LLC in market-making transactions. We will not receive any of the proceeds from such transactions.

CAPITALIZATION

The following table sets forth our cash and consolidated capitalization as of December 31, 2008.  This table should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus and “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2008
(in thousands)

Cash and cash equivalents	$22,586
Long-term debt, including current portion:
Capital lease obligation	6,993
Revolving Credit Facility(1)	5,000
Term Loan	24,177
Senior Floating Rate Notes due 2012(2)	128,083
10½% Senior Notes due 2013	150,000
Total long-term debt, including current portion	314,253
Total shareholders’ equity	146,926
Total capitalization	$461,179

(1)                                  Our senior secured revolving credit facility permits borrowings of up to $65.0 million, of which $19.2 million was available for borrowing as of December 31, 2008. See “Description of Certain Indebtedness.”

(2)                                  Represents $128.0 million aggregate principal amount of our senior floating rate notes (including $83,000 of premium) outstanding as of December 31, 2008.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical financial data presented below as of and for the year ended December 31, 2004 and for the period from January 1, 2005 to May 10, 2005 have been derived from the Predecessor’s audited consolidated financial statements. The selected historical financial data presented below as of December 31, 2005, 2006, 2007 and 2008, for the period from May 11, 2005 to December 31, 2005 and the years ended December 31, 2006, 2007 and 2008 have been derived from the Successor’s audited consolidated financial statements.  See “About this Prospectus.”  The audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and December 31, 2006 are included elsewhere in this prospectus.

You should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes included elsewhere in this prospectus.

								Predecessor
	Year	Year		Year		Period		Period		Year
	Ended	Ended		Ended		May 11, 2005 to		January 1, 2005 to		Ended
	December 31,	December 31,		December 31,		December 31,		May 10,		December 31,
(Dollars in thousands)	2008	2007		2006		2005		2005		2004
Statement of Operations
Net sales	$305,240	$313,703		$261,790		$140,672		$81,931		$171,060
Cost of sales	(235,099)	(225,436)		(193,417)		(113,076)		(58,854)		(121,121)
Gross margin	70,141	88,267		68,373		27,596		23,077		49,939
Selling general and administrative (1), (2)	(50,644)	(47,242)		(40,521)		(18,972)		(21,905)		(20,451)
Gain on sale of property	21	422		—		—		—		—
Impairment of goodwill and other intangibles	(40,000)	—		—		—		—		—
Operating income	(20,482)	41,447		27,852		8,624		1,172		29,488
Interest expense, net	(34,905)	(33,698)		(28,685)		(21,175)		(1,860)		(14,082)
Foreign currency loss	(215)	—		—		—		—		—
Miscellaneous, net	153	240		306		158		(384)		(266)
Income (loss) before income taxes	(55,449)	7,989		(527)		(12,393)		(1,072)		15,140
Income tax (expense) benefit	7,095	(3,760)		(230)		4,682		(3,060)		(5,870)
Net income (loss)	$(48,354)	$4,229		$(757)		$(7,711)		$(4,132)		$9,270
Other Data
Volume sold (000’s lbs)	209,105	231,615		186,695		110,600		69,660		147,869
Capital expenditures	$6,532	$15,098		$17,282		$17,295		$4,489		$7,299
Ratio of earnings to fixed charges (3)	— (4)	1.23	x	0.98	x(4)	0.42	x(4)	0.45	x(4)	2.06	x
Balance Sheet Data (at end of period)
Cash	$22,586	$9,608		$2,173		$14,785				$2,697
Working capital (5)	$35,500	$39,058		$35,511		$32,822				$50,360
Total assets	$538,905	$600,496		$507,796		$464,918				$200,537
Total debt (6)	$314,253	$284,933		$258,297		$216,602				$143,917
Total shareholder’s equity	$146,926	$196,494		$156,972		$157,457				$30,557

(1)                    Predecessor incurred a one-time compensation charge of approximately $12.8 million relating to the vesting of certain restricted units upon closing of the Transaction. This amount was included in selling, general and administrative expenses for the period from January 1, 2005 to May 10, 2005, and was funded by the seller, Compression Polymers Holding LLC, our Predecessor, from the purchase price of the Transaction. As such, there was no cash impact on the financial statements of the Successor related to this compensation charge.

(2)                    Adjusted for the inclusion of share-based compensation as follows:  $398 and $272 for the years ended December 31, 2007 and 2006, respectively and $102 for the period May 11, 2005 to December 31, 2005.  See notes 14 and 15 to our audited consolidated financial statements included elsewhere in this prospectus.

(3)                    For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes plus fixed charges.  Fixed charges include (1) interest expense, whether expensed or capitalized, (2) amortization of debt issuance costs and (3) the portion of operating rental expense (33%) which management believes is representative of the interest component of rent expense.  The ratio of earnings to fixed charges has not been presented for the Successor period May 11, 2005 to December 31, 2005 or the Predecessor period January

1, 2005 to May 10, 2005 because such presentation would not be meaningful as these periods are not complete annual periods.

(4)                    Due to our loss for the years ended December 31, 2008, 2006 and the periods ended May 11, 2005 to December 31, 2005 and January 1, 2005 to May 10, 2005, the coverage ratio was less than 1:1. We would have needed to generate additional earnings of $55.4 million, $0.5 million, $12.4 million and $1.1 million, respectively, to achieve a coverage ratio of 1:1.

(5)                   Working capital is defined as current assets less current liabilities.

(6)                    Includes capital lease obligations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis gives effect to the restatement discussed in Note 14 to the consolidated financial statements.  The following discussion and analysis should be read in conjunction with and is qualified in its entirety by reference to the audited consolidated financial statements and accompanying notes of CPG International Inc. included elsewhere in this prospectus. Except for historical information, the discussions in this section contain forward-looking statements that involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Future results could differ materially from those discussed below. See discussion under the caption “Cautionary Note Regarding Forward-Looking Statements.” Except where the context otherwise requires, all references to “we,” “us,” and “our” (and similar terms) herein mean CPG International Inc.

Overview

We are a leading supplier of premium, low maintenance building products designed to replace wood, metal and other materials in the residential, commercial and industrial markets. With a focus on manufacturing excellence, proprietary technologies and quality, we have introduced our products through distribution networks to sizable markets increasingly converting to low maintenance materials. We have developed a number of branded products including AZEK® Trim, AZEK Moulding, AZEK Deck, AZEK Porch, AZEK Rail, Comtec and Hiny Hiders bathroom partition systems, and EverTuff™ and TuffTec™ locker systems. We operate the following two business units:

•                  AZEK Building Products Inc., or AZEK Building Products, manufactures exterior residential building products such as AZEK Trim, AZEK Moulding, AZEK Deck, AZEK Porch and AZEK Rail for the residential and commercial building market. Additionally, AZEK Building Products produces Celtec and other non-fabricated products for the industrial market; and

•                  Scranton Products Inc., or Scranton Products, produces fabricated bathroom partition and locker systems under the Comtec, Santana, Hiny Hiders, EverTuff and TuffTec labels for the commercial market and Seaboard® and Flametec® and other non-fabricated products for special application industrial markets.

On April 29, 2006, we completed the acquisition of Santana Holdings Corporation, the direct parent of Santana Products, Inc. for a purchase price of $36.0 million (the “Santana Acquisition”). Santana is included in the Scranton Products operating segment.

On January 31, 2007, we completed the acquisition of Pro-Cell, LLC, which owned and operated Procell Decking Systems (“Procell”) for a purchase price of $77.3 million (“Procell Acquisition”). Procell is included in the AZEK Building Products operating segment. For further discussion, see “—Acquisitions” below.

On February 29, 2008, we completed the acquisition of Compos-A-Tron Manufacturing Inc. (“Composatron”) for $32.4 million (“Composatron Acquisition”). Composatron is included in the AZEK Building Products operating segment. For further discussion, see “—Acquisitions” below.

Our Business

The core of our operation has been to produce high-quality building products across all of the residential, commercial and industrial end markets we serve.  In the last decade, our expertise in manufacturing has allowed us to successfully develop value-added, branded building products such as AZEK Trim, Comtec, EverTuff, TuffTec and Celtec products, which offer accelerated volume growth and higher margins.  Our growth in excess of underlying markets has been the result of increasing penetration of the building and industrial end markets.  We believe many of our products are still in the early stages of the material conversion opportunity as customers are increasingly choosing low maintenance products as opposed to more traditional materials including wood, fiber and steel.  We have generally increased our margins through volume growth that has allowed us to self-fund investment in new technology and equipment that has enabled us to lower our manufacturing conversion costs. In addition, we have attained higher margins for our branded products through highly developed sales channels and continued product innovation.  We continually look to utilize existing products and know-how for new applications, including the development of additional branded building products.

Over the nine years since their introduction, our AZEK Building Products have gained significant market acceptance and brand loyalty as a leader within the non-wood home exterior market.  In 2008, 2007 and 2006, AZEK products have accounted for a majority of our net sales.  Through our two-step, dual distribution system, we have established an extensive network of distributors and dealers throughout the United States and Canada.  As of December 31, 2008, our distributors were selling our products to approximately 2,100 local stocking dealers who frequently request our products by brand name.  In the first quarter of each year, we conduct an “early buy” sales promotion that encourages distributors to stock AZEK products through the use of incentive discounts.  Over the course of 2007 and 2008, we have expanded AZEK Building Products through internal development of additional product offerings as well as through the Procell Acquisition in 2007 and the Composatron Acquisition in 2008.  With the introduction of AZEK Moulding and AZEK Deck in 2007 and AZEK Porch and AZEK Rail in 2008, we continued to establish ourselves as a premier provider of branded building products.  Our goal is to continue to expand our product offerings through the development of additional trim, moulding, railing and decking products, as well as through the introduction of additional product lines.

Across all of our target markets, we are focused on capitalizing on the functional advantages of our synthetic products relative to competing wood, fiber and metal products.  In this regard, we have developed the leading brand in the synthetic bathroom and locker room products market, Comtec.  Our product offerings which include Comtec, Capitol, Hiny Hiders, EverTuff and TuffTec brands, are sold to similar primary end-markets, which include schools, stadiums, prisons, retail locations and other high-traffic environments.  Through Scranton Product’s widely established distribution network, we are able to service our customers through representatives in all 50 states.  In 2008, we regained market share within the commercial building markets by actively engaging key dealers and sales representatives.  Our focus is also to continue to develop leading brands for 2009 including new locker designs as well as a line of fire rated partitions.  We believe that these additional goals will allow us to continue our market penetration into the commercial building market.

Dry petrochemical resins, primarily PVC, HDPE and PP, represented a majority of our raw material costs and cost of sales in 2008.  Throughout our 25-year history, resin prices have been subject to cyclical price fluctuations. Due to increases in natural gas and crude oil prices and demand in the broader economy in 2008, dry petrochemical resin prices have risen to higher levels than in previous years.  In the past, we have been able to partially offset the impact of significantly higher resin costs through increased sales volumes, improved productivity and selling price increases in all of our product lines.  Price increases implemented in the second and third quarters of 2008 in the AZEK Building Products residential business and the Scranton Products commercial business have offset a portion of these higher resin costs.  With respect to our basic non-fabricated products, we have been moderately successful in passing through resin cost increases to our customers.  In addition, we have developed significant scale in purchasing resin, which we believe places us in a better cost position relative to many of our competitors.

Our AZEK Building Products are sold in various building and industrial end markets.  AZEK products are sold in various stages of the home building construction market, including remodeling and renovation and new construction, thereby diversifying sales across the construction cycle.  Celtec products are sold to several industrial sectors, thereby diversifying sales across sectors sensitive to differing economic factors.  Scranton Products fabricated and non-fabricated products are sold to various non-residential construction and industrial markets further adding to our end market diversity.  In 2008, approximately 21% of our products were sold for new construction, 38% were for remodeling, and 25% were in the commercial building sector, with the remaining 16% sold to various industrial end markets.  Over 97% and 98% of our sales in 2008 and 2007, respectively, were in the United States.

We experienced economic factors that significantly impacted our growth in 2007 and 2008, and we expect these conditions to continue throughout 2009.  Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate.  The demand for our products by our customers depends, in part, on general economic conditions and business confidence levels.  The capital and credit markets are currently experiencing severe volatility and disruption.  These conditions, combined with volatile oil and natural gas prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and severe recession.  The difficult conditions in these markets and the overall economy affect our business in a number of ways.  For example, these factors combined to negatively affect our AZEK Building Products, as dealers and distributors lowered inventory levels in connection with significantly reduced activity in the residential, commercial and institutional construction and housing markets, in addition to an overall reduction in demand for our products.  Overall, we expect to see a continued challenging environment for our AZEK Building Products and our business generally.

Acquisitions

On February 11, 2008, we entered into a purchase and sale agreement to acquire 100% of the outstanding stock of Compos-A-Tron Manufacturing Inc. (“Composatron”) for $32.4 million.  Since certain financial targets were met in 2008, the purchase price increased by approximately CAD $1.0 million in cash (approximately USD $817,000 at December 31, 2008).  The acquisition closed on February 29, 2008.  Composatron is a privately held manufacturer of Premier and Trademark Railing Systems, leading composite railing solutions for the residential housing market.  Premier and Trademark were rebranded as AZEK Rail in early 2009.  The products are manufactured using a PVC / wood flour composite and a co-extruded PVC capstock. The products have the subtle texture of painted wood and are ICC code listed.  The product lines offered by

Composatron are highly complementary to our AZEK Deck products including a railing system that matches the AZEK Deck color palette.  We believe the acquisition of Composatron was ideal for the expansion of our product offerings within the building products market.  The Composatron business reports as part of our AZEK Building Products business unit.

On December 13, 2006, we entered into a unit purchase agreement to acquire all of the outstanding equity of Pro-Cell, LLC, which owns and operates Procell Decking Systems for a total purchase price of $77.3 million, which includes $12.3 million in cash plus additional equity in CPG International Holdings, our parent company, valued at approximately $5.7 million since certain financial targets were met for the year ended December 31, 2007.  The acquisition of Procell closed on January 31, 2007.  Procell was a privately held manufacturer located in Foley, Alabama, that had developed the next generation product in the synthetic decking market.  Procell leverages solid-core, cellular PVC technology combined with agra-fiber to produce a durable, long-life product with superior attributes that serve as a replacement for wood and composite products in decking applications.  Procell’s use of cellular solid-core technology is complementary to our AZEK Trimboards manufacturing process, creating a solid, load-bearing yet lightweight decking product.  We believe that the acquisition of Procell was key to our strategy of expanding AZEK Building Products to be the market leader for premium low maintenance exterior home products and that the Procell Acquisition will help us expand our product base, increase our presence throughout our distribution and dealer network and expand our portfolio of premium branded building products.  The Procell business reports as part of our AZEK Building Products business unit.

Basis of Presentation

The financial statements included elsewhere in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. Our consolidated financial statements include the accounts of CPG International Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the amounts reported in the financial statements. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowance for doubtful accounts, inventories, vendor rebates, product warranties and goodwill and intangible assets. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”).  SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Revenues are recognized at the time product is shipped to the customer and title transfers.

We accrue for sales returns, discounts and allowance for doubtful accounts based on a current evaluation of experience based on the stated collection terms.  Should actual experience differ from estimates, revisions to the reserves or allowances recorded would be required.

Allowance for Doubtful Accounts

Our allowance for doubtful accounts is based on management’s assessment of the business environment, customers’ financial condition, historical collection experience, accounts receivable aging and customer disputes. When circumstances arise or a significant event occurs that comes to the attention of management, the allowance is reviewed for adequacy and adjusted to reflect the change in the estimated amount to be received from the customer. Changes in the allowance for doubtful accounts between December 31, 2008 and December 31, 2007 reflect management’s assessment of the factors noted above, including past due accounts, disputed balances with customers, and the financial condition of customers. The allowance for doubtful accounts is decreased when uncollectible accounts receivable balances are actually written off.

Inventories

Inventories (mainly, petrochemical resin), are valued at the lower of cost or market, determined on a first-in, first-out basis (“FIFO”) and reduced for slow-moving and obsolete inventory.

Inventory obsolescence write-downs are recorded for damaged, obsolete, excess and slow-moving inventory. At the end of each quarter, management within each business segment performs a detailed review of its inventory on an item by item basis and identifies which products are believed to be obsolete or slow-moving. Management assesses the need for, and the amount of, an obsolescence write-down based on customer demand of the item, the quantity of the item on hand and the length of time the item has been in inventory.

Vendor Rebates

Certain vendor rebates and incentives are earned by us only when a specified level of annual purchases are achieved. We account for vendor rebates in accordance with Emerging Issues Task Force 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor (“EITF 02-16”). EITF 02-16 states that a rebate or refund of a specified amount of cash consideration that is payable pursuant to a binding arrangement (only if a customer completes a specified cumulative level of purchases), should be recognized on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the customer toward earning the rebate or refund, provided the amounts are probable and reasonably estimable. We record the incentives as a reduction to the cost of inventory. Upon sale of inventory, the incentive is recognized as a reduction to cost of sales. We record such incentives during interim periods based on actual results achieved on a year-to-date basis and our expectation that purchase levels will be obtained to earn the rebate.

Product Warranties

We provide a 15-year limited warranty on our Scranton Products commercial building products and a 25-year limited warranty on AZEK Trim and Moulding products, and a lifetime limited warranty on AZEK Deck and AZEK Porch products sold for residential use. The warranty period for all other uses of AZEK Deck and AZEK Porch, including commercial use, is 25 years. AZEK Canada products have a 20 year limited warranty for white railing and a 10 year limited warranty for colored railing. The Scranton Products warranty guarantees against breakage, corrosion and delamination. AZEK products are guaranteed against manufacturing defects that cause the products to rot, corrode, delaminate, or excessively swell from moisture. The AZEK Canada warranty also guarantees against rotting, cracking, peeling, blistering or structural defects from fungal decay. Warranty reserves require a high level of judgment as AZEK Trim products have only been on the market for eight years and AZEK Deck has only been on the market for four years, both of which are early in their product life cycles. Management estimates warranty reserves based in part upon historical warranty costs, which have been immaterial thus far, as a proportion of sales by product line. Management also considers various relevant factors, including its stated warranty policies and procedures as part of its evaluation of its liability. We further consider that warranty issues may surface later in the product life cycle; therefore, management continues to review these estimates on a regular basis and considers adjustment to these estimates based on actual experience compared to historical estimates. Management believes that the warranty reserves at December 31, 2008 are adequate. However, the impact resulting from the aforementioned factors could cause actual results to vary.

Goodwill and Intangible Assets

We account for costs of acquired assets in excess of fair value (“Goodwill”) in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”).  In accordance with SFAS No. 142, management reviews Goodwill and other intangibles not subject to amortization for impairment annually, or when events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is lower than its carrying value.  Testing of Goodwill to identify potential impairment and calculate the amount of impairment, if any, is performed using a two step process.  The first step, which involves estimating the fair value of each reporting unit, is performed by comparing the fair value of the reporting unit to the unit’s carrying values, including the Goodwill allocated to that reporting unit.  If the carrying value of the reporting unit exceeds its fair value, the second step of the Goodwill impairment test shall be performed to measure the amount of impairment loss, if any.  Under step two, the implied fair value of Goodwill, calculated as the difference between the fair value of the reporting unit and the fair value of the net assets of the reporting unit, is compared to the carrying value of Goodwill.  The excess of the carrying value of Goodwill over the implied fair value of Goodwill represents the amount impaired.

We evaluate Goodwill annually at December 31.  The significant estimates and assumptions used by management in assessing a reporting unit’s fair value and the recoverability of Goodwill is based on estimated discounted future cash flows of that unit.  Our approach is based on a reporting unit’s projection of operating results and cash flows that are discounted using our weighted average cost of capital.  The basis of our cash flow assumptions includes historical and forecasted revenue, operating costs, and other relevant factors including estimated cash expenditures.  Assumptions under this method included a discount rate of approximately 11%, and revenue growth rates consistent with historical trends, with consideration of current economic trends, ranging from -10% to 30%, relative to specific products lines, as well as increases in operating costs relative to the increases in revenues over five years.  We further assume a terminal growth rate after five years of approximately 4% to 5%, based upon the estimated growth of individual products and their projected growth cycles.

The estimates of future cash flows, based on projections, require management’s judgment.  Management bases its fair value estimates on assumptions it believes to be reasonable, but which are unpredictable and inherently uncertain.  In addition, management uses certain indicators to evaluate whether the carrying value of Goodwill may not be recoverable, including current-period operating cash flow declines or any significant adverse change in the business climate that could affect the value of an entity.

As of December 31, 2008, we have determined that it is more likely than not that the fair value of each of our reporting units is below their respective carrying amounts.  As of the date of this filing, we have not completed the second step of the analysis required under SFAS No. 142 due to the complexities involved in determining the fair value of the assets and liabilities of each reporting unit.  However, based on our consideration of the record declines in housing starts, as well as the continued depressed market conditions throughout the fourth quarter of 2008, we concluded that an impairment loss is probable and can be reasonably estimated.  Accordingly, we have recorded a non-cash Goodwill impairment charge of $36.0 million, representing our best estimate of the impairment charge.  Approximately $14.0 million and $22.0 million were recorded to the AZEK Building Products and Scranton Products business segments, respectively.  We expect to finalize our Goodwill impairment analysis during the first quarter of 2009.  There could be material adjustments to the Goodwill impairment charge when the Goodwill impairment analysis is complete.  Any adjustment to our preliminary estimates will be recorded in our financial statements for the quarter ending March 31, 2009.

We account for other non-amortizable intangible assets also in accordance with SFAS No. 142.  In accordance with SFAS No. 142, we consider our trademark intangible (“Trademark”) assets as indefinite-life intangible assets that do not require amortization.  Rather, these intangible assets are tested at least annually for impairment, or more frequently if events or circumstances indicate that the asset might be impaired, by comparing the fair value of the Trademark assets to their carrying amount.  If the carrying amounts of the Trademark assets were to exceed their fair value, an impairment loss would be recognized.  As of December 31, 2008, the carrying amount of the Trademark assets exceeded their fair value and a $4.0 million impairment charge was recorded to the Scranton Products business segment.  The annual evaluation of indefinite-life intangible assets requires the use of estimates about future operating revenues and an avoided royalty rate for each reporting unit in determination of the estimated fair values.  Changes in forecasted revenues could materially affect these estimates.

We account for amortizable intangible assets and long-lived tangible assets in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets (“SFAS No. 144”), using the two step method to address potential impairment.  This standard prescribes the method for asset impairment evaluation for long-lived assets and certain identifiable intangibles that are both held and used or to be disposed of.  In accordance with SFAS No. 144, we consider our customer relations, proprietary technology and non-compete agreements as intangible assets that require amortization.  We evaluate the ability to recover amortizable intangible assets whenever events or circumstances indicate that the carrying value of the asset may not be recoverable.  In the event assets are impaired, which we would determine based on undiscounted cash flows, losses would be recognized to the extent the carrying value exceeds the fair value.  Such an impairment loss would be calculated based upon the discounted future cash flows expected to result from the use of the asset, and would be recognized as a non-cash component of operating income.  We evaluate the assigned useful lives of our long-lived assets at each reporting period for continued appropriateness, in accordance with SFAS No. 142.

Share-Based Compensation

We follow the provisions of SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”), which establishes accounting for equity instruments exchanged for employee services.  Under the provisions of SFAS No. 123R, share-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant).  We expense our share-based compensation on a straight-line basis over the requisite service period for each award.

Results of Operations

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

The following table summarizes certain financial information relating to our operating results that have been derived from our consolidated financial statements:

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2008	2007
Net sales	$305,240	$313,703
Cost of sales	(235,099)	(225,436)
Gross margin	70,141	88,267
Selling, general and administrative expenses	(50,644)	(47,242)
Gain on sale of property	21	422
Impairment of goodwill and other intangibles	(40,000)	—
Operating (loss) income	(20,482)	41,447
Interest expense, net	(34,905)	(33,698)
Miscellaneous, net	153	240
Exchange rate difference	(215)	—
(Loss) income before income taxes	(55,449)	7,989
Income tax benefit (expense)	7,095	(3,760)
Net (loss) income	$(48,354)	$4,229

The following table summarizes certain information relating to the operating results as a percentage of net sales and has been derived from the financial information presented above.  We believe this presentation is useful to investors in comparing historical results.  Certain amounts in the table may not sum due to the rounding of individual components.

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2008	2007
Net sales	100.0%	100.0%
Cost of sales	(77.0)	(71.9)
Gross margin	23.0	28.1
Selling, general and administrative expenses	(16.6)	(15.1)
Gain on sale of property	—	0.1
Impairment of goodwill and other intangibles	(13.1)	—
Operating (loss) income	(6.7)	13.2
Interest expense, net	(11.4)	(10.7)
Miscellaneous, net	0.1	0.1
Exchange rate difference	(0.1)	—
(Loss) income before income taxes	(18.2)	2.5
Income tax benefit (expense)	2.3	(1.2)
Net (loss) income	(15.8)%	1.3%

Net Sales. Net sales decreased by $8.5 million, or 2.7%, to $305.2 million for the year ended December 31, 2008, from $313.7 million for the year ended December 31, 2007.  Overall, AZEK Building Products net sales decreased 4.5% from December 31, 2008 compared to December 31, 2007, and Scranton Products net sales increased 1.2% from December 31, 2008 compared to December 31, 2007.  Average selling price per pound across the Company for the year ended December 31, 2008 increased to $1.46 from $1.35 for the same period of 2007, due to higher selling prices and changes in product mix.  Overall, we sold 209.1 million pounds of product during the year ended December 31, 2008, which was a 9.7% decrease from the 231.6 million pounds sold during the year ended December 31, 2007.  Additional volume from the acquisition of Composatron and growth in our Scranton Products commercial business was more than offset by declines in our residential and industrial markets due to the continued severe slowdown of the broader economy.

Cost of Sales. Cost of sales increased by $9.7 million, or 4.3%, to $235.1 million for the year ended December 31, 2008 from $225.4 million for the same period in 2007.  The increase was primarily attributable to a 29.7% increase in average resin costs for the year ended December 31, 2008 compared to the same period in 2007, partially offset by manufacturing efficiencies.  We do expect to see some improvement in our cost position from lower average resin costs in 2009 compared to 2008, but there is no assurance that these resin prices will remain lower.

Gross Margin. Gross margin decreased by $18.2 million, or 20.5%, to $70.1 million for the year ended December 31, 2008 from $88.3 million for the same period of 2007.  Gross margin as a percent of net sales decreased to 23.0% for the year ended December 31, 2008 from 28.1% for the same period in 2007.  This decrease was mainly attributable to the increase in resin costs and lower volumes offset by manufacturing efficiencies.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $3.4 million, or 7.2%, to $50.6 million, or 16.6% of net sales for the year ended December 31, 2008 from $47.2 million, or 15.1% of net sales for the same period in 2007.  The increase in selling, general and administrative expenses was primarily attributable to a $1.1 million increase in corporate costs primarily related to public company requirements, the integration of Composatron and non-recurring recruiting costs, as well as $2.5 million related to Composatron expenses, in addition to increased selling and marketing costs at AZEK Building Products.

Gain on Sale of Property. Gain on sale of property was $0.4 million, or 0.1% of net sales for the year ended December 31, 2007.  This gain resulted from a transaction involving the sale of one of Scranton Products’ manufacturing facilities for net proceeds of $2.0 million in May 2007.

Impairment of Goodwill and Other Intangibles.  Impairment of goodwill and other intangibles was $40.0 million, or 13.1% of net sales for the year ended December 31, 2008, resulting from the write-down of goodwill and trademarks in the fourth quarter as a result of depressed market conditions.

Interest Expense, net.  Interest expense, net, increased by $1.2 million, or 3.6%, to $34.9 million for the year ended December 31, 2008 from $33.7 million for the same period in 2007.  Interest expense was higher primarily from the addition of $25.0 million of debt borrowed to finance the Composatron Acquisition on February 29, 2008, as well as borrowings in 2008 on the revolving credit facility.

Income Taxes.  Income taxes decreased by $10.9 million, or 288.7%, to a benefit of $7.1 million for the year ended December 31, 2008 from a $3.8 million expense for the same period in 2007.  Income tax expense decreased primarily due to the pretax loss, offset in part by the increase of $6.3 million in the valuation allowance recorded against certain net deferred tax assets other than deferred tax liabilities related to indefinite-lived assets (which cannot be used to support the realization of the existing deferred tax assets), and the impact of a portion of the impairment charge having no corresponding tax benefit.

Net Income. Net income decreased by $52.6 million, to a net loss of $48.4 million for the year ended December 31, 2008 from net income of $4.2 million for the comparable period in 2007 as a result of reasons described above, particularly from the higher average resin costs, as well as from decreased sales in the fourth quarter of 2008 and the impairment of goodwill and other intangibles.

Year Ended December 31, 2007 Compared with Year Ended December 31, 2006

The following table summarizes certain financial information relating to our operating results that have been derived from our consolidated financial statements:

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2007	2006
Net sales	$313,703	$261,790
Cost of sales	(225,436)	(193,417)
Gross margin	88,267	68,373
Selling, general and administrative expenses	(47,242)	(40,521)
Gain on sale of property	422	—
Operating income	41,447	27,852
Interest expense, net	(33,698)	(28,685)
Miscellaneous, net	240	306
Income (loss) before income taxes	7,989	(527)
Income tax (expense) benefit	(3,760)	(230)
Net income (loss)	$4,229	$(757)

The following table summarizes certain information relating to the operating results as a percentage of net sales and has been derived from the financial information presented above.  We believe this presentation is useful to investors in comparing historical results.  Certain amounts in the table may not sum due to the rounding of individual components.

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2007	2006
Net sales	100.0%	100.0%
Cost of sales	(71.9)	(73.9)
Gross margin	28.1	26.1
Selling, general and administrative expenses	(15.1)	(15.5)
Gain on sale of property	0.1	—
Operating income	13.2	10.6
Interest expense, net	(10.7)	(11.0)
Miscellaneous, net	0.1	0.1
Income(loss) before income taxes	2.5	(0.2)
Income tax (expense) benefit	(1.2)	(0.1)
Net income (loss)	1.3%	(0.3)%

Net Sales. Net sales increased by $51.9 million, or 19.8%, to $313.7 million for the year ended December 31, 2007, from $261.8 million for the year ended December 31, 2006 primarily due to increased volumes from the Procell Acquisition.  Overall, AZEK Building Products net sales increased 31.9% from December 31, 2007 compared to December 31, 2006, and Scranton Products net sales remained flat from December 31, 2007 compared to December 31, 2006.  Overall, we sold 231.6 million pounds of product during the year ended December 31, 2007, which was a 24.0% increase from the 186.7 million pounds sold during the year ended December 31, 2006.  Volume growth was primarily attributable to the Procell Acquisition offset by volume declines in AZEK industrial building products and Scranton Products commercial and industrial building products.

Cost of Sales. Cost of sales increased by $32.0 million, or 16.6%, to $225.4 million for the year ended December 31, 2007 from $193.4 million for the same period in 2006.  The increase was primarily attributable to increased volumes from the Procell Acquisition.  We also benefited from an 11.2% reduction in average resin costs for the year ended December 31, 2007 compared to the same period in 2006, as well as from other operating cost reductions.  Despite year over year reductions in resin costs, resin prices rose from their low point in the first half of 2007.

Gross Margin. Gross margin increased by $19.9 million, or 29.1%, to $88.3 million for the year ended December 31, 2007 from $68.4 million for the same period of 2006.  Gross margin as a percent of net sales increased to 28.1% for the year ended December 31, 2007 from 26.1% for the same period in 2006.  This increase was mainly attributable to the increase in sales volume from the Procell Acquisition and the decrease in average resin costs and operational improvements.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $6.7 million, or 16.6%, to $47.2 million, or 15.1% of net sales for the year ended December 31, 2007 from $40.5 million, or 15.5% of net sales for the same period in 2006.  The increase in selling, general and administrative expenses was primarily attributable to the Procell Acquisition, including a $1.8 million increase in amortization related to the intangibles acquired in the Procell Acquisition, a $2.5 million increase in corporate costs, which includes $1.0 million in severance costs, primarily related to the departure of our former chief executive officer, additional costs related to public company requirements, as well as increased selling and marketing costs.

Gain on Sale of Property. Gain on sale of property was $0.4 million, or 0.1% of net sales for the year ended December 31, 2007.  This transaction involved the sale of one of Scranton Products’ manufacturing facilities for net proceeds of $2.0 million in May 2007.

Interest Expense, net.  Interest expense, net, increased by $5.0 million, or 17.5%, to $33.7 million for the year ended December 31, 2007 from $28.7 million for the same period in 2006.  Interest expense was higher primarily from the addition of $33.0 million of debt related to the Procell Acquisition, which closed on January 31, 2007.

Income Taxes.  Income taxes increased by $3.5 million to $3.8 million for the year ended December 31, 2007 from a $0.2 million expense for the same period in 2006.  Income tax expense increased primarily from the increase in pretax income (determined primarily based on the pretax income of the specific subsidiaries, and the states where they are subject to income tax), as well from adjustments in the rate at which state deferred taxes are recorded.

Net Income. Net income increased by $5.0 million, to net income of $4.2 million for the year ended December 31, 2007 from a net loss of $0.8 million for the comparable period in 2006 as a result of reasons described above, particularly from the Procell Acquisition, lower average resin costs, offset by increased selling, general and administrative expenses, mainly from additional amortization on the intangible assets acquired in the Procell Acquisition, additional costs related to public company requirements and additional marketing costs related to the additional branding efforts for our decking products.

Segment Results of Operations

The following discussion provides a review of results for our two business segments: AZEK Building Products, which includes products such as AZEK and Celtec, as well as other branded highly engineered, metal and wood replacement products; and Scranton Products, which includes highly engineered fabricated products such as Comtec and Santana bathroom products and locker systems.  The components of each segment are based on similarities in product line, production processes and methods of distribution and are considered reportable segments under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information.  Corporate overhead costs, which include corporate payroll costs and corporate related professional fees, are not allocated to segments, and as such are discussed separately.

AZEK Building Products — Year Ended December 31, 2008 Compared With Year Ended December 31, 2007

The following table summarizes certain financial information relating to the AZEK Building Products segment results that have been derived from our consolidated financial statements:

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2008	2007
Net sales	$204,378	$213,991
Cost of sales	(159,902)	(151,984)
Gross margin	44,476	62,007
Selling, general and administrative expenses	(26,899)	(24,138)
Loss on sale of fixed assets	21	(21)
Impairment of goodwill	(14,000)	—
Operating income	$3,598	$37,848

Net Sales. Net sales decreased by $9.6 million, or 4.5%, to $204.4 million for the year ended December 31, 2008 from $214.0 million for the same period in 2007.  Average selling price per pound for the year ended December 31, 2008 was $1.26 as compared to $1.18 for the same period in 2007 due to the addition of AZEK Rail and price increases that were implemented during the second and third quarters of 2008 in both the industrial and residential markets.  We sold 162.1 million pounds of product during the year ended December 31, 2008, which was a 10.8% decrease from the 181.7 million pounds sold during the comparable period in 2007.  The acquisition of Composatron, which contributed a 3.8% increase in volume, was more than offset by declines in our residential and industrial markets.  Housing starts were down 45.0% year over year, and continue to have a negative impact on the residential market.  Our residential and industrial products volume has declined year over year due to the continued severe slowdown in the broader economy.

Cost of Sales. Cost of sales increased by $7.9 million, or 5.2%, to $159.9 million for the year ended December 31, 2008 from $152.0 million for the same period of 2007.  The increase was primarily attributable to a 29.7% increase in average resin costs for the year ended December 31, 2008 compared to the same period in 2007.  The increase in average resin costs was primarily offset by lower sales volumes.

Gross Margin. Gross margin decreased by $17.5 million, or 28.3%, to $44.5 million for the year ended December 31, 2008 from $62.0 million for the same period in 2007.  This decrease was primarily attributable to reduced net sales and increased resin costs.  Gross margin as a percent of net sales was 21.8% for the year ended December 31, 2008 compared to 29.0% for the same period in 2007.  The margin decline was primarily attributable to the increase in material costs and lower volumes offset by manufacturing efficiencies.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $2.8 million, or 11.4%, to $26.9 million, or 13.2% of sales for the year ended December 31, 2008 from $24.1 million, or 11.3% of net sales for the same period in 2007.  The increase in selling, general and administrative expenses was primarily due to an additional $2.5 million related to Composatron.

Impairment of Goodwill and Other Intangibles.  Impairment of goodwill was $14.0 million, or 6.9% of net sales for the year ended December 31, 2008 resulting from the write-down of goodwill in the fourth quarter.

Operating Income. Operating income decreased by $34.2 million, or 90.5%, to $3.6 million for the year ended December 31, 2008 from $37.8 million for the comparable period in 2007, primarily due to higher average resin costs and the impairment of goodwill.

AZEK Building Products — Year Ended December 31, 2007 Compared With Year Ended December 31, 2006

The following table summarizes certain financial information relating to the AZEK Building Products segment results that have been derived from our consolidated financial statements:

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2007	2006
Net sales	$213,991	$162,198
Cost of sales	(151,984)	(118,921)
Gross margin	62,007	43,277
Selling, general and administrative expenses	(24,138)	(21,035)
Loss on sale of fixed assets	(21)	—
Operating income	$37,848	$22,242

Net Sales. Net sales increased by $51.8 million, or 31.9%, to $214.0 million for the year ended December 31, 2007 from $162.2 million for the same period in 2006.  Overall, we sold 181.7 million pounds of product during the year ended December 31, 2007, which was a 34.4% increase from the 135.2 million pounds sold during the comparable period in 2006.  This volume increase was primarily attributable to the Procell Acquisition, offset by declines in our industrial business.

Cost of Sales. Cost of sales increased by $33.1 million, or 27.8%, to $152.0 million for the year ended December 31, 2007 from $118.9 million for the same period of 2006.  The increase was primarily attributable to higher sales volume from the Procell Acquisition.  We also benefited from the decrease in our average resin costs of 11.2% in the year ended December 31, 2007 compared to the same period in 2006.

Gross Margin. Gross margin increased by $18.7 million, or 43.3%, to $62.0 million for the year ended December 31, 2007 from $43.3 million for the same period in 2006.  This increase was primarily attributable to increased sales volume and favorable average resin costs.  Gross margin as a percent of net sales was 29.0% for the year ended December 31, 2007 compared to 26.7% for the same period in 2006.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $3.1 million, or 14.8%, to $24.1 million, or 11.3% of sales for the year ended December 31, 2007 from $21.0 million, or 13.0% of net sales for the same period in 2006.  The increase in selling, general and administrative expenses was primarily due to increased selling and marketing costs attributable to the expansion and introduction of additional product lines, and an increase of $1.8 million from the amortization of intangibles related to the Procell Acquisition.

Operating Income. Operating income increased by $15.6 million, or 70.2%, to $37.8 million for the year ended December 31, 2007 from $22.2 million for the comparable period in 2006 primarily due to the Procell Acquisition and lower average resin costs.

Scranton Products — Year Ended December 31, 2008 Compared With Year Ended December 31, 2007

The following table summarizes certain financial information relating to the Scranton Products segment results that have been derived from our consolidated financial statements:

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2008	2007
Net sales	$100,862	$99,712
Cost of sales	(75,197)	(73,452)
Gross margin	25,665	26,260
Selling, general and administrative expenses	(11,637)	(12,143)
Gain on sale of property	—	443
Impairment of goodwill and other intangibles	(26,000)	—
Operating income	$(11,972)	$14,560

Net Sales. Net sales increased by $1.2 million, or 1.2%, to $100.9 million for the year ended December 31, 2008 from $99.7 million for the same period in 2007.  Average selling price per pound for the year ended December 31, 2008 was $2.15 as compared to $2.00 for the same period of 2007.  The results reflect the impact of selling price increases in the commercial building products line, implemented in the second and third quarters of 2008 and change in mix to higher priced products.  Net sales were affected by higher volumes in our commercial building products line, offset by declines in volume from our industrial business line.  Overall, we sold 47.0 million pounds of product in the year ended December 31, 2008, which is a decrease of 5.9% from the 49.9 million pounds sold during the comparable period in 2007.  In the industrial market, we expect to see continued negative impact on sales volume compared due to the overall economy.

Cost of Sales. Cost of sales increased by $1.7 million, or 2.4%, to $75.2 million for the year ended December 31, 2008 from $73.5 million for the same period of 2006.  The increase was primarily attributable to the 29.7% increase in average resin costs compared to the same period in 2007.  This increase in average resin costs was primarily offset by lower sales volumes.

Gross Margin. Gross margin decreased by $0.6 million, or 2.3%, to $25.7 million for the year ended December 31, 2008 from $26.3 million for the same period in 2007.  This decrease was primarily attributable to the increased  average resin costs.  Gross margin as a percent of net sales was 25.4% for the year ended December 31, 2008 as compared to 26.3% for the year ended December 31, 2007.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $0.5 million, or 4.2%, to $11.6 million, or 11.5% of sales for the year ended December 31, 2008 from $12.1 million, or 12.2% of net sales for the same period in 2007.  The decrease in selling, general and administrative expenses was largely attributable to a one-time patent infringement charge of $0.5 million in September of 2007.

Gain on Sale of Property. Gain on sale of property was $0.4 million, or 0.4% of net sales for the year ended December 31, 2007.  This transaction involved the sale of one of Scranton Products’ manufacturing facilities for net proceeds of $2.0 million in May 2007.

Impairment of Goodwill and Other Intangibles.  Impairment of goodwill and other intangibles was $26.0 million, or 25.8% of net sales for the year ended December 31, 2008 resulting from the $22.0 million write-down of goodwill and the $4.0 million write-down of trademarks in the fourth quarter.

Operating Income. Operating income decreased by $26.6 million, or 182.2%, to a net loss of $12.0 million for the year ended December 31, 2008 from net income of $14.6 million for the comparable period in 2007 due to lower sales volumes, higher average resin costs and the impairment of goodwill.

Scranton Products — Year Ended December 31, 2007 Compared With Year Ended December 31, 2006

The following table summarizes certain financial information relating to the Scranton Products segment results that have been derived from our consolidated financial statements:

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2007	2006
Net sales	$99,712	$99,592
Cost of sales	(73,452)	(74,496)
Gross margin	26,260	25,096
Selling, general and administrative expenses	(12,143)	(11,249)
Gain on sale of property	443	—
Operating income	$14,560	$13,847

Net Sales. Net sales of $99.7 million for the year ended December 31, 2007 remained fairly level when compared to sales for the same period of 2006.  Net sales were affected by declines in our partition lines due to difficulty surrounding the integration of product lines and shared customer bases with those from the Santana Acquisition, as well as declines in our industrial business line, only partially offset by growth in our locker systems.  Overall, we sold 49.9 million pounds of product in the year ended December 31, 2007, which is a decrease of 3.1% from the 51.5 million pounds sold during the comparable period in 2006.

Cost of Sales. Cost of sales decreased by $1.0 million, or 1.4%, to $73.5 million for the year ended December 31, 2007 from $74.5 million for the same period of 2006.  The decrease was primarily attributable to the decline in volumes, an 11.2% year over year decrease in average resin costs as well as merger integration savings related to the Santana Acquisition.

Gross Margin. Gross margin increased by $1.2 million, or 4.6%, to $26.3 million for the year ended December 31, 2007 from $25.1 million for the same period in 2006.  This increase was primarily attributable to the benefit of lower average resin costs and merger integration savings related to the Santana Acquisition, partially offset by lower sales volumes.  Gross margin as a percent of net sales increased to 26.3% for the year ended December 31, 2007 from 25.2% for the same period in 2006.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $0.9 million, or 7.9%, to $12.1 million, or 12.2% of sales for the year ended December 31, 2007 from $11.2 million or 11.3% of net sales for the same period in 2006.  The increase in selling, general and administrative expenses was largely attributable to a non-recurring legal settlement of $0.5 million in June 2007.

Gain on Sale of Property. Gain on sale of property was $0.4 million, or 0.4% of net sales for the year ended December 31, 2007.  This transaction involved the sale of one of Scranton Products’ manufacturing facilities for net proceeds of $2.0 million in May 2007.

Operating Income. Operating income increased by $0.7 million, or 5.1%, to $14.6 million for the year ended December 31, 2007 from $13.8 million for the comparable period in 2006 due to lower sales volumes offset by lower average resin costs.

Corporate Costs — Year Ended December 31, 2008 compared to the Year Ended December 31, 2007.

The following table summarizes certain information relating to our corporate costs, which include corporate payroll costs, as well as corporate-related professional fees.

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2008	2007
Net sales	$—	$—
Cost of sales	—	—
Gross margin	—	—
General and administrative expenses	(12,108)	(10,961)
Operating income	$(12,108)	$(10,961)

General and Administrative Expenses. Corporate general and administrative expenses increased by $1.1 million, or 10.5%, to $12.1 million for the year ended December 31, 2008 from $11.0 million for the year ended December 31, 2007.  The increase in general and administrative expenses was primarily attributable to approximately $1.4 million of increased professional fees, such as accounting, registration fees and legal costs, to continually support our public company infrastructure and the integration of Composatron and $0.3 million of expenses related to the appointment of our chief executive officer.  These increases were partially offset by $1.0 million in severance costs incurred in 2007 attributable to the resignation of our former chief executive officer.

Corporate Costs — Year Ended December 31, 2007 compared to the Year Ended December 31, 2006.

The following table summarizes certain information relating to our corporate costs, which include corporate payroll costs, as well as corporate-related professional fees.

	Year	Year
	Ended	Ended
	December 31,	December 31,
(Dollars in thousands)	2007	2006
Net sales	$—	$—
Cost of sales	—	—
Gross margin	—	—
General and administrative expenses	(10,961)	(8,237)
Operating income	$(10,961)	$(8,237)

General and Administrative Expenses. Corporate general and administrative expenses increased by $2.8 million, or 33.1%, to $11.0 million for the year ended December 31, 2007 from $8.2 million for the year ended December 31, 2006.  The increase in general and administrative expenses was primarily attributable to a $0.7 million increase in depreciation expense primarily related to our information system upgrade completed in the third and fourth quarters of 2006, $1.0 million in severance costs, primarily attributable to the resignation of our former chief executive officer and approximately $1.0 million of increased professional fees such as Sarbanes-Oxley compliance, information technology, accounting and legal costs, to support our continued development of a public company infrastructure.

Liquidity and Capital Resources

Our primary cash needs are working capital, capital expenditures and debt service. We have historically financed these cash requirements through internally-generated cash flow and debt financings. We also have a senior secured revolving credit facility which provides additional liquidity to support our growth. In addition, we may also issue additional equity and/or debt to finance acquisitions in the future.

Net cash provided by operating activities was $36.3 million, $21.3 million and $1.9 million for the years ended December 31, 2008, 2007 and 2006, respectively. The increase in cash provided by operating activities in the year 2008 was primarily due to improvements in receivables and inventory management.  We continuously monitor our accounts receivable and inventory levels in order to maintain positive cash flow, which is most important to us during the current economic downturn.  The key indicators that we use to monitor these levels are accounts receivables turnover and inventory turnover days.  Accounts receivable days of 20 at December 31, 2008 improved from 47 at December 31, 2007 due to the additional efforts made from a collections perspective.  Our inventory turnover days were 51 at December 31, 2008 compared to 108 at December 31, 2007.  Much of the decrease in inventory days related to the timing of shipments for the AZEK winter buy program as well as from improved inventory management in 2008 compared to 2007.  The increase in cash provided by operating activities from 2007 to 2006 was primarily due to higher earnings and improved receivable collections, offset by increased levels of finished goods related to our winter buy at the end of 2007 compared to 2006.

Net cash used in investing activities was $47.9 million, $70.6 million and $52.0 million for the years ended December 31, 2008, 2007 and 2006, respectively. In 2008, cash used in investing activities of $31.2 million related to the Composatron Acquisition completed on February 29, 2008.  In addition, there was a $12.3 million earn-out payment in 2008 to the former owners of Procell, related to the contingent purchase price on the Procell Acquisition.  The remaining cash used in investing activities related to $6.3 million in capital expenditures and $1.9 million in proceeds from the sale of equipment.  In 2007, cash used in investing activities of $58.2 million related to the Procell Acquisition completed on January 31, 2007.  The remaining cash used in investing activities in 2007 related to $14.4 million in capital expenditures primarily for the capacity expansion at our Foley Alabama manufacturing facility. On May 10, 2007, we also sold one of our manufacturing facilities for approximately $2.0 million. Cash used in investing activities in 2006 was primarily attributable to $35.0 million related to the Santana Acquisition completed on April 28, 2006. The majority of the remaining cash used in investing activities in 2006 related to $17.0 million of capital expenditures for the continued development of our new facility to manufacture AZEK Trim products, as well as for a company-wide accounting software upgrade that was implemented during the quarter ended September 30, 2006. We estimate that our capital expenditures for 2009 will be $8.0 million to $13.0 million.

Net cash provided by financing activities was $24.1 million, $56.7 million and $37.4 million for the years ended December 31, 2008, 2007 and 2006, respectively. On February 29, 2008, we received proceeds of $24.3 million from borrowings under the Term Loan Agreement (defined below) in order to finance a portion of the Composatron Acquisition. We also incurred an additional $1.3 million in financing fees related to the additional 2008 funding. We also borrowed approximately $25.0 million against our revolving credit facility and paid down approximately $20.0 million during 2008.  On January 31, 2007 we received gross proceeds of $33.0 million from the issuance of additional floating rate notes as well as $34.9 million in additional capital contributions, in order to finance the Procell Acquisition. The majority of cash provided by financing activities in 2006 related to the proceeds from the $30.2 million additional financing of floating rate notes, as well as $9.5 million in proceeds from our senior secured credit facility, $5.3 million of which we incurred as part of the Santana Acquisition, with the remaining proceeds used for operating activities. We also incurred an additional $1.9 million in financing costs related to the public registration and exchange offer of our Notes.

Floating Rate Notes and Fixed Rate Notes. Our Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and 10½% Senior Notes due 2013 (the “Fixed Rate Notes,” and collectively with the Floating Rate Notes, the “Notes”) have been guaranteed by Holdings and all of our subsidiaries.  The indenture governing the Notes, which is material to our company, contains a number of covenants that, among other things, restrict our ability, and the ability of any subsidiary guarantors, subject to certain exceptions, to sell assets, incur additional debt, repay other debt, pay dividends and distributions on our capital stock or repurchase our capital stock, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations and engage in certain transactions with affiliates. For more information concerning these covenants, including with respect to our ability to incur additional debt, see “Credit Agreements” below, as well as “Description of Exchange Notes.” As of December 31, 2009, we were in compliance with all covenants contained in the indenture governing the Notes.

Credit Agreements

Prior Senior Secured Revolving Credit Facility

Our prior senior secured revolving credit facility provided availability of up to $40.0 million. However, the amount of borrowing capacity available was limited to an amount equal to the sum of (a) 85% of our accounts receivable and (b) 60% of our inventory. The borrowings under the prior senior secured revolving credit facility were available until its maturity in 2011 to fund our ongoing working capital requirements, capital expenditures and other general corporate needs. Indebtedness under the prior senior secured revolving credit facility was secured by substantially all of our present and future assets. In addition, the prior senior secured credit facility was guaranteed by Holdings and all of our domestic subsidiaries, including Scranton Products Inc. and AZEK Building Products Inc.

Our prior senior secured revolving credit facility imposed certain restrictions on us and the subsidiary guarantors, including restrictions on the ability to incur additional indebtedness or issue guarantees, grant liens, make fundamental changes in our business, corporate structure or capital structure, including, among other things, entering into mergers, acquisitions and other business combinations, make loans and investments, enter into transactions with affiliates, modify or waive material agreements in a manner that is adverse in any material respect to the lenders, or prepay or repurchase subordinated indebtedness. In addition, our prior senior secured revolving credit facility included a financial covenant that required us to maintain at all times a maximum total senior secured leverage ratio less than or equal to 1.5 to 1.0.

On February 13, 2008, we terminated our prior senior secured revolving credit facility.

Senior Secured Revolving Credit Facility

On February 13, 2008, we and our subsidiaries, including AZEK Building Products Inc. (“AZEK”), Procell Decking Inc (“Procell”) and Scranton Products Inc. (“Scranton”; AZEK and Procell on one hand and Scranton on the other hand each a “group”) entered into a new senior secured revolving credit facility with Wachovia Bank, National Association, as administrative agent, General Electric Capital Corporation, as syndication agent and the lenders from time to time party thereto (the “Revolving Credit Facility”). AZEK, Procell and Scranton are the borrowers under the Revolving Credit Facility.  On February 13, 2008, concurrently with the execution of the Revolving Credit Facility, we terminated our then outstanding senior secured revolving credit facility. On February 13, 2008, we repaid the outstanding principal amount of approximately $15.0 million under our prior facility with an approximately $15.0 million draw under the Revolving Credit Facility.

The Revolving Credit Facility provides for an aggregate maximum credit of $65.0 million; however, the borrowing capacity available to each group is limited by a borrowing base. For each group, the borrowing base is limited to a percentage of eligible accounts receivable and inventory, less reserves that may be established by the administrative agent in the exercise of its reasonable business judgment.  At December 31, 2008, we had an available borrowing base of $19.2 million.

The Revolving Credit Facility provides for interest on outstanding principal thereunder at a fluctuating rate, at our option, at (i) the base rate (prime rate) plus a spread of up to 0.5%, (ii) adjusted LIBOR plus a spread of 1.5% to 2.25% or (iii) a combination thereof.

The obligations under the Revolving Credit Facility are secured by substantially all of our present and future assets including equity interests of our domestic subsidiaries and 65% of the equity interests of our first-tier foreign subsidiaries, but excluding real property. The obligations under the Revolving Credit Facility are guaranteed by our wholly owned domestic subsidiaries and CPG International Inc.

The Revolving Credit Facility matures on the earliest of (i) February 13, 2013, (ii) the date which precedes the maturity date of the term loans under the Term Loan Agreement by three months to the extent that obligations thereunder are still outstanding, unless there is excess availability of at least $10.0 million, (iii) 6 months prior to the maturity of the Senior Floating Rate Notes to the extent that obligations thereunder are still outstanding and (iv) 6 months prior to the maturity of the Senior Fixed Rate Notes to the extent that obligations thereunder are still outstanding.

The Revolving Credit Facility contains negative covenants that, subject to certain exceptions and limitations, restrict our ability and the ability of our subsidiaries to, among other things: incur additional indebtedness or issue guarantees; grant liens; make fundamental changes in our business, corporate structure or capital structure, including, among other things, entering into mergers, acquisitions and other business combinations; make loans and investments; enter into sale and leaseback transactions; enter into transactions with affiliates; modify or waive certain material agreements in a manner that is adverse in any material respect to the lenders; or prepay or repurchase indebtedness. The covenants under the Revolving Credit Facility also include a financial covenant that requires us to maintain, when our average excess availability falls below $7.5 million, a minimum fixed charge coverage ratio (defined below) equal to at least 1.0 to 1.0, for each month until such time as our average excess availability over 90 days or 180 days (as applicable) exceeds $7.5 million.  See “—Covenant Ratios in Indenture and Credit Agreements” below.

Term Loan

On February 29, 2008, we and our subsidiaries, including AZEK, Procell and Scranton, entered into a senior secured term loan agreement, with Wachovia Bank, National Association, as administrative agent and the lenders from time to time party thereto (the “Term Loan Agreement”). We, AZEK, Procell and Scranton are the borrowers under the Term Loan Agreement.  The Term Loan Agreement provides for a term loan of $25.0 million, which was drawn in order to fund a part of the financing for the Composatron Acquisition.  The Term Loan Agreement provides for interest on outstanding principal thereunder at a fluctuating rate, at our option, at (i) the base rate (prime rate) plus a spread of 4.0% or (ii) adjusted LIBOR plus a spread of 5.0%, subject to a LIBOR floor of 3.25%, or (iii) a combination thereof.

The obligations under the Term Loan Agreement are secured by substantially all of our present and future assets, including equity interests of our domestic subsidiaries and 65% of the equity interests of our first-tier foreign subsidiaries and our real property and fixtures related thereto.  The obligations under the Term Loan Agreement are guaranteed by our wholly owned domestic subsidiaries and CPG International Inc.

The Term Loan Agreement requires mandatory prepayments of the term loans thereunder from certain debt and equity issuances, asset dispositions (subject to certain reinvestment rights), excess cash flow and extraordinary receipts.  The borrowers are required to repay the outstanding principal under the Term Loan Agreement in quarterly installments of $62,500 from March 31, 2008 through December 31, 2010, with the remaining outstanding principal balance under the Term Loan Agreement due on the maturity date, no later than February 28, 2011.

The Term Loan Agreement contains negative covenants that, subject to certain exceptions and limitations, restrict our ability and the ability of our subsidiaries to, among other things: incur additional indebtedness or issue guarantees; grant liens; make fundamental changes in our business, corporate structure or capital structure, including, among other things, entering into mergers, acquisitions and other business combinations; make loans and investments; enter into sale and leaseback transactions; enter into transactions with affiliates; modify or waive certain material agreements in a manner that is adverse in any material respect to the lenders; or prepay or repurchase subordinated indebtedness. The covenants under the Term Loan Agreement also include a financial covenant that requires us to maintain, measured quarterly, a maximum total senior secured leverage ratio less than or equal to 2.5 to 1.0.  See “—Covenant Ratios in Indenture and Credit Agreements” below.

Change in Control Provisions in Indebtedness. The occurrence of certain kinds of change of control events would constitute an event of default under our credit agreements, and would also trigger a requirement under the indenture governing the Notes to offer to repurchase all then outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all Notes have been previously called for redemption. A default under our credit agreements would result in a default under the indenture governing the Notes if the lenders accelerate the debt under our credit agreements. In addition, our failure to purchase tendered Notes would constitute an event of default under the indenture governing the Notes, which in turn, would constitute a default under our credit agreements. Moreover, our credit agreements restrict our ability to repurchase the Notes, including following a change of control event. As a result, following a change of control event, we would not be able to repurchase Notes unless we first repaid all indebtedness outstanding under our credit agreements and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the Notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding Notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all.

Covenant Ratios in Indenture and Credit Agreements. Our Term Loan Agreement includes a financial covenant that requires us to maintain, measured quarterly, a maximum total senior secured leverage ratio less than or equal to 2.5 to 1.0 (referred to in the Term Loan Agreement as the “Senior Secured Leverage Ratio”). The Senior Secured Leverage Ratio, for the twelve-month period ending on the last day of any fiscal quarter, is defined in the Term Loan Agreement as the ratio of (a) senior secured indebtedness (defined as our Term Loan, Revolving Credit Facility, letter of credit and capital leases) on the last day of such period to (b) “Consolidated EBITDA,” or earnings before interest, taxes, depreciation and amortization for such twelve-month period, which we refer to herein as “Adjusted EBITDA,” in each case calculated on a pro forma basis as provided below.  Non-compliance with this financial covenant will result in an event of default under our Term Loan Agreement and, under certain circumstances, a requirement to immediately repay all amounts outstanding under the Term Loan Agreement and will trigger a cross-default under our Revolving Credit Facility and the indenture governing the Notes and could trigger a cross-default under other indebtedness we may incur in the future.

In addition, the indenture governing the Notes includes a material covenant limiting the amount of indebtedness that we and our subsidiaries may incur. Under the indenture, we and the subsidiary guarantors are permitted to incur indebtedness only if the ratio of Adjusted EBITDA (referred to in the indenture as “Consolidated EBITDA”) for the four most recent full fiscal quarters to certain fixed charges for such period, calculated on a pro forma basis is greater than 2.0 to 1.0 (referred to in the indenture as the “Consolidated Fixed Charge Coverage Ratio”) or, if the ratio is less, only if the indebtedness falls into specified debt baskets, including, for example, a credit agreement debt basket, an existing debt basket, a capital lease and purchase money debt basket, an intercompany debt basket, a permitted guarantee debt basket, a hedging debt basket, a letter of credit basket, an acquired debt basket and a general debt basket. The acquired debt basket permits us or any of our restricted subsidiaries to incur debt to finance an acquisition so long as the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than immediately prior to such acquisition. We utilized this debt basket to finance the Santana Acquisition and the Procell Acquisition. Non-compliance with this covenant could result in an event of default under the indenture and, under certain circumstances, a requirement to immediately repay all amounts outstanding under the Notes and could trigger a cross-default under our credit agreements or other indebtedness we may incur in the future.

Our Revolving Credit Facility includes a financial covenant that requires us to maintain, when our average excess availability falls below $7.5 million, a minimum fixed charge coverage ratio (generally defined as the ratio of (a) amount of (i) our Adjusted EBITDA for the 12-month period ended prior to the relevant month end, less (ii) capital expenditures made during such period, and less (iii) cash taxes paid during such period, and less (iv) cash dividend and equity redemption payments to (b) the sum of all cash interest expense and certain regularly scheduled prepayments of debt made during such period) equal to at least 1.0 to 1.0, for each month until such time as our average excess availability over 90 days or 180 days (as applicable) exceeds $7.5 million.

Adjusted EBITDA is calculated similarly under our Term Loan Agreement, our Revolving Credit Facility and the indenture governing the Notes by adding consolidated net income, income taxes, interest expense, depreciation and amortization and other non-cash expenses, income or loss attributable to discontinued operations and amounts payable pursuant to the management agreement with AEA Investors. In addition, consolidated net income is adjusted to exclude, among other items: after-tax gains or losses from asset sales; unrealized gains or losses arising from hedging agreements or derivative instruments; any after-tax extraordinary or nonrecurring gains or losses and any unusual or nonrecurring charges (including severance, relocation costs and one-time compensation charges or restructuring charges or reserves related to the closure of facilities), including any expenses, gains or losses incurred in connection with any issuance of debt or equity; any non-cash compensation charges arising from the grant or issuance of equity instruments; fees, costs and expenses in connection with any acquisition, including, without limitation, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses directly relating thereto and write-offs of any debt issuance costs relating to indebtedness being retired or repaid in connection with such acquisition, as well as bonus payments paid to employees in connection with such acquisition; any amortization of premiums, fees, or expenses incurred in connection with any acquisition, or any non-cash write-ups and non-cash charges relating to inventory, fixed assets, intangibles or goodwill, as permitted by Accounting Principles Board Opinions Nos. 16 and 17, respectively; any non-cash impact attributable to the application of purchase method of accounting in accordance with generally accepted accounting principles (“GAAP”); the cumulative effect of a change in accounting principles; and any impairment charge or asset write-off pursuant to SFAS No. 142 and No. 144 and the amortization of intangibles arising pursuant to SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141R”).

In calculating the ratios, our Adjusted EBITDA, senior secured indebtedness and fixed charges, as the case may be, are each computed by giving pro forma effect to, among other items, acquisitions and dispositions that occurred during the last twelve month period for which financial statements have been provided as specified in our relevant debt instruments or later, including certain cost savings and synergies, if any, reasonably expected to be obtained in the succeeding six months. Accordingly, the ratios presented below give pro forma effect to the Composatron Acquisition which closed on February 29, 2008.

The following table sets forth the Senior Secured Leverage Ratio pursuant to our Term Loan Agreement, as well as the amount of senior secured indebtedness and Adjusted EBITDA, on a pro forma basis as defined by our Term Loan Agreement:

(Dollars in thousands)	Covenant Amount	Year Ended December 31, 2008
Senior Secured Leverage Ratio	Maximum of 2.5x	0.78	x
Senior secured indebtedness		$37,600
Adjusted EBITDA		$48,075

The following table sets forth the Consolidated Fixed Charge Coverage Ratio, as well as the amount of fixed charges and Adjusted EBITDA, on a pro forma basis as defined in the indenture:

(Dollars in thousands)	Year Ended December 31, 2008
Consolidated Fixed Charge Coverage Ratio	1.44	x
Adjusted EBITDA(1)	$48,075
Fixed charges(1)	$33,334

(1)                                The Consolidated Fixed Charge Coverage Ratio is calculated under the indenture by dividing Adjusted EBITDA (which includes fixed charges) by fixed charges. In accordance with the indenture, fixed charges, calculated on a pro forma basis after giving effect to the Composatron Acquisition, include consolidated interest expense, net, of $35.4 million and excludes the amortization of $2.1 million of deferred financing costs. The variable portion of interest expense was calculated using a LIBOR rate of 4.65%.

The following table provides the calculation of Adjusted EBITDA, pursuant to the covenants described above in our credit agreements and indenture, for the year ended December 31, 2008, on a pro forma basis as defined by our Term Loan Agreement:

Year Ended
December 31,
2008
Net loss (a)	$(48,354)
Interest expense, net (a)	34,905
Income tax benefit	(7,095)
Depreciation and amortization	21,491
EBITDA	947
Impairment of goodwill and other intangibles(b)	40,000
SFAS No. 141R inventory adjustment (c)	1,505
Relocation and hiring costs	802
Settlement charges (d)	26
Severance costs (e)	171
Management fee (f)	1,855
Registration expense related to Notes (g)	309
Non-cash compensation charge (h)	118
Procell non-recurring charges (i)	606
Adjusted EBITDA	46,339
Pro forma adjustments (j)	1,736
Adjusted EBITDA with pro forma adjustments	$48,075

(a)               Net loss and interest expense each includes the amortization of approximately $2.1 million of deferred financing costs classified as interest expense for the year ended December 31, 2008.

(b)              Represents the write-down of our goodwill and trademarks.

(c)               Represents a non-cash fair value adjustment to increase inventory to its estimated selling price at February 29, 2008.  This increase was then recognized as an increase to cost of sales during the period from March 1, 2008 to December 31, 2008 as the related inventory was sold.

(d)              Represents the $26,000 settlement expense related to the closing costs of the sale of the Winfield Avenue facility for the year ended December 31, 2008.

(e)               Represents severance costs attributable to individuals whose positions had not been replaced.

(f)                 Represents the elimination of the AEA Investors management fee and expenses that were charged during the period presented.

(g)              Represents charges related to our registration statement for the Notes.

(h)              See Notes 14 and 15 to our consolidated financial statements.

(i)                  Represents charges related to integration costs from the Composatron Acquisition, which we acquired on February 29, 2008.

(j)                  Represents the pro forma effect from Composatron as if the Composatron Acquisition took place on January 1, 2008 as defined by our credit agreements.

While the determination of appropriate adjustments in the calculation of Adjusted EBITDA is subject to interpretation under our relevant debt agreements, management believes the adjustments described above are in accordance with the covenants thereunder, as discussed above. Adjusted EBITDA should not be considered in isolation or construed as an alternative to our net income or other measures as determined in accordance with GAAP and should be utilized in understanding our ability to comply with our debt instruments. Adjusted EBITDA should be used to analyze our ability to comply with our covenants. In addition, other companies in our industry or across different industries may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Long-term Liquidity. At  December 31, 2008, we had the availability of approximately $19,164,000 under our Revolving Credit Facility. We anticipate that the funds generated by our operations, as well as funds available under our Revolving Credit Facility, will be sufficient to meet working capital requirements and to finance capital expenditures over the next several years. There can be no assurance, however, that our business will generate sufficient cash flow from operations, that anticipated net sales growth and operating improvements will be realized or that future borrowings will be available under our Revolving Credit Facility in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs. Our ability to meet our debt service obligations and other capital requirements, including capital expenditures and acquisitions, will depend upon our future performance and our ability to stay in compliance with our financial covenants, which, in turn, will be subject to general economic, financial, business, competitive, legislative, regulatory and other conditions, many of which are beyond our control. We may also need to obtain additional funds to finance acquisitions, which may be in the form of additional debt or equity.  Some other risks that could materially adversely affect our ability to meet our debt service obligations include, but are not limited to, risks related to increases in the cost and lack of availability of resin and our ability to pass through costs or price increases to cover such costs on a timely basis, our ability to protect our intellectual property, rising interest rates, a decline in gross domestic product levels, weakening of the residential, commercial and institutional construction markets, the loss of key personnel, our ability to continue to invest in equipment, and a decline in relations with our key distributors and dealers. The capital and equity markets are currently experiencing severe volatility and disruption.  Although we believe we have sufficient liquidity under our Revolving Credit Facility, as discussed above, under extreme market conditions there can be no assurance that such funds would be available or sufficient, and in such a case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Contractual Obligations

The following table summarizes our contractual cash obligations as of December 31, 2008. This table does not include information on our recurring purchases of materials for use in production, as our raw materials purchase contracts do not require fixed or minimum quantities. This table also excludes payments relating to income tax due to the fact that, at this time, we cannot determine either the timing or the amounts of payments for all periods beyond December 31, 2008 for certain of these liabilities.

(Dollars in thousands)	Total	Due in Less than 1 Year	Due in 1-3 Years	Due in 3-5 Years	Due After 5 Years
Notes	$278,000	$—	$—	$278,000	$—
Interest on Notes	114,653	28,328	78,450	7,875	—
Term Loan	24,750	250	24,500	—	—
Interest on Term Loan	3,533	1,775	1,758	—	—
Revolving Credit Facility	5,000	5,000	—	—	—
Interest on Revolving Credit Facility	175	175	—	—	—
Composatron earnout (a)	817	817	—	—	—
Capital lease obligations	14,873	2,775	4,355	1,509	6,234
Operating lease obligations	8,609	1,988	3,360	1,743	1,518
Total (b)(c)	$450,410	$41,108	$112,423	$289,127	$7,752

(a)         Since certain financial targets were met in 2008, the purchase price for the Composatron Acquisition increased by USD $817,000 at December 31, 2008.

(b)        The interest rates used in the calculation of our interest payments were 10.5% related to our Fixed Notes, 9.9% related to our Floating Rate Notes, 7.2% related to our Term Loan and 3.5% related to our Revolving Credit Facility.

(c)         As of April 13, 2009, our Revolving Credit Facility had a balance of $5.0 million outstanding and a letter of credit of $1.4 million held against it.

Off-Balance Sheet Arrangements

None.

Seasonality

Our sales have historically been moderately seasonal and have been strongest in the first and third quarters of the calendar year.  We typically experience increased sales of AZEK products in the first quarter of the year as a result of our “early buy” sales program, which encourages dealers to stock AZEK products through the use of incentive discounts.  We have generally experienced decreased sales in the fourth quarter due to adverse weather conditions in certain markets during the winter season.  In addition, we have experienced increased sales of our bathroom partition products during the summer months during which schools are typically closed and therefore are more likely to undergo remodeling activities.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurement (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities, and certain non-financial assets and liabilities beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of this standard did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. With the adoption of SFAS No. 159, we did not elect to apply provisions of this standard to our financial assets and liabilities.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which establishes principles over the method entities use to recognize and measure assets acquired and liabilities assumed in a business combination and enhances disclosures on business combinations. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this standard did not have a material impact on our consolidated financial statements.

In April 2008, the FASB issued Staff Position SFP FAS 142-3, Determination of the Useful Life of Intangible Assets (“SFP FAS 142-3”), effective for fiscal years beginning after December 15, 2008.  SFP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142.  The adoption of this staff position is not expected to have a material effect on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We are subject to interest rate market risk in connection with our long-term debt. Our principal interest rate exposure relates to the Floating Rate Notes, the Term Loan and any outstanding amounts under our Revolving Credit Facility. In addition, the market value of the Fixed Rate Notes will fluctuate with interest rates.

Our outstanding Floating Rate Notes bear interest at variable rates based on LIBOR. Each quarter point increase or decrease in the interest rate would change our interest expense by approximately $0.3 million per year. Our Revolving Credit Facility provides for borrowings of up to $65.0 million, which also bear interest at variable rates. Assuming the Revolving Credit Facility is fully drawn, each quarter point increase or decrease in the applicable interest rate would change our interest expense by approximately $0.2 million per year. In the future, we may enter into interest rate swaps, involving the exchange of floating for fixed rate interest payments, to reduce interest rate volatility.  Our Term Loan bears interest at a fluctuating rate, and each quarter point increase or decrease in the interest rate would change our interest expense by approximately $0.1 million per year.

Inflation

Our cost of sales is subject to inflationary pressures and price fluctuations of the raw materials we use, particularly, the cost of petrochemical resin. Historically, we have generally been able over time to recover the effects of inflation and price fluctuations through sales price increases and production efficiencies associated with technological enhancements and volume growth; however, we cannot reasonably estimate our ability to successfully recover any price increases.

Raw Material; Commodity Price Risk

We rely upon the supply of certain raw materials and commodities in our production processes; however, we do not typically enter into fixed price contracts with our suppliers. The primary raw materials we use in the manufacturing of our products are various dry petrochemical resins, primarily PVC, HDPE and PP, which represented more than half of our cost of goods sold for the years ended December 31, 2008, 2007 and 2006. The exposures associated with these costs are primarily managed through terms of the sales and by maintaining relationships with multiple vendors. Prices are negotiated on a continuous basis, and we do not typically buy forward beyond six months and we have not entered into hedges with respect to our raw material costs.

Dry petrochemical resin prices may continue to fluctuate as a result of changes in natural gas and crude oil prices, other precursor raw materials for the products and underlying demand for these products. The instability in the world market for petroleum and the North American natural gas markets could materially adversely affect the prices and general availability of raw materials. Over the past several years we have at times experienced rapidly increasing resin prices primarily due to the increased cost of oil and natural gas. Due to the uncertainty of oil and natural gas prices, we cannot reasonably estimate our ability to successfully recover any cost increases. Even if we are able to pass these cost increases on to our customers, we may not be able to do so on a timely basis, our gross margins could decline and we may not be able to implement other price increases for our products. To the extent that increases in the cost of resins cannot be passed on to our customers, or the duration of time lags associated with a pass through becomes significant, such increases may have a material adverse effect on our profitability and financial condition. Moreover, we do not reprice any existing orders. Also, increases in resin prices could negatively impact our competitive position as compared to wood and metal products that are not affected by changes in resin prices.

Our raw material supplies are subject to not only price fluctuations but also other market disturbances including supply shortages and natural disasters. In the event of an industry-wide general shortage of resins, or a shortage or discontinuation of certain types of resins purchased from one or more of our suppliers, we may not be able to arrange for alternative sources of resin. In the past, we have been able to maintain necessary raw material supplies, but any such shortages may materially negatively impact our production process as well as our competitive position versus companies that are able to better or more cheaply source resin.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about (a) the terms of the Transaction, the Santana Acquisition, the Procell Acquisition and the Composatron Acquisition; (b) the markets in which we operate, including growth of our various markets and growth in the use of synthetic products; and (c) our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” are forward-looking statements. As described under “About this Prospectus,” the forward-looking statements contained herein regarding market share, market sizes and changes in markets are subject to various estimations, uncertainties and risks.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•

general economic or business conditions, either nationally, regionally or in the individual markets in which we conduct business may deteriorate and have an adverse impact on our business strategy, including without limitation, factors relating to interest rates, gross domestic product levels and activity in the residential, commercial and institutional construction market;

•	volatility in the financial markets;

•	risks associated with our substantial indebtedness and debt service;

•	risks of increasing competition in our existing and future markets, including competition from new products introduced by competitors;

•	risk that projections of increased market size do not materialize as expected;

•	increases in prices and lack of availability of resin and other raw materials and our ability to pass any increased costs on to our customers in a timely manner;

•	risks related to our dependence on the performance of our AZEK products;

•	changes in governmental laws and regulations, including environmental law, and regulations;

•	continued increased acceptance of synthetic products as an alternative to wood and metal products;

•	risks related to acquisitions we may pursue;

•	our ability to retain management;

•	our ability to meet future capital requirements and fund our liquidity needs;

•	our ability to protect our intellectual property rights;

•	risks related to our relations with our key distributors;

•	downgrades in our credit ratings; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

BUSINESS

Company Overview

We are a leading supplier of premium, low maintenance building products designed to replace wood, metal and other materials in the residential, commercial and industrial markets.  With a focus on manufacturing excellence, proprietary technologies and quality, we have introduced our products through distribution networks to sizable markets increasingly converting to low maintenance materials.  We have developed and acquired a number of branded products including AZEK® Trim, AZEK Moulding, AZEK Deck, AZEK Porch, AZEK Rail, Comtec and Hiny Hiders bathroom partition systems, and EverTuff™ and TuffTec™ locker systems.  We operate the following two business units:

•                     AZEK Building Products Inc., or AZEK Building Products, manufactures exterior residential building products such as AZEK Trim, AZEK Moulding, AZEK Deck, AZEK Porch and AZEK Rail for the residential and commercial building market.  Additionally AZEK Building Products produces Celtec and other non-fabricated products for the industrial market; and

•                     Scranton Products Inc., or Scranton Products, produces fabricated bathroom partition and locker systems under the Comtec, Santana, Hiny Hiders, EverTuff and TuffTec labels for the commercial market and Seaboard® and Flametec® and other non-fabricated products for special application industrial markets.

For financial information regarding our segments, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as Note 2 to our consolidated financial statements included elsewhere in this prospectus.

AZEK Building Products

Our AZEK Building Products business unit, representing approximately 67%, 68% and 62% of our net sales for the years ended December 31, 2008, 2007 and 2006, respectively, manufactures product for the residential markets under the AZEK brand and product for the industrial markets under several brands including Celtec. Through our AZEK Trim and AZEK Moulding product lines, we offer a variety of products for exterior housing applications such as trim, fascia, soffit, cornerboards, millwork, mouldings and window and door casements.  With AZEK Deck and AZEK Porch, we supply deck boards and porch boards for residential housing.  Through our AZEK Rail product line, we offer a variety of exterior railing systems that complement our decking and porch products.  AZEK products are similar to finished wood aesthetically, but require less upkeep for protection.  In addition, AZEK products provide many functional advantages as they do not warp or rot, are impervious to water and insect infestation and do not require paints or stains for protection.  However in the case of AZEK Trim, it can be painted to achieve a custom color and will hold paint longer in applications where the product is painted.  AZEK Trim, AZEK Deck and AZEK Rail are listed with the International Code Council (ICC).  Serving the industrial markets, Celtec and other branded products are substitutes for wood and metal in a variety of applications, including industrial tank linings, marine products, fire retardant products and commercial signage.  All of our AZEK products are manufactured from comparable raw material ingredients, including polyvinyl chloride, or PVC, and are manufactured internally through similar processes, providing significant cost benefits through vertical integration.

On February 29, 2008, we completed the acquisition of Compos-A-Tron Manufacturing Inc., referred to herein as the Composatron Acquisition.  Compos-A-Tron Manufacturing Inc. was a privately held Canadian manufacturer of Premier and Trademark Railing Systems, leading composite railing solutions for the residential housing market.  Premier and Trademark were rebranded as AZEK Rail in early 2009.  AZEK railing systems are manufactured using a PVC / wood flour composite and a co-extruded PVC capstock.  The products have the subtle texture of painted wood and are ICC code listed.  The product line is highly complementary to the Company’s AZEK Deck products, including a railing system that matches the AZEK Deck color palette.

We sell our AZEK products through an expanding nationwide network of specialty building product distributors with over 75 locations who then sell to approximately 2,100 dealers including lumber yards, contractors, installers and more recently big box retailers.  In addition, we sell Celtec and other similarly manufactured products through a similar national distribution network.  Due to our product quality, market leadership and national sales and distribution network, AZEK has developed significant brand awareness within the residential home exteriors market, making it the product of choice for consumers of low maintenance home exterior products.

Scranton Products

Our Scranton Products business unit, representing approximately 33%, 32% and 38% of our net sales for the years ended December 31, 2008, 2007 and 2006, respectively, fabricates our Comtec and Santana synthetic bathroom partition and locker systems, and manufactures non-fabricated products, such as Seaboard and Flametec, that are utilized in various applications including semiconductors and marine construction, food preparation, playground equipment and other diverse applications.  We have been able to successfully differentiate our product offering from our competitors through the introduction of proprietary products that are flame retardant, ultraviolet stable and highly resistant to abrasion or chemical corrosion.  In addition, we believe we are the largest vertically integrated supplier of synthetic bathroom partition and locker systems, which we sell to schools, universities, parks, recreational facilities, stadium arenas, industrial plants, as well as various retail and commercial facilities.  Our bathroom partition and locker alternatives, sold under our leading brands of Comtec, Capitol, EverTuff, Hiny Hiders and TuffTec, are impervious to rust, dents, and scratches; are longer lived; graffiti resistant; easily cleaned; and require minimal maintenance once installed, unlike competing metal products.  All of our products within this business unit are derived from comparable raw material ingredients, including either high density polyethylene, or HDPE, or polypropylene, or PP, and are manufactured internally through similar processes.  This provides us with cost benefits compared to competitors who do not have our vertically integrated manufacturing capacity and therefore may have a less competitive cost position.  We sell our bathroom partition and locker systems through both a direct and indirect sales force which covers over 1,200 local dealers across the United States, Canada and Latin America.

Our Competitive Strengths

We believe that our key competitive strengths are:

Leading Market Positions with Recognized Branded Leadership.

•                  AZEK Building Products. In a 2008 Brand Use survey conducted by Builder Magazine, AZEK Trim was named the #1 brand, in the category of Exterior Decorative Mouldings/Trim/Columns, and was voted #1 in: (i) brand familiarity, (ii) brand most used, (iii) brand most used in the past two years, and (iv) quality.

•                  Scranton Products. We believe we are the leading manufacturer of highly engineered synthetic bathroom and locker room products with our Comtec, Capitol, Hiny Hiders and EverTuff brands.  With the support of our manufacturing and distribution capabilities, we believe we have established TuffTec as the market leading brand in the synthetic locker market.  Each of these brands is well established and architects frequently specify our fabricated products by name.  In addition, we have successfully branded many of our non-fabricated products, such as Seaboard and Flametec.

Extensive and Growing Distribution Network. Our products are distributed through an extensive network consisting of manufacturers’ representatives, distributors and dealers.  We utilize a two-step distribution system through which our AZEK Building Products are first sold to specialty wholesale distributors, who in turn sell them to dealers, such as lumber yards or retail outlets.  AZEK distributors are parties to distribution agreements which contain among other items, a clause that prohibits the distributor from carrying other brands of cellular PVC building products which may compete with the AZEK brand.  Our internal AZEK sales force consists of seasoned marketing professionals, most of whom have been chosen for their experience in promoting other branded building products through two-step distribution channels.  We choose distributors based on their ability to market and promote AZEK through their internal sales force and other industry contacts.  Currently, our AZEK distributor network services dealers across the United States and Canada through over 75 locations.  We have increased our AZEK dealer base from 150 dealers in 2001 to approximately 2,100 local stocking dealers as of December 31, 2008.  No single dealer location accounts for more than 2% of AZEK sales. AZEK is the exclusive cellular PVC trim product carried by the vast majority of our dealers.  In addition, we believe we are the largest vertically integrated supplier of synthetic bathroom partition and locker systems through our Scranton Products business unit, and we sell our bathroom partition and locker systems through both a direct and indirect sales force which covers over 1,200 local dealers across the United States, Canada and Latin America.

Low-Cost Manufacturer. Through over 25 years of developing highly engineered fabricated products based on our manufacturing and fabrication expertise, we have positioned our company as a low-cost vertically integrated manufacturer.  Our competitive advantages include the proprietary resin blends and equipment customization techniques we have developed over many years.  We believe our manufacturing expertise also allows us to obtain a much higher throughput, and consequently lower unit production costs, from our manufacturing process than most of our competitors.  In addition, we have significant scale in purchasing resin that places us in a better cost position relative to many of our competitors.  The combination of our market-leading size, vertically integrated business model and the cost savings associated with our high throughput operations provides us with significant cost and competitive advantages.

Experienced and Incentivized Management Team. We are led by an experienced and committed senior management team that has successfully guided us through historically high resin prices in 2005 and 2006, as well as a difficult economic environment severely impacting the housing market in 2007 and 2008. Members of our management team hold approximately 8% of total equity in CPG International Holdings, LP, our indirect parent company.

Business Strategy

The key elements of our business strategy are:

Drive Our Product Mix Toward High Value-Added End Use Building Products. We are focused on creating the leading brands of innovative building products targeted at the residential and commercial building product markets.  We believe that targeting our product offering on the final end user adds substantial value to our business because it allows us to take advantage of our brands, well developed sales networks and our position as a fully integrated, low cost manufacturer of the products we sell.

•                  AZEK Building Products. Within AZEK Building Products, we are creating the premium brand of exterior, low maintenance, residential building products for a wide range of home exterior applications. We began this with the introduction of AZEK Trim eight years ago and have continued to expand the product offering through new product development.  AZEK has expanded from trimboards, to mouldings, decking and most recently railing.  We are committed to continue to grow the AZEK Building Products offering of home exterior products over time and we believe the scale achieved in raw materials, manufacturing and the sales channel by these product introductions will increase sales and profitability over time.

•                  Scranton Products. Within Scranton Products, we are focused on expanding our bathroom and locker systems business marketed through our Comtec, Capitol and Santana brands.  Our low maintenance, long life product offering focused on the commercial building market represents another opportunity to grow our end use building product offering in a differentiated market.  We benefit from being able to take advantage of our brands, well developed sales networks and our position as a fully integrated, low cost manufacturer of the products we sell.  We plan to continue to leverage these strengths by growing our product offering and expanding into new markets with the goal of increasing sales and profitability over time.

Investment in and expansion of our residential home exteriors business through AZEK Building Products and our bathroom partition and locker room business within Scranton Products is the key element in our ability to continue to grow our business profitably over time.

Continue to Develop Brands and Innovative Products. We continuously seek opportunities to leverage our core capabilities with premium, low-maintenance branded building products to expand into adjacent end markets. Our value-added branded products, such as AZEK and TuffTec, now account for more than 83% of our net sales for the year ended December 31, 2008.  We have also acquired families of branded products such as AZEK Deck, AZEK Rail, Hiny Hiders and Capitol to supplement internal growth.  We believe that branded, end use products offer more stability in terms of pricing in the market and generate higher gross margins.  In order to build upon our brand identity to further differentiate ourselves from our competitors and grow our leading market share in our markets, we seek to introduce new products, acquire well positioned products and enhance our existing offerings through research and development activities.  Examples of our branded products include AZEK Moulding to complement AZEK Trim and AZEK Porch, an extension of AZEK Deck, as well as the addition of AZEK Rail.  New product development and enhancements also include our introduction of a new color palette and unique product extensions such as granite, marble, speckled and slip-resistant surfaces with respect to our bathroom partition systems.  In addition, we endeavor to utilize existing products and know-how for new applications.  For example, the development of our synthetic locker systems was an extension of our partition systems and demonstrates our innovative product development strategy.

Capitalize on Material Conversion Opportunity. Across all of our target markets, we are focused on capitalizing on the economic and functional advantages of our products relative to competing wood and metal products.  While our AZEK and Comtec products’ initial price points can be more expensive than traditional wood, fiber or metal products on an installed cost basis, they offer customers a very attractive lifetime value relative to competing wood and metal products, driven by minimal maintenance requirements, simpler installation and longer product life.  Benefits of our highly-engineered synthetic products include lower life cycle cost; ease of fabrication; low moisture absorption; superior corrosion resistance, even compared to stainless steel; high strength-to-weight ratios; low maintenance; and improved cosmetic characteristics.  We have been leading this conversion in our target markets, such as synthetic trim, bathroom products, lockers and a diverse array of other markets, including marine, signage, semiconductor, industrial and recreational markets.  We intend to seek additional growth in our net sales and profitability from material conversion given our products’ excellent relative aesthetics, performance characteristics and lower lifetime costs as compared to traditional wood and metal products.

Continue to Build Market Share of Our Branded Products. We have successfully created meaningful brand recognition and customer loyalty with respect to our brands such as AZEK, Comtec, Capitol, EverTuff, TuffTec, Hiny Hiders, and Celtec, and are focused on further expanding our sales of these and other branded products.  We believe our branded products are market leaders in their respective market segments.  We have invested heavily in a national advertising and marketing campaign focused on architects, contractors and installers to accelerate the conversion from wood to synthetic home exterior products and to promote the AZEK brand.  We believe sales of AZEK Trim should outpace underlying market growth, as the exterior trim markets are still in the early stage of material conversion process.  Sales of AZEK Deck and AZEK Rail should continue to outpace underlying market growth, as these conversion processes are also in the early stages.  In our synthetic bathroom and locker systems business, we seek to increase sales to national accounts and continue to increase our market share at the expense of metal competitors and other synthetic fabricators that are not vertically integrated and have a higher manufacturing cost position.  We are focused on maintaining our market leading positions while simultaneously seeking additional growth from material conversion through further education of architects, builders, distributors, dealers and other consumers regarding the respective advantages of our products over competing wood, fiber and metal products.

Leverage Our Manufacturing Excellence. With over 25 years of experience in developing highly engineered synthetic products, we have gained significant internal manufacturing expertise and technical knowledge, and are focused on remaining a leader in plastic extrusion and fabrication.  Our products are manufactured using internally developed resin mixes that are the product of years of research, development and experience in field application.  We spent over 10 years developing AZEK Trim and, as a result, we believe that AZEK’s highly engineered manufacturing technology would be difficult to replicate.  We perform significant customization on each machine following manufacturer installation.  We maintain a dedicated on-site laboratory with fully functioning mixing, heating, and extrusion capabilities, and we use this facility to continue our product innovation and experiment with new additives and processes.  To ensure our ongoing product quality and manufacturing leadership, we are committed to our continuous process improvement and employee empowerment model based upon LEAN manufacturing principles.  We are also focused on improving our leading manufacturing technology to increase capacity and productivity, which would in turn lead to increased volume and profitability.

Our Products

AZEK Building Products

Residential Building Products. As the market leader in premium exterior branded building products, we offer a variety of products under the AZEK brand for numerous residential exterior applications which include:

•                  AZEK Trim:  AZEK Trim was the first, and to our knowledge, the only non-wood trim product to be listed with the ICC.  Our free foam cellular PVC technology produces a product that has unparalleled uniformity, durability, workability and beauty.  Product offerings under AZEK Trim, including:

AZEK Trim — Traditional — With a smooth surface on both sides, AZEK Traditional Trim has the look and feel of a high end wood trim board.

AZEK Trim — Frontier — The Frontier series has reversible surfaces.  One side offers the traditional smooth look while the other side has a rustic patterned texture.

AZEK Sheet — AZEK Sheet is available in sizes from 4’x 8’ to 4’x 20’ in a variety of thicknesses and is intended for pop-out bay windows, raised panels and dormers and is easily used for applications over 12’ wide.

AZEK to Mill (“ATM”) — This offering represents the first free foam PVC product to be manufactured at a full 1.25” thick.  This thickness makes it easier to fabricate thicker profiles such as window sills and custom millwork.  ATM is available in board sizes of 1 ¼” x 9 ¼” x 18’ and sheet size of 1 ¼” x 48” x 8’.

AZEK Beadboard — Available in two board styles, this popular item is perfect for wainscoting, porch ceilings, soffits, and hot tub surrounds.  The reversible edge/ center bead and v-groove offer design flexibility when planning your project.

AZEK Cornerboard — Pre-formed for easy installation, the AZEK Cornerboard has a seam that will never open ensuring long lasting good looks.  The AZEK Cornerboard complements all housing exteriors and is available in either the Traditional or Frontier finish.

•                     AZEK Moulding:  AZEK Mouldings have the look and feel of AZEK Trim, are available in the most popular moulding profiles and feature the same crisp detail found in authentic wood mouldings, with the longevity and durability that AZEK products provide.

•                   AZEK Deck and AZEK Porch:  AZEK Deck offers superior performance attributes for long-life, low maintenance decking.  AZEK Porch planks provide a low-maintenance surface that resists stains, moisture, mold/mildew, scuffs, scratching and fading, and can be used in covered or uncovered areas. AZEK Deck and Porch are each in the early stages of a material conversion process from wood and other synthetic materials.  Unlike wood or composite decking materials, AZEK Deck and Porch are cellular PVC products that do not contain wood fillers.  Our Procell™ Technology allows our boards to resist stains and scratches, yet be workable like wood.

•                     AZEK Rail:  AZEK Rail offers the beauty and feel of real wood coupled with the high durability and low maintenance offered by all of our AZEK products.  With three versatile styles including, AZEK Premier, Trademark and Reserve, and with expanded color selections, our customers can find a railing system to complement our deck and porch products.

AZEK’s manufacturing process creates a superior home exterior product that possesses the following advantages over alternative materials:

Low Maintenance/Long-Life. The superior strength of its composition gives AZEK products a longer lifetime and a greater ability to withstand the elements than competing wood products.  AZEK products are designed for outdoor applications, as it is impervious to termites and other insects and is not susceptible to water or moisture damage.  AZEK Trim will also not rot, cup, split, twist or warp, and AZEK Trim and AZEK Moulding products are covered by a 25-year limited warranty, while AZEK Deck and AZEK Porch are covered by a limited lifetime warranty on products sold for residential use.  The limited warranty period for all other uses of AZEK Deck and AZEK Porch, including commercial use, is 25 years.  Our railing products offer a 20-year limited warranty for AZEK Trademark and Reserve and AZEK Premier white railing and a 10-year limited warranty for colored railing.

Uniformity. We believe that the quality of our AZEK products is superior to that of natural wood and other exterior products.  AZEK Trim products are manufactured to the highest degree of consistency with uniform thickness and premium lengths.  AZEK Trim has a uniform density comparable to pine without the knots, grain, cracks, maximizing the amount of AZEK that can be used.

Workability. AZEK products offer similar workability characteristics to wood and have clear advantages over competing synthetic materials.  AZEK products can be easily nailed, screwed, drilled and stapled without splitting or creating unsightly “mushrooms.”  AZEK also offers a proprietary water-based cement that, when gluing two pieces of AZEK Trim together, forms a molecular bond that is stronger than the mechanical bond formed between wood and glue.  In addition to its simple installation, AZEK Trim can also be easily manipulated for more complex applications.  AZEK products can be shaped, routed and mitered using standard woodworking tools and thermoforming techniques.

Aesthetics. AZEK products look and feel like traditional wood, adding significant value and beauty, but last longer than traditional wood trim without ongoing maintenance.

Industrial Building Products. We manufacture Celtec and other branded products (such as Polycarve, Ultra White and Vintec) which can be substitutes for wood and metal in a variety of industrial applications, including industrial tank linings, marine products, fire retardant products and commercial signage.  Our branded Celtec products are accepted in marine and commercial signage and graphics markets (Celtec 550) and industrial markets (Celtec 700).  Celtec products offer advantages over competing products, with high structural strength, superior printability, ease of workability and light weight.  Celtec 550 is designed to replace wood in non-stress bearing, non-building applications.  Celtec 700 is designed for industrial and commercial signage.  These products are tough, high strength and lightweight, and can be ordered in a wide range of sizes, thicknesses and colors.  We also manufacture industrial corrosion resistant products which are suited for applications where maximum chemical resistance, prevention of ultraviolet degradation or tolerance to high temperature environments is necessary.

Scranton Products

Commercial Building Products. We fabricate bathroom partitions, shower cubicles and lockers from highly engineered synthetic sheet manufactured internally, and sell these products under our Comtec, Capitol, EverTuff, Hiny Hiders and TuffTec brands.  Unlike competing metal products, our synthetic alternatives are impervious to rust, dents and scratches; are longer-lived; graffiti resistant; easily cleaned; and require minimal maintenance once installed.  As compared to metal alternatives, our partitions and locker products sell at premium prices but deliver significantly reduced lifecycle costs through increased durability and lower maintenance expenses.

Our bathroom products include custom built toilet partitions, doors, privacy screens, hardware accessories, shower cubicles and vanities manufactured in an array of designs and color choices.  They are available in wall-mounted, floor-mounted, floor-to-ceiling and ceiling-hung models and they are also manufactured with a variety of hinges and hardware accessories.  Their key features and benefits are that they are manufactured from one inch thick highly-engineered synthetic materials and resist moisture, stains, odors, mildew, scratches, corrosion and delamination.  The primary end markets for our bathroom partition products include schools, parks, stadiums, factories, hospitals, transportation terminals, retail locations and fitness centers.

Our synthetic locker systems are equipped with several different locking mechanisms and are available in a variety of sizes, colors and designs.  They are impervious to rust, dents, scratches, graffiti and are moisture resistant and require minimal maintenance.  Also, the lockers are ideal for high traffic and sanitary environments and they are easily steam cleaned to eliminate bacteria.  The primary end markets for these products include schools, amusement parks, factories and fitness centers.

Industrial Building Products. We manufacture highly engineered non-fabricated products for use in a wide variety of applications including semiconductors and marine construction, food preparation, machine housing, playground equipment and other diverse applications.

Our industrial product offering is comprised of the following products:

•                  Protec CP—Protec CP is formulated to provide high levels of impact resistance as well as corrosion resistance against a broad group of reagents.  It is used for metal plating barrels, scrubbers, acid tank linings, tank covers, fume hoods and ducts, laboratory sinks, orthopedic appliances, etching machines, etching rinse tubes, machined parts, battery cases, scrub stations and food preparation.

•                  Sanatec—Sanatec is a High Density polyethelyne product formulated to manufacture high quality cutting boards and food grade equipment parts.  All Sanatec colors are approved by NSF International for food grade contact in meat and poultry processing, restaurants, food processing equipment and food preparation.

•                  HiTec—HiTec is a high impact product that is resistant to abrasion and scratching and is suited for the manufacture of chemical resistance products and products that come in direct contact with foodstuffs.  It is used for business machine parts, guides and wear plates, cams, washers, shims, packing rings in chemical applications, low speed bearings, laboratory vessels, rotors and blades, roll stand bearings, nuclear storage containers, skids and deflector plates, tank, chute and bin linings and is FDA compliant.

We also provide applications to marine construction through Seaboard, which is UV stable, scratch resistant and has excellent impact and stiffness.  We also support semiconductors through our Flametec product, which is in the family of flame retardant sheet formulations that meet the guidelines for clean room materials. Finally, we offer Playboard® Modular Playground Systems, which consists of 2-color Polycarve and Grip X® slip resistant materials utilized in flanges, flat roofs, steps, platforms, climbing walls, spring toys, park furnishings and signs.

Operations and Manufacturing Process

Our various products are manufactured through a highly technical, precision manufacturing process in which a number of variable elements must be managed in parallel in order for the product to be produced to specifications and perform to expectations.  During the manufacturing process, our proprietary products are blended, heated and then processed through an extrusion device.  For our end use building products, further steps are taken to fabricate and assemble our products through internally designed, proprietary processes.  Developing the correct mixture of raw materials and blends, as well as the proper speed and calibrations, is highly technical, and we have developed significant internal expertise in this process through our 25 years of experience.  Each of our machines is customized according to internal proprietary specifications by our technicians in order to establish the correct mixing, speed and extrusion processes.

Sales and Marketing

We have carefully balanced the build-out of our AZEK sales and marketing, distribution and manufacturing infrastructure in a manner that enables us to meet demand and control quality.  Our AZEK sales organization is organized by geographic region.  The sales force focuses on actively promoting product awareness and educating the distributor and dealer base on the attractive relative product characteristics of AZEK products.

We have a comprehensive marketing campaign using various media in support of the AZEK brand, targeted towards its growing dealer base as well as the architect, custom builder, remodeler, installer and consumer demand base.  Our goal is to raise the visibility of the AZEK brand and the value proposition of AZEK Trim, AZEK Moulding, AZEK Deck, AZEK Porch and AZEK Rail.

We seek to leverage our Scranton Products sales force, market leading position, promotional materials and proprietary products to develop close relationships with architects and our Pinnacle/Elite dealer network.  Our sales organization and regional manufacturers’ sales representative organizations provide coverage to over 1,200 local dealers across the United States, Canada and Latin America.  Our Scranton Products sales agents call on architects in order to influence project specifications in traditional institutional markets, such as schools, universities, and stadium arenas, as well as targeted new markets, such as retail stores, industrial facilities and food processing plants.

While we distribute our industrial building products primarily through distributors, we have six independent manufacturers’ sales representatives and one direct sales representative promoting our product lines.

Distribution

Our products are distributed throughout an extensive network consisting of manufacturing representatives, distributors and dealers.  We market our products to a diverse group of end markets, including residential, commercial and industrial construction, semiconductor, marine, industrial and other markets.  Our top ten distributors, through more than 35 independent branches, collectively accounted for approximately half of our net sales for the year ended December 31, 2008, and our largest distributors, The Parksite Group, through eleven branches, Boston Cedar and Wolf Distributing, each accounted for more than 10% of AZEK Building Product sales for the year ended December 31, 2008, and collectively accounted for approximately 44% of consolidated net sales for the year ended December 31, 2008.

Through a two-step distribution system, we sell our AZEK products exclusively through an expanding nationwide network of specialty building product distributors with multiple locations (each independently representing the AZEK product) who in turn sell to lumber yards, contractors and installers.  Our 23 AZEK distributors are equipped to service every region of the United States and Canada in over 75 locations.  We believe that AZEK has also developed the largest and most extensively trained stocking dealer network of any non-wood trim manufacturer in the industry.  We have steadily grown our AZEK dealer base from 150 dealers in 2001 to approximately 2,100 as of December 31, 2008.  We combined the AZEK Deck and AZEK Rail operations with our AZEK Building Products business unit in order to effectively leverage AZEK’s two-step distribution system.

Our Scranton Products bathroom partition and locker systems are sold through a national distribution network that covers over 1,200 local dealers across the United States, Canada and Latin America.  We market the benefits of our bathroom partition and locker systems directly to architects and facilities managers, who frequently specify building products by name and material in their designs, leaving dealers and installers less flexibility in choosing manufacturers, and enabling us to service the resulting demand through local dealer networks.

We primarily sell our non-fabricated products to over 370 customers, who in turn sell full sheet and/or fabricate products to end users.  We are typically a primary source for our Original Equipment Manufacturer (“OEM”) relationships due to the breadth of our non-fabricated product offering.

Raw Materials and Suppliers

Our most significant raw materials are PP, HDPE and PVC dry petrochemical resin.  These resins accounted for more than half of our cost of goods sold for 2008 and 2007.  We purchase our raw materials directly from major petrochemical suppliers.  Prices are negotiated on a continuous basis, and we do not typically buy forward beyond six months.  Historically, we have not bought resin from a sole source and we believe our raw materials are available from alternative sources on similar terms.  Over the past five years, PVC resin prices have increased to record high levels, primarily due to increases in natural gas and crude oil prices and demand in the broader economy.  These significantly higher resin costs have impacted our profitability throughout 2007 and 2008.  Recently, we have seen resin prices decline in late 2008 and early 2009 due to lower demand in the broader economy.  See “Risk Factors—Risks Related to Our Business—Our financial performance is dependent on raw material prices, as well as the continued availability of raw materials” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Competition

We compete with multiple companies with respect to each of our products, including divisions or subsidiaries of larger companies and foreign competitors.  We compete on the basis of a number of considerations, including price (on a price-to-value basis), service, quality, performance, product characteristics, brand recognition and loyalty, marketing, product development, sales and distribution, and ability to supply products to customers in a timely manner.  Our products also compete with the wood, metal and other traditional products that our synthetic products are designed to replace.  For example, AZEK Trim competes primarily with wood, aluminum, engineered wood and vinyl coil wrap.  In the cellular PVC trim market, there are few other competitors of scale.  The decking market in which AZEK Deck operates is similarly competitive, with numerous significantly larger competitors manufacturing both wood and composite decking.  The bathroom partition market is highly fragmented and consists of manufacturers typically producing products in several different materials and price ranges.  Metal currently represents more than a majority of the overall bathroom products market.  With respect to our other non-fabricated products, the market is highly fragmented, with manufacturers generally focusing on a few core materials that are sold through a similar distribution network.  Our competitors for other non-fabricated products include other national and regional manufacturers.  See “Risk Factors—Risks Related to Our Business—We face competition in each of our businesses and our customers may not continue to purchase our products.”

Intellectual Property

We rely on a combination of trademarks, trade secrets, unpatented know-how, patents, licenses, and other intellectual property rights and protective measures to protect our proprietary rights.  We own approximately 44 U.S. trademark registrations and 12 U.S. patents.  We employ various methods, including confidentiality and non-disclosure agreements with third parties and employees who have access to our trade secrets, to protect our trade secrets and know-how.

Although we use a variety of intellectual property in the development and manufacturing of our various products, we believe that none of that intellectual property is individually critical to our current operations.  Taken as a whole, however, we believe our intellectual property rights are significant.  For a discussion of the risks related to our intellectual property rights, please see “Risk Factors—Risks Related to Our Business—Our business operations could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights.”

Seasonality

Our sales have historically been moderately seasonal and have been strongest in the first and third quarters of the calendar year.  We typically experience increased sales of AZEK products in the first quarter of the year as a result of our “early buy” sales program, which encourages dealers to stock AZEK products through the use of incentive discounts.  We have generally experienced decreased sales in the fourth quarter due to adverse weather conditions in certain markets during the winter season.  In addition, we have experienced increased sales of our bathroom partition products during the summer months when schools are typically closed.

Facilities

On our main property in the Scranton, Pennsylvania area, we operate five facilities that are organized by material type for manufacturing purposes for both AZEK Building Products as well as Scranton Products.  We operate one additional facility in Scranton, Pennsylvania: Keyser Avenue, for manufacturing  We also operate a manufacturing facility in Foley, Alabama as well as two manufacturing facilities in Toronto, Ontario, Canada. Our administrative offices are located in Moosic, Pennsylvania within two miles of our manufacturing facilities.  The chart below summarizes our facilities.

Facility	Square Feet	Ownership	Use

Scranton Building #5	343,000	Owned	Office and Manufacturing Facility (1)
Scranton / Keyser Avenue	308,000	Leased	Manufacturing Facility (2)
Scranton Building #1	153,330	Owned	Manufacturing Facility (1)
Scranton Building #2	67,500	Owned	Manufacturing Facility (2)
Scranton Building #3	67,500	Owned	Manufacturing Facility (2)
Scranton Building #4	16,050	Owned	Manufacturing Facility (2)
Administrative Offices	22,000	Leased	Administrative Services (3)
Foley, Alabama	109,500	Leased	Office and Manufacturing Facility (2)
Toronto Facilities	79,500	Leased	Office and Manufacturing Facility (2)
Toronto Facilities	43,000	Leased	Office and Manufacturing Facility (2)

(1)                                  Facility used by our Scranton Products business segment.

(2)                                  Facility used by our AZEK Building Products business segment.

(3)                                  Facility utilized for both segments of our business.

Employees

As of March 31, 2009, all of our workforce was non-union and totaled 483 employees, comprised of 317 production employees and 166 office employees. We are not a party to any collective bargaining agreements. We believe our relationship with our employees is good.

Legal Proceedings

From time to time, we are subject to litigation in the ordinary course of business.  Currently, there are no claims or proceedings against us that we believe would be expected to have a material adverse effect on our business or financial condition, results of operations or cash flows.

Environmental

We are not aware of any environmental liabilities that would be expected to have a material adverse effect on our business or financial condition, results of operations or cash flows.  We believe we are compliant with all environmental laws and regulations in all material respects and possess all necessary permits to operate our manufacturing and other facilities.  Our cost of compliance with environmental laws and regulations was minimal in 2008.

MANAGEMENT

The following table provides information about our directors and executive officers.

Name	Age	Position with our Company

Eric K. Jungbluth	48	Chief Executive Officer and Director
Scott Harrison	36	Executive Vice President and Chief Financial Officer
Ralph Bruno	45	President, AZEK Building Products Inc.
Jason Grommon	35	Senior Vice President, Operations
Donald Wharton	41	President, Scranton Products Inc.
James Andersen	46	Director
Vincent A. Calarco	66	Director
Stuart M. Christhilf, IV	34	Director
Brian R. Hoesterey	41	Chairman of the Board
Christopher P. Mahan	42	Director
Vincent A. Sarni	80	Director
Julian M. Steinberg	54	Director

Eric K. Jungbluth, our Chief Executive Officer joined us in April 2008 and also became a director at that time.  Mr. Jungbluth joined us from HNI Corporation, where he served as an Executive Vice President and the President of The HON Company.  Mr. Jungbluth joined HNI Corporation in 2003 as President of Allsteel Inc.  Prior to joining Allsteel, Mr. Jungbluth held several senior roles at Moen Incorporated (a division of Fortune Brands) including Vice President of National Accounts, Vice President of Business Development, and VP/General Manager of CSI Accessories.  Mr. Jungbluth also spent two years at Kirsch (a division of Newell) as Vice President of Sales, and ten years at Warner Lambert in sales, marketing, and brand management roles.  Mr. Jungbluth has a B.A. from the University of Wisconsin with a major in accounting and finance.

Scott Harrison, our Executive Vice President and Chief Financial Officer, joined us in November 2005 as our Vice President of Finance.  Mr. Harrison was appointed our Senior Vice President and Chief Financial Officer in February 2006.  Prior to joining us, Mr. Harrison was director of business development at Silgan Plastics Corporation since 2003.  Prior to joining Silgan Plastics, Mr. Harrison held various positions with First Union Capital Partners and Bowles Hollowell Conner & Co.  Mr. Harrison received a B.A. in economics from Duke University and an M.B.A. from The Tuck School of Business at Dartmouth.

Ralph Bruno, our President, AZEK Building Products Inc., joined us in 2001.  Prior to joining us, Mr. Bruno served as a national sales manager with Trex Corp., a leading manufacturer of composite decking products, from 1991 to 2001.  Mr. Bruno has been in the synthetic materials industry his entire career.  He received a B.A. from Cortland (NY) State University in 1985.

Jason Grommon, our Senior Vice President, Operations, joined us in August 2008 as Vice President Operations.  He was promoted to Senior Vice President on November 1, 2008.  Mr. Grommon previously served as Vice President of Operations and General Manager for the Gunlocke Company, an operating company of HNI Corporation, a leading manufacturer of office furniture products.  Mr. Grommon began his career as a Process Engineer, holding increasingly more responsible positions in manufacturing as a Production Manager, Manufacturing Manager and later as Vice President Manufacturing.  He holds a B.S. in Industrial Engineering from the University of Iowa.

Donald Wharton, our President, Scranton Products Inc., joined us in August 2008 as Vice President and General Manager.  He was promoted to President of Scranton Products on October 1, 2008.  Mr. Wharton previously served as President of the Gunlocke Company, an operating company of HNI Corporation, a leading manufacturer of office furniture products.  Prior to Gunlocke, Mr. Wharton held senior leadership positions in finance and sales analysis for Allsteel and Moen companies along with strategic business roles for Chase Manhattan Banking Corporation of New York.  Mr. Wharton holds a business degree from the University of North Dakota and an M.B.A. from Cleveland State University.

James Andersen became a director in May 2005.  Mr. Andersen is the Managing Partner and co-founder of Clearview Capital, a buyout firm which he formed in 1999.  Prior to joining Clearview Capital, Mr. Andersen was with Capital Partners from 1996 to 1999.  Previously, Mr. Andersen was a project manager at Mars and Company, an international strategy consulting firm, and prior to that, he was an international staff field engineer with Schlumberger.  Mr. Andersen received a

B.S.E. in Civil Engineering, cum laude, from Princeton University and earned an M.B.A. from the Wharton School in 1989.  He is currently a director of Twinco -Romax LLC, Senior Care Centers of America, Inc., Hillsdale Furniture LLC, M.H. Zeigler and Sons, LLC, Rowmark, LLC and Hettinger Welding, LLC.

Vincent A. Calarco became a director in June 2006.  Mr. Calarco was Chairman, President and Chief Executive Officer of Crompton Corporation (now known as Chemtura Corporation), a producer of specialty chemicals and polymer products, from 1999 to 2004.  Previously, he was President and Chief Executive Officer of Crompton & Knowles Corporation, a predecessor of Crompton Corporation, from 1985 to 1999, and Chairman from 1986 to 1999.  Mr. Calarco received a B.S. in chemical engineering from Polytechnic University and an M.B.A. with distinction from The Harvard Business School.  He is currently a director of Consolidated Edison, Inc. and Newmont Mining Corporation.  In addition, Mr. Calarco is the Chairman of the Chemical Heritage Foundation and a Trustee of Saint Raphael Healthcare System.

Stuart M. Christhilf, IV became a director in 2008.  Mr. Christhilf is a Principal with Wachovia Capital Partners, which he joined in 2002, and is focused on investments in the Consumer & Industrial and Financial Services sectors.  Prior to joining Wachovia Capital Partners, Mr. Christhilf worked in the investment banking, leveraged finance, and merchant banking groups of Wachovia Securities, Inc. and its predecessor, First Union Securities, Inc.  He graduated cum laude with a B.S. with Special Attainments in Commerce from Washington & Lee University and is certified as a Chartered Financial Analyst.  Mr. Christhilf is currently a director of Crosman Group, LLC and GreatAmerica Leasing Corporation.

Brian R. Hoesterey became a director in May 2005 and Chairman of the Board in 2008.  Mr. Hoesterey is a Partner with AEA Investors, which he joined in 1999.  Prior to joining AEA Investors, he was with BT Capital Partners, the private equity investment vehicle of Bankers Trust.  Mr. Hoesterey has also previously worked for McKinsey & Co. and the investment banking division of Morgan Stanley.  Mr. Hoesterey graduated summa cum laude from Texas Christian University with a B.B.A. in accounting and received an M.B.A. with honors from The Harvard Business School.  He is currently a director of Henry Company, Pregis Holding II Corporation, Unifrax Corporation, Houghton International and Suncoast Roofers.

Christopher P. Mahan became a director in May 2005.  Mr. Mahan is a Partner with AEA Investors, which he joined in 1991.  Prior to joining AEA, Mr. Mahan was a consultant at Bain & Company, working on a range of projects with global manufacturing companies.  Mr. Mahan received a B.A. with honors from Amherst College.  He is currently a director of Convenience Food Systems B.V.

Vincent A. Sarni became a director in August 2005.  Mr. Sarni was Chairman of the board of directors and Chief Executive Officer of PPG Industries, a global supplier of coatings, glass, fiber glass, and chemicals, from 1984 to 1993.  Mr. Sarni joined PPG as a Marketing Vice President of the former Industrial Chemical Department in 1968, after 12 years with Olin Corporation.  He is a former director of Mueller Holding Co., Noveon Inc., Amtrol Inc., Brockway Inc., Hershey Foods Corp., Honeywell Inc., Mellon Bank Inc., PNC Financial Corp., and PPG Industries.  Mr. Sarni is also the former Chairman of the Board for the Pittsburgh Pirates and Allegheny General Hospital.

Julian M. Steinberg became a director in August 2005.  Mr. Steinberg was Senior Vice President and Chief Operating Officer of Lubrizol Advances Materials, a business segment of the Lubrizol Corporation.  Prior to this position, he was General Manager of Performance Coatings at Noveon, Inc.  He was also Senior Vice President and General Manager of Estane® TPU, as well as Global Marketing and Business Development and General Manager of Estane® Americas.  Mr. Steinberg joined Noveon in October 2001 from CompX International, a manufacturer of components for office furniture.  Previous to that position, Mr. Steinberg spent twenty-two years with the BFGoodrich Company in various Business Management, Marketing and Financial roles.  His last assignment at BFGoodrich was Commercial Vice President Specialty Plastics.  Subsequent to that, he served as Vice President and General Manager of the TempRite® CPVC division.  Mr. Steinberg has served on the Board of Directors for the Society of Plastics Industries and the Plastic Pipe and Fittings Association.  He has a Bachelor’s and M.B.A. from Washington University.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee.  The members of the audit committee are Brian Hoesterey, Chairman, Stuart Christhilf and Vincent Sarni.  Mr. Sarni qualifies as our “audit committee financial expert” within the meaning of regulations adopted by the SEC.  The audit committee recommends the annual appointment and reviews independence of auditors and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions, and investigations into matters related to audit functions.

The members of the compensation committee are Christopher Mahan, Chairman, Brian Hoesterey and James Andersen.  The compensation committee reviews and approves the compensation and benefits for our senior employees and directors, authorizes and ratifies equity and other incentive arrangements, and authorizes employment and related agreements.  From time to time, our board of directors may contemplate establishing other committees.

Code of Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct & Ethics.  The Code of Business Conduct & Ethics is available on our website at www.cpgint.com/html/conduct.html.  In the event that we amend or waive certain provisions of the Code of Business Conduct & Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of the compensation arrangements of our named executive officers for 2008 should be read together with the compensation tables and related disclosure set forth below.  This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Introduction

Since May 2005, we have been privately owned and controlled by three private equity firms.  Together these firms own 90 percent, while management owns 10 percent of our parent company CPG International Holdings LP (“Holdings”).  The typical private equity firm makes an investment in a company and then oversees and nurtures the investment.  The overriding objective of our owners and management is to increase the economic value and size of the Company during the period of ownership to assist the Company in achieving its owners’ goals. As a result, our compensation philosophy is designed to directly support achieving those goals and objectives.  Our named executive officers during 2008 were Eric K. Jungbluth, our President and Chief Executive Officer (who joined the Company on April 7, 2008), Glenn M. Fischer, our Interim Chief Executive Officer (who served following John Loyack’s resignation in October 2007 until Mr. Jungbluth’s appointment), Scott Harrison our Executive Vice President and Chief Financial Officer, Ralph Bruno, President of AZEK Building Products Inc. (whose employment will end on May 15, 2009), Chris Bardasian, the former President of Scranton Products Inc. (whose employment ended September 30, 2008), Mr. Kevin Sloan, the former Senior Vice President, Operations, (whose employment ended October 31, 2008), Donald Wharton, the current President of Scranton Products, Inc. (who was promoted to replace Mr. Bardasian on October 1, 2008) and Jason Grommon, our current Senior Vice President, Operations (who was promoted to replace Mr. Sloan on November 1, 2008).

Corporate Governance

Compensation Committee Authority. The compensation of our executive officers, including the named executive officers, is administered by the compensation committee of our board of directors, which is comprised of three members.  Mr. Christopher Mahan has been the chairperson for the compensation committee since its inception in 2005.  In addition, Mr. Brian Hoesterey and Mr. James Andersen also serve on the compensation committee.  Our board of directors appoints the members of the compensation committee and has delegated the direct responsibility for compensation matters to the compensation committee, including:

• approving all benefit plans;

• approving, in advance, the compensation and employment arrangements for our executive officers;

• reviewing and approving the compensation of annual cash incentive awards; and

• reviewing and approving all purchases of equity interests in Holdings.

Due to the nature of our ownership, the members of the compensation committee hold significant ownership positions in the business.  Therefore, they are not independent directors under the Securities and Exchange Commission rules.  The compensation committee met three times in 2008.

Role of Compensation Experts. The compensation committee is authorized at the expense of the Company to obtain surveys and reports on the design and implementation of compensation programs for directors, executives and employees, and any other data or documentation necessary for the compensation committee to carry out its responsibilities.  However, due to the nature of our ownership and the fact that our named executive officers (except for Mr. Fischer) are (or were, during their employment) covered by arms-length, negotiated employment agreements, the compensation committee did not retain such experts in the determination of executive compensation for 2008.  The employment agreements typically reflect our judgment regarding an executive’s impact on the business and our subjective assessment of the relative importance of the particular executive to the overall success of the business.  Although these employment agreements require us to pay severance if an executive officer is terminated under certain circumstances and limits, to some extent, the flexibility to adjust the compensation paid to the officer, we believe we derive substantial value from these employment agreements and the noncompetition agreements entered into by the named executive officers.

Role of Executive Officers in the Compensation Process. Our chief executive officer is actively involved in providing recommendations to the compensation committee regarding the evaluation and design of the compensation programs for our executive officers, including the recommendation of individual compensation levels for the executive officers other than himself.  In making recommendations, the chief executive officer relies on his personal experience serving in the capacity of an executive officer as well as publicly available compensation information.  Mr. Fischer served in this role during his service as interim chief executive officer, and Mr. Jungbluth has been actively involved in the evaluation, design and administration of compensation programs and levels for the executive officers since he assumed the role of chief executive officer on April 7, 2008.

Executive Officer Compensation Strategy and Philosophy

Our executive officer compensation strategy is to create executive compensation programs designed to attract executives with true entrepreneurial spirit and strong ability to manage a rapidly growing business.  To achieve this, our compensation programs are focused on aligning the interests of our executives with the long-term goal of creating a profitable, high growth building products company with market leading brands.  As such, a significant amount of our executive compensation is in the form of equity incentives in Holdings and annual cash incentive awards.  The elements of compensation for our named executive officers consist of the following components:

• base salaries;

• annual cash incentive awards;

• long term equity incentives; and

• certain other benefits.

Each of these forms of compensation are tied to our compensation philosophy, which is to create a reward system that focuses our executive team on increasing profitability and growing the Company through expanding markets, introducing new products, identifying and successfully implementing strategic acquisitions, improving the productivity of business processes and operations, technological innovation and de-levering the business over time with an end goal of increasing the Company’s overall economic value.

These goals and the respective executive’s contributions to achieving these goals are considered in determining each executive’s annual compensation level.  The amounts awarded with respect to each of these compensation components are determined by how well each executive performs with respect to these goals to the extent that performance is within the executive’s control.  In addition, the value realized by executives with respect to annual cash incentive awards and any equity awards are, in addition to individual performance, based upon meeting specific company economic targets, including sales growth, market expansion and profitability.

We believe that our compensation components reward executives and key managers also provide an effective way to reward short-term performance while ensuring that long-term business strategy is being implemented successfully and value creation is occurring.  This is accomplished by incorporating both annual cash and multi-year equity incentive award program.

The following provides an overview of each compensation component:

Base Salaries. We believe that salaries are an essential element of a competitive compensation program, which directly affects our ability to attract and retain qualified executives.  Our named executive officers (other than Mr. Fischer) are (or were, during their employment) covered by employment agreements, and as such, we pay annual base salaries initially as set forth in these agreements and may thereafter adjust base salaries based upon our assessment of the named executive officers’ responsibilities, performance and contribution to creating value for our owners.

Annual Cash Incentive Awards. We believe the payment of annual cash incentives based upon specific performance criteria is consistent with our goal of aligning the interests of our named executive officers with the goals of our owners.  The 2008 cash incentives payable to each named executive officer were determinable, in part, on our EBITDA or our divisions’ EBITDA and, in part, on individualized performance goals.  The portion of the 2008 annual incentives payable based on EBITDA versus individualized performance goals was 75%-25% for all participants in the plan, including the named executive officers. The EBITDA goals for 2008 were set by the compensation committee.  The 2008 consolidated EBITDA target was $79.3 million, with $63.9 million attributable to the AZEK Building Products business unit and $24.5 million attributable to the Scranton Products business unit.  In addition, the portion of the 2008 incentive awards paid in respect of individual performance was determined based on an evaluation by the compensation committee of each named executive officers’ performance in respect of the following performance criteria:

• meeting certain business unit sales growth targets;

• expansion of our business into new geographies;

• successful integration of our recent Composatron acquisition;

• successful introductions of new products; and

• other accomplishments critical to our business strategy.

Long-Term Equity Incentives. We believe the most critical component of compensation for an entrepreneurial business such as ours is appropriate long-term equity incentives.  We believe that long-term equity ownership directly aligns the interests of executive officers with our other equity owners.  All of our named executive officers own an equity interest in Holdings.

Beginning in 2005, Holdings established an equity compensation program for executive officers and other key managers under which they are awarded the right to purchase Class B Units in Holdings. These equity interests are intended to allow each participant to share in the value created at the time the current owners sell or otherwise exit the business based upon the number of Class B Units held by the executive officer or key manager when the sale or exit transaction is completed.  Since 2005, two classes of Class B Units have been issued, Class B-1 (historically referred to as Class B Units (“Class B-1 Units”)) and Class B-2 Units (“Class “B-2 Units,” together with Class B-1 Units, referred to as “Class B Units”).  Class B Units are purchased pursuant to subscription agreements, which, together with the CPG International Holdings LP Agreement of Limited Partnership dated as of May 10, 2005, as amended (the “LP Agreement”), govern the Class B Units.  All Class B Units are purchased for their fair market value at the time of purchase, which is payable immediately, and are subject to an optional right of repurchase by Holdings for a specified time following the termination of the purchaser’s employment.  If Holdings exercises its right to repurchase, a certain percentage of Class B Units may be repurchased by Holdings at the lower of cost and fair market value, and a certain percentage may be repurchased at their fair market value (fair market value is determined in accordance with the LP Agreement).  Generally, 100% of the Class B Units sold are subject to an optional right of repurchase by Holdings at the lower of cost and fair market value following a termination of the purchaser’s employment during the first twelve months following the issuance of the Class B Units.  Thereafter, generally, 75% of such Class B Units are subject to repurchase by Holdings at the lower of cost and fair market value upon termination during the second twelve month period following the issuance, 50% during the third twelve month period and 25% during the fourth twelve month period. 100% of the Class B Units may be repurchased at their fair market value if the purchaser remains employed by the Company until the fourth anniversary of the issuance date of the Class B Units.  If a purchaser’s employment is terminated for Cause (as defined in the LP Agreement), Holdings may repurchase all of the Class B Units at the lower of cost and fair market value.  Throughout this annual report, we refer to Class B Units that may be repurchased at the lower of cost and fair market value as “unvested” and Class B Units that may be repurchased at fair market value as “vested.” Distributions are made in respect of the Class B-1 and Class B-2 Units in accordance with the LP Agreement, as amended. On March 5, 2009, Holdings executed an amendment to the LP Agreement.  This amendment allows Class B-2 Unit holders to receive the same potential investment return as Class B-1 Unit holders upon liquidation of the units.

In May 2005, Class B-1 Units were purchased by various of our executive officers and key managers who were employed by the Company at that time.  Since 2005, certain of our executive officers (including certain named executive officers) and certain key managers have been given the opportunity to purchase Class B Units upon the commencement of their employment with the Company.  In addition, the compensation committee has discretion to grant executive officers and key managers the opportunity to purchase Class B Units at any time.

In 2008, Mr. Jungbluth purchased 3,000 Class B-2 Units, Mr. Wharton purchased 500 Class B-2 Units and Mr. Grommon purchased 400 Class B-2 Units.  In addition, Mr. Harrison purchased 134 Class B-1 Units and 200 Class B-2 Units.  For further detail regarding executive officer ownership, please see — “Item 12 Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.

Other Benefits. All named executive officers are entitled to receive company matching contributions to their 401(k) retirement plans as long as they are eligible to participate in the plan.  Messrs. Jungbluth, Harrison and Bruno each received a match to their respective accounts in 2008.  In addition, certain named executive officers received sign-on bonuses as well as reimbursement for moving expenses in 2008 as part of their employment agreements, including Messrs. Jungbluth, Wharton and Grommon, while others received stay-on bonuses in 2008, including Messrs. Bardasian and Sloan.

The following table sets forth information regarding compensation earned during 2008 by our named executive officers:

Name and Principal Position	Year	Salary	Bonus (1)	Class B Partnership Units (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Eric K. Jungbluth
President and Chief Executive Officer (5)	2008	$292,308	$100,000	$7,904	—	$161,289	$561,501
	2007	—	—	—	—	—	—
	2006	—	—	—	—	—	—

Glenn M. Fischer
Interim Chief Executive Officer (5)	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—
	2006	—	—	—	—	—	—

Scott Harrison
Executive Vice President and Chief Financial Officer	2008	235,000	66,488	21,406	—	7,121	330,015
	2007	193,000	29,000	19,906	21,750	4,834	268,490
	2006	159,176	37,500	12,309	—	—	208,985

Ralph Bruno
President, AZEK Building Products	2008	250,000	28,125	35,785	—	8,037	321,947
	2007	250,000	20,875	35,785	23,484	5,970	336,114
	2006	228,638	40,000	28,513	—	3,349	300,500

Don Wharton
President, Scranton Products (6)	2008	74,308	9,775	589	—	232,666	317,338
	2007	—	—	—	—	—	—
	2006	—	—	—	—	—	—

Kevin Sloan
Former Senior Vice President, Operations (6)	2008	216,346	25,000	—	—	62,500	303,846
	2007	250,000	—	—	56,250	500,000	806,250
	2006	—	—	—	—	—	—

Jason Grommon
Senior Vice President, Operations (6)	2008	76,923	11,250	531	—	169,730	258,434
	2007	—	—	—	—	—	—
	2006	—	—	—	—	—	—

Chris Bardasian
Former President, Scranton Products (6)	2008	197,115	23,906	—	—	19,231	240,252
	2007	250,000	—	—	56,250	500,000	806,250
	2006	—	—	—	—	—	—

(1)	Represents the individualized performance component of the 2008, 2007, and 2006 bonus.
(2)

Represents the amount recognized by Holdings for financial statement reporting purposes in accordance with FAS 123R with respect to the Class B Units. During 2008, Mr. Jungbluth purchased 3,000 Class B-2 Units, Mr. Wharton purchased 500 Class B-2 Units and Mr. Grommon purchased 400 Class B-2 units. In addition, Mr. Harrison purchased 134 Class B-1 Units and 200 Class B-2 Units. For further detail regarding Class B Units, please see “Long Term Equity Incentives” above and footnote 1 of the “Outstanding Equity Awards” table below.

(3)

Represents the EBITDA component of the 2008 and 2007 bonus except for Messrs. Bardasian and Sloan whose 2007 bonuses were based on sales thresholds obtained on the AZEK Deck product line which were part of their negotiated compensation in connection with the Procell Acquisition.

(4)

The amounts in this column for 2008 include: (i) company matching contributions to our 401(k) defined contribution retirement plan which were made in the amounts of $2,154, $7,121 and $7,351 on behalf of each of Messrs. Jungbluth, Harrison and Bruno, respectively (ii) signing bonuses in the amounts of $100,000, $150,000 and $100,000 for Messrs. Jungbluth, Wharton and Grommon, respectively as well as stay-on bonuses in the amounts of $62,500 and $19,231 for Messrs. Sloan and Bardasian, respectively (iii) moving and relocation reimbursements in the amounts of $59,135, $82,666 and $69,730 for Messrs. Jungbluth, Wharton and Grommon, respectively and (iv) a car allowance of $686 for Mr. Bruno.

(5)	Mr. Glenn Fischer served as Interim Chief Executive Officer from October 2007 until Mr. Jungbluth joined the Company as Chief Executive Officer on April 7, 2008.
(6)

Mr. Bardasian’s employment ended on September 30, 2008 and Mr. Sloan’s employment ended on October 31, 2008. Messrs. Wharton and Grommon joined the Company in September 2008 and August 2008, respectively. Mr. Wharton was promoted to replace Mr. Bardasian on October 1, 2008, and Mr. Grommon was promoted to replace Mr. Sloan on November 1, 2008.

2008 GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (2)			Class B Partnership Units	Grant Date Fair Value of Class B Limited
		Threshold		Maximum	(Number of	Partnership
Name and Principal Position	Grant Date (1)	(2)	Target (2)	(2)	Units) (3)	Units (4)
Eric Jungbluth	—	$150,000	$300,000	$600,000	—	—
President and Chief Executive Officer	4/7/2008	—	—	—	3,000	$73,110

Glenn M. Fischer
Former Interim Chief Executive Officer	—	—	—	—	—	—

Scott Harrison	—	$17,625	$105,750	$211,500	—	—
Executive Vice President and Chief Financial	4/1/2008	—	—	—	134	$2,602
Officer	7/30/2008	—	—	—	200	$4,874

Ralph Bruno		$18,750	$112,500	$225,000
President, AZEK Building Products, Inc.	—	—	—	—	—	—

Donald Wharton	—	$5,750	$34,500	$69,000	—	—
President, Scranton Products	9/2/2008	—	—	—	500	$12,185

Kevin Sloan
Former Senior Vice President, Operations	—	—	—	—	—	—

Jason Grommon	—	$6,250	$37,500	$75,000	—	—
Senior Vice President, Operations	8/18/2008	—	—	—	400	$9,748

Chris Bardasian
Former President, Scranton Products	—	—	—	—	—	—

(1)	These dates reflect the issuance dates of Class B Units in 2008. Non-equity incentive plan awards for 2008 were determined in the beginning of 2007.
(2)	Represents the threshold, target and maximum amount that could have been earned in respect of the EBITDA component of the 2008 bonus.
(3)

Represents the number of Class B Units purchased during 2008. Mr. Jungbluth purchased 3,000 Class B-2 Units, Mr. Wharton purchased 500 Class B-2 Units and Mr. Grommon purchased 400 Class B-2 units. In addition, Mr. Harrison purchased 134 Class B-1 Units and 200 Class B-2 Units. All Class B Units were purchased for their fair market value, $10.00 per unit.

(4)	Represents the aggregate grant date fair value computed in accordance with FAS 123R for the Class B Units purchased by our named executive officers.

Employment Arrangements

Our named executive officers (other than Mr. Fischer, who received no compensation for his service as interim chief executive officer) each entered into employment agreements.  The compensation payable to the named executive officers is determined by the terms of their individually negotiated employment agreements.

Mr. Eric Jungbluth

On March 3, 2008, we entered into an employment agreement with Mr. Jungbluth, our President and Chief Executive Officer.  The initial term of the agreement expires on March 3, 2011, and the term will be automatically renewed for successive one year terms thereafter unless 30 day’s written notice of non-renewal is delivered by either party.  Mr. Jungbluth’s current annual base salary is $400,000, and he received a one-time signing bonus of $100,000.  Mr. Jungbluth is eligible to receive an annual target bonus of 100% of his annual base salary, based upon the achievement of corporate budgeted performance goals of the Company.  Mr. Jungbluth is also eligible to receive an additional bonus if within 36 months following March 3, 2008 all of the businesses of Holdings and its subsidiaries are sold to a strategic buyer (as defined in the employment agreement).  Upon the termination of Mr. Jungbluth’s employment (i) without cause (as defined in the employment agreement), (ii) by reason of the non-renewal of the term by the Company, or (iii) by Mr. Jungbluth’s resignation for good reason (as defined in the employment agreement), Mr. Jungbluth will (x) continue to be paid his base salary for 18 months following termination, and (y) be paid a pro-rata bonus for the year of termination based on actual performance, in each case provided that Mr. Jungbluth executes a release in favor of the Company and its affiliates and he does not violate the terms of his Noncompetition Agreement, which provides for standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 18 months.

Mr. Scott Harrison

On July 1, 2008, we entered into an amended and restated employment agreement with Mr. Harrison, our Executive Vice President and Chief Financial Officer.  This amended and restated agreement supersedes Mr. Harrison’s previous employment agreement, which was entered into on October 4, 2005.  The initial term of the agreement expires on May 30, 2011, and the term will be automatically renewed for successive one year terms thereafter unless 30 day’s written notice of non-renewal is delivered by either party.  Mr. Harrison’s current annual base salary is $235,000 and he is entitled to receive an annual incentive bonus with a target of not less than 60% of his annual base salary, based upon the achievement of certain personal and corporate performance goals.  Upon the termination of Mr. Harrison’s employment (i) without cause (as defined in the employment agreement), or (ii) by Mr. Harrison’s resignation for good reason (as defined in the employment agreement), Mr. Harrison will (x) continue to be paid his base salary for 12 months following termination, and (y) be paid a pro-rata bonus for the year of termination based on actual performance, in each case provided that Mr. Harrison executes a release in favor of the Company and its affiliates and he does not violate the terms of his Noncompetition Agreement, which provides for standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 12 months.

Mr. Ralph Bruno

On May 10, 2005, we entered into an employment agreement with Mr. Bruno, President of AZEK.  The initial term of the agreement expired on May 10, 2008, and the term was automatically renewed for an additional one year term.  Mr. Bruno’s current base salary is $250,000 (his initial base salary pursuant to his employment agreement was $200,000) and during the term of his employment he has been eligible to receive an annual cash bonus based upon the achievement of certain personal and corporate performance goals.  Mr. Bruno is also party to a Noncompetition Agreement in favor of the Employers and their affiliates, which provides for certain standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 12 months.

On April 15, 2009, we entered into a Separation Agreement and Release with Mr. Bruno, pursuant to which Mr. Bruno’s employment as President of AZEK shall cease on May 15, 2009.  Pursuant to the agreement, AZEK shall continue to pay Mr. Bruno his base salary for 12 months following May 15, 2009, subject to Mr. Bruno’s compliance with his Noncompetition Agreement and the release contained in the agreement becoming irrevocable.  Additionally, Holdings will purchase 1,000 Class B Units of Holdings from Mr. Bruno for an aggregate purchase price of $14,921, and will purchase 293.81 Class A Units of Holdings from Mr. Bruno for an aggregate purchase price of $403,842, with such payments to be made on the thirtieth day following the date of the agreement, provided the release has become irrevocable by such date.  Following May 15, 2009, Mr. Bruno will continue to hold 350 Class B Units of Holdings (subject to an optional right of redemption by Holdings if Mr. Bruno breaches the covenants set forth in the Noncompetition Agreement) and 437.19 Class

A Units of Holdings.  The agreement also amended the restrictions contained in Mr. Bruno’s Noncompetition Agreement with respect to competition and solicitation, and provides that such restrictions shall terminate on May 15, 2011.

Mr. Donald Wharton

On March 26, 2009, we entered into an employment agreement with Mr. Wharton, the President of Scranton Products Inc.  The term of the agreement expires on September 2, 2011.  Mr. Wharton’s initial base salary is $230,000 and he is eligible to participate in the annual cash bonus plan. Upon the termination of Wharton’s employment without cause (as defined in the employment agreement), Mr. Wharton will continue to be paid his base salary for six months following termination, provided that he executes a release in favor of the Company and its affiliates and he does not violate the terms of his Noncompetition Agreement, which provides for certain standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 24 months.

Mr. Jason Grommon

On March 26, 2009, we entered into an employment agreement with Mr. Grommon, our Vice President, Operations.  The term of the agreement expires on August 11, 2011.  Mr. Grommon’s initial base salary is $200,000 and he is eligible to participate in the annual cash bonus plan.  Upon the termination of Mr. Grommon’s employment without cause (as defined in the employment agreement), Mr. Grommon will continue to be paid his base salary for six months following termination, provided that he executes a release in favor of the Company and its affiliates and he does not violate the terms of his Noncompetition Agreement, which provides for certain standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 24 months.

Mr. Kevin Sloan

Mr. Sloan’s employment as our Senior Vice President, Operations terminated in August 2008.  Prior to the termination of his employment, he was a party to an employment agreement. The initial term of the agreement was scheduled to expire on January 31, 2010, and would have been automatically renewed for successive one year terms thereafter unless 30 day’s written notice of non-renewal was delivered by either party.  Mr. Sloan’s base salary during 2008 was $250,000 and he was eligible to receive an annual cash bonus based upon corporate performance and individualized performance goals.  Upon the termination Mr. Sloan’s employment (i) without cause (as defined in the employment agreement) or (ii) by Mr. Sloan’s resignation for good reason (as defined in the employment agreement), Mr. Sloan would have been entitled to (y) continue to be paid his base salary for 12 months following termination and (z) continuation of group health plan benefits for 12 months following termination, in each case provided that Mr. Sloan executed a release in favor of the Company and its affiliates and he did not violate the terms of his Noncompetition Agreement, which provides for standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 24 months (or 12 months if the termination is without cause or with good reason).

Subsequent to his termination, we offered Mr. Sloan a stay-on bonus of $62,500, in order to transition his role. Mr. Sloan accepted the stay-on bonus and continued his employment with us until October 31, 2008.

Chris Bardasian

Mr. Chris Bardasian’s employment as President of Scranton Products, terminated in August 2008.  Prior to the termination of his employment, he was a party to an employment agreement. The initial term of the agreement was scheduled to expire on January 31, 2010, and would have been automatically renewed for successive one year terms thereafter unless 30 day’s written notice of non-renewal was delivered by either party.  Mr. Bardasian’s base salary during 2008 was $250,000 and he was eligible to receive an annual cash bonus based upon corporate performance and individualized performance goals.  Upon the termination Mr. Bardasian’s employment (i) without cause (as defined in the employment agreement) or (ii) by Mr. Bardasian resignation for good reason (as defined in the employment agreement), Mr. Bardasian would have been entitled to (y) continue to be paid his base salary for 12 months following termination and (z) continuation of group health plan benefits for 12 months following termination, in each case provided that Mr. Bardasian executed a release in favor of the Company and its affiliates and he did not violate the terms of his Noncompetition Agreement, which provides for standard non-competition, non-solicitation and confidentiality covenants that govern during his employment and following the termination of his employment for 24 months (or 12 months if the termination is without cause or with good reason).

Subsequent to his termination, we offered Mr. Bardasian a stay-on bonus of $19,237, in order to transition his role. Mr. Bardasian accepted the stay-on bonus and continued his employment with us until September 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Class B Limited Partnership Units
	Number of Units Subject to	Market Value of Units
	Repurchase at the Lower of	Subject to Repurchase at
	Cost and Fair Market	the Lower of Cost and Fair
Name and Principal Position	Value (1) (2)	Market Value
Eric K. Jungbluth
President and Chief Executive Officer	3,000	$15,570

Glenn M. Fischer
Interim Chief Executive Officer	—	—

Scott Harrison
Chief Financial Officer	784	$9,903

Ralph Bruno
President, AZEK Building Products Inc.	475	$7,211

Donald Wharton
President, Scranton Products Inc.	500	$2,595

Kevin Sloan
Former Senior Vice President, Operations	—	—

Jason Grommon
Vice President, Operations	400	$2,076

Chris Bardasian
Former President, Scranton Products	—	—

(1)                     The Class B Units reflected in the above table include 3,000 Class B-2 Units purchased by Mr. Jungbluth, 200 Class B-2 Units purchased by Mr. Harrison, 500 Class B-2 Units purchased by Mr. Wharton, 400 Class B-2 Units purchased by Mr. Grommon and 134 Class B-1 Units purchased by Mr. Harrison.

(2)                    Generally, 100% of the Class B Units sold are subject to an optional right of repurchase by Holdings at the lower of cost and fair market value following a termination of the purchaser’s employment during the first twelve months following the issuance of the Class B Units.  Thereafter, generally, 75% of such Class B Units are subject to repurchase by Holdings at the lower of cost and fair market value upon termination during the second twelve month period following the issuance, 50% during the third twelve month period and 25% during the fourth twelve month period. 100% of the Class B Units may be repurchased at their fair market value if the purchaser remains employed by the Company until the fourth anniversary of the issuance date of the Class B Units.  If a purchaser’s employment is terminated for Cause (as defined in the LP Agreement), Holdings may repurchase all of the Class B Units at the lower of cost and fair market value.

CLASS B LIMITED PARTNERSHIP UNITS VESTED IN 2008

Class B Limited Partnership Units
Name and Principal Position	Number of Units Subject to Repurchase at the Lower of Cost and Fair Market Value	Value Realized on Vesting (1)
Eric K. Jungbluth
President and Chief Executive Officer	—	—

Glenn M. Fischer
Interim Chief Executive Officer	—	—

Scott Harrison
Executive Vice President and Chief Financial Officer	417	$19,966

Ralph Bruno
President, AZEK Building Products Inc.	975	$73,805

Don Wharton
President, Scranton Products Inc.	—	—

Jason Grommon
Vice President, Operations	—	—

(1)                   This amount represents the potential value to the named executive officer realized upon the vesting of these units based on the difference between the value of the units on the applicable vesting dates less the fair market value paid for the units by the executives.

Potential Payments upon Termination or Change in Control

During his service with the Company, Mr. Fischer was not entitled to severance under any circumstances.  In the event of a termination of the named executive officers’ employment (other than Mr. Fischer) without cause (as defined in their respective employment agreements), each of them would be (or would have been, during their employment) entitled to the continuation of base salary for a specified period following termination (Mr. Jungbluth, 18 months; Messrs. Harrison, Bruno, Bardasian and Sloan, 12 months; and Messrs. Wharton and Grommon, 6 months).  In addition, Messrs. Jungbluth and Harrison would be entitled to receive a pro rata annual bonus for the year in which termination occurs, based on actual performance of the Company during the relevant year.  Messrs. Bardasian and Sloan would have also received continuation of group health benefits for 12 months following termination.  Receipt of the severance described herein (for each named executive officer other than Mr. Bruno) would be contingent upon the execution of a release in favor of the Company and its affiliates and subsidiaries and compliance with the noncompetition agreements entered into by the named executive officers, which provide for standard non-competition, non-solicitation and confidentiality covenants that govern during employment and thereafter for the following periods: 18 months for Mr. Jungbluth; 12 months for Messrs. Harrison and Bruno; and 24 months for Messrs. Bardasian, Sloan, Wharton and Grommon (which will be reduced to 12 months for Messrs. Bardasian and Sloan if the termination is without cause or due to a resignation for good reason).

In addition, if Messrs. Jungbluth, Harrison, Bruno, Bardasian or Sloan were to resign for good reason (as defined in their respective employment agreements), they would be (or would have been, in the case of Messrs. Bardasian and Sloan) entitled to the same severance they would have received in the event of a termination of their employment without cause.  Messrs. Wharton and Grommon, however, are not entitled to severance in the event of their resignation under any circumstances.

As described above, following the termination of the named executive officers’ employment, Holdings may repurchase the Class B Units held by the named executive officers.  Depending on the date of termination, a portion of the Class B Units may be repurchased at their fair market value and a portion may be purchased at the lower of fair market value and cost.  Please see “—Long Term Incentives” above for a more detailed discussion of the terms of the Class B Units.  For Mr. Bruno, certain of his subscription agreements provide that in the event of termination without cause or resignation for good reason, 25% more of the Class B-1 Units originally purchased pursuant to such subscription agreements will be subject to repurchase by Holdings at fair market value (as opposed to at the lower of cost and fair market value).

The severance to which the named executive officers would be entitled, assuming a termination of employment on December 31, 2008, is reflected in the below chart.  The severance that would be payable to Messrs. Bardasian and Sloan is not reflected in this table because their employment was terminated in September 2008 and October 2008, respectively.  Messrs. Bardasian and Sloan were not paid or provided any severance benefits upon the termination of their employment.

	Termination without Cause			Resignation with Good Reason
	Salary Continuation	Bonus (1)	Additional Class B Units Vested (2)	Salary Continuation	Bonus (1)	Additional Class B Units Vested (2)
Eric J. Jungbluth	$600,000	$100,000	—	$600,000	$100,000	—
Glenn M. Fischer	—	—	—	—	—	—
Scott Harrison	$235,000	$66,488	—	$235,000	$66,488	—
Ralph Bruno	$250,000	—	$1,688	$250,000	—	$1,688
Donald Wharton	$115,000	—	—	—	—	—
Jason Grommon	$100,000	—	—	—	—	—

(1)                                  Mr. Jungbluth is entitled to a pro rata bonus for the year in which termination occurs and Mr. Harrison is entitled to a bonus for the full year in which termination occurs, each based on actual performance. Based on a termination date of December 31, 2008, each of Messrs. Jungbluth and Harrison would be entitled to a bonus for the full 2008 year.

(2)                                  As described above, certain additional Class B-1 Units held by Mr. Bruno would become vested in the event of a termination of employment without cause or resignation with good reason.  The fair market value of these Class B-1 Units on December 31, 2008 was $1,519.  The amounts in the above table reflect the potential value realized by Mr. Bruno as a result of this benefit.

The named executive officers are not entitled to severance in the event of change in control of the Company or Holdings, and are not entitled to increased severance in the event of a termination of employment following a change in control.  In addition, the named executive officers are not entitled to severance in the event of termination of employment under any circumstances other than those described herein.

On April 15, 2009, we entered into a Separation Agreement and Release with Mr. Bruno, pursuant to which Mr. Bruno’s employment as President of AZEK shall cease on May 15, 2009.  Pursuant to the agreement, AZEK shall continue to pay Mr. Bruno his base salary for 12 months following May 15, 2009, subject to Mr. Bruno’s compliance with his Noncompetition Agreement and the release contained in the agreement becoming irrevocable.  Additionally, Holdings will purchase 1,000 Class B Units of Holdings from Mr. Bruno for an aggregate purchase price of $14,921, and will purchase 293.81 Class A Units of Holdings from Mr. Bruno for an aggregate purchase price of $403,842, with such payments to be made on the thirtieth day following the date of the agreement, provided the release has become irrevocable by such date.  Following May 15, 2009, Mr. Bruno will continue to hold 350 Class B Units of Holdings (subject to an optional right of redemption by Holdings if Mr. Bruno breaches the covenants set forth in the Noncompetition Agreement) and 437.19 Class A Units of Holdings.  The agreement also amended the restrictions contained in Mr. Bruno’s Noncompetition Agreement with respect to competition and solicitation, and provides that such restrictions shall terminate on May 15, 2011.

Director Compensation

Our directors did not receive any cash compensation in 2008 or 2007.  However, in 2006 our directors purchased Class B-1 Units in Holdings.  The following table reflects total number and fair value of Class B-1 Units held by each director as of December 31, 2008:

DIRECTOR COMPENSATION

Name	Class B Limited Partnership Units (1)	Total
Vincent A. Calarco	250	$3,850
Julian M. Steinberg	250	$3,850
Vincent A. Sarni	350	$5,390

(1)          Vincent A. Calarco, Julian M. Steinberg, and Vincent A. Sarni purchased 250, 250, and 350 Class B-1 Units, respectively, on January 17, 2006 for $10.00 per unit.  All of these units are subject to repurchase in the same manner as Class B Units held by our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of our issued and outstanding common stock is held by CPG International and all of the issued and outstanding common stock of CPG International is held by CPG International Holdings LP, our indirect parent company (“Holdings”).  Holdings is a limited partnership.  The general partner of Holdings is CPG Holding I LLC, which is an affiliate of AEA Investors. The business and affairs of Holdings is managed exclusively by the general partner. The general partner has full and complete authority, power and discretion to act on behalf of Holdings in all matters respecting the partnership and its operations, business and properties, to manage and control the business, affairs and properties (including the disposition of all or part thereof) of the partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the partnership’s business. The units reflected in the following table are the limited partnership units of Holdings. The limited partners are not agents of Holdings or any other partner, and have no right or authority to act for or bind the partnership, or to incur any expenditure on behalf of or with respect to the partnership.

The following table sets forth information with respect to the beneficial ownership of our parent, Holdings, as of the date of this prospectus, by (a) any person or group who will beneficially own more than five percent of the outstanding Class A Units and Class B Units (b) each of our directors and executive officers and (c) all of our directors and executive officers as a group.

	Number of
	Class A Units		Number of Class B
	Beneficially	Percent of Class A	Units Beneficially	Percent of Class B
Name of Beneficial Owner:	Owned (1)	Units Outstanding	Owned (1) (2)	Units Outstanding
AEA Investors(3)	75,019	61.0%	—	—
Wachovia Capital Partners 2005, LLC (4)	16,126	13.1%	—	—
KF Equities(5)	5,727	5.1%	—	—
Clearview/CP/Vycom Acquisition, LLC(6)	5,006	4.1%	—	—
AEA Mezzanine (7)	1,146	1.0%	—	—
Eric Jungbluth	163	*	3,000	26.5%
Ralph Bruno	731	*	1,350	11.9%
Chris Bardasian	1,000	*	—	—
Kevin Sloan	1,000	*	—	—
Scott Harrison	240	*	1,200	10.6%
Don Wharton	—	*	500	4.4%
Jason Grommon	—	*	400	3.5%
James Andersen(8)	—	*	—	—
Vincent A. Calarco(9)	—	*	250	2.2%
Brian R. Hoesterey(10)	—	*	—	—
Christopher P. Mahan(10)	—	*	—	—
Stuart M. Christhilf, IV(11)	—	*	—	—
Vincent A. Sarni (9)	—	*	350	3.1%
Julian M. Steinberg (9)	219	*	250	2.2%
All directors and executive officers as a group (14 persons)	3,353	3.0%	7,300	64.4%

*	Represents beneficial ownership of less than 1%.
(1)	As used in this table, each person or entity with the power to vote or direct the disposition of units is deemed to be a beneficial owner.
(2)	The Class B Units entitle the holders thereof to share in profits of Holdings with the holders of Class A Units only after the holders of the Class A Units have received a 7% preferred return.
(3)

Consists of Class A Units held by investment vehicles managed by AEA Investors LLC or AEA Management (Cayman) Ltd. The address for AEA Investors LLC is 65 East 55th Street, New York, New York 10022. The address for AEA Management (Cayman) Ltd. is c/o Walkers SPV Limited, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.

(4)	The address for Wachovia Capital Partners 2005, LLC is 301 South College Street, 12th Floor, Charlotte, North Carolina 28288.
(5)

Consists of Class A Units held by KF Equities, a partnership whose members include Mr. James Keisling, our former Chairman of the Board, and other members of the Keisling family. The address for KF Equities is 5 Bucknell Drive, Clarks Green, Pennsylvania 18411.

(6)	The address for Clearview/CP/Vycom Acquisition, LLC is 1445 East Putnam Avenue, Old Greenwich, Connecticut 06870.
(7)

Consists of Class A Units held by AEA Mezzanine Fund L.P. and AEA Mezzanine (Unleveraged) Fund L.P., which are affiliated with AEA Investors LLC. The address for AEA Mezzanine Fund L.P. and AEA Mezzanine (Unleveraged) Fund L.P. is 200 First Stamford Place, Stamford, CT 06902.

(8)

Does not include Class A Units beneficially owned by Clearview/CP/Vycom Acquisition, LLC. Mr. Andersen serves on our board of directors as a representative of Clearview/CP/Vycom Acquisition, LLC. Mr. Andersen is the Managing Partner and co-founder of Clearview Capital, an indirect parent of Clearview/CP/Vycom Acquisition, LLC. Mr. Andersen disclaims beneficial ownership of the Class A Units owned by Clearview/CP/Vycom Acquisition, LLC, except to the extent of his pecuniary interest therein.

(9)	Messrs. Calarco, Sarni and Steinberg serve on our board of directors as representatives of AEA Investors LLC.
(10)

Messrs. Hoesterey and Mahan serve on our board of directors as representatives of AEA Investors LLC. Messrs. Hoesterey and Mahan are Partners of AEA Investors LLC. Messrs. Hoesterey and Mahan disclaim beneficial ownership of the Class A Units owned by investment vehicles managed by AEA Investors LLC and AEA Management (Cayman) Ltd., except to the extent of their respective pecuniary interests therein.

(11)

Does not include Class A Units beneficially owned by Wachovia Capital Partners 2005, LLC. Mr. Christhilf serves on our board of directors and is the managing member of Wachovia Capital Partners 2005, LLC, which owns 16,126 Class A Units. Mr. Christhilf disclaims beneficial ownership of all such securities, except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Related Party Transaction Policy

We and all other operating subsidiaries follow the same policy regarding the definition of a related party transaction.  A related party transaction is defined by us as any transaction or series of similar transactions in which we or any of our subsidiaries is a participant with any related person who has a direct or indirect material interest.  A related person can include any person who is either a director or officer of our company or any of our subsidiaries, any person who is a director or officer of Holdings, our indirect parent company, or a person known by Holdings as the beneficial owner of more than 5% of any class of Holdings partnership units, any family member of the foregoing, and any entity which any foregoing person is employed or has a 5% or greater beneficial ownership interest.

AEA Investors

Upon consummation of the Transaction, we entered into a management agreement with AEA Investors relating to the provision of advisory and consulting services.  AEA Investors agreed not to charge a fee for the first year following the Transaction, but commencing as of May 1, 2006, AEA Investors receives a $1.5 million annual fee, subject to the limitations under our bank facility covenants.  In addition, in consideration of services performed in connection with the Composatron Acquisition and the related financings, we paid a $0.5 million fee to AEA Investors upon the closing of the Composatron Acquisition, and in consideration of services performed in connection with the Procell Acquisition and the related financings, we paid a $1.0 million fee to AEA Investors upon closing of the Procell Acquisition.  We believe that the management agreement and the services mentioned above are or were on terms at least as favorable to us as we would expect to negotiate with unrelated third parties.

Certain mezzanine funds affiliated with AEA Investors purchased $16.5 million aggregate principal amount of our floating rate notes in connection with the Procell Acquisition, as well as approximately 1,146 units in Holdings. In connection with the foregoing, these funds received certain registration rights and/or management rights.  We believe that these rights were granted on terms at least as favorable to us as we would expect to negotiate with unrelated third parties.

Management Equity Participation Following the Transaction

Members of our management team own Class A Units of Holdings, our indirect parent, representing approximately 8% of the total equity of Holdings and also own Class B Units of Holdings. See “Security Ownership of Certain Beneficial Owners and Management.”

Wachovia Capital Partners 2005, LLC

Wachovia Capital Partners 2005, LLC (“Wachovia Capital Partners”) is a co-investor in our company.  See “Security Ownership of Certain Beneficial Owners and Management.”  As described below, Wachovia Capital Partners has one representative on our board of directors as well as one representative on the advisory board of CPG International Holdings.  Wachovia Bank, National Association is the lender for our Revolving Credit Facility and Term Loan.

Partnership Agreement and Registration Rights Agreement

A partnership agreement with respect to Holdings has been entered into among AEA Investors, Wachovia Capital Partners, Clearview/CP/Vycom Acquisition, LLC (“Clearview”) and certain members of management. The partnership agreement contains, among other things, preemptive rights and certain restrictions on the ability of the parties thereto to freely transfer the partnership units of Holdings or shares of our stock, which may be distributed by Holdings to the partners.  Holdings has an advisory board whose role is to advise and make recommendations to the general partner of Holdings (which is an affiliate of AEA Investors) with respect to the business of Holdings.  The advisory board consists of seven members, which includes five members (Messrs. Calarco, Hoesterey, Mahan, Sarni and Steinberg) who are representatives of AEA Investors, one member (Mr. Christhilf) who is a representative of Wachovia Capital Partners and one member (Mr. Andersen) who is a representative of Clearview.  The parties to the partnership agreement have agreed to enter into a registration rights agreement upon the distribution to the partners of shares of our stock.  The registration rights agreement will provide that, upon certain conditions, the parties will have the ability to cause us to register our securities under the Securities Act, and other parties to the registration rights agreement may participate in such registrations.

Board of Directors

The company’s board of directors consists of eight members, which includes five members (Messrs. Calarco, Hoesterey, Mahan, Sarni and Steinberg) who are representatives of AEA Investors, one member (Mr. Christhilf) who is a representative of Wachovia Capital Partners, one member (Mr. Andersen) who is a representative of Clearview and Eric Jungbluth, our Chief Executive Officer.

On December 19, 2008, Mr. James Keisling (the former chairman of our board of directors), KF Equities, Holdings, CPG, AZEK and Scranton entered into a Separation Agreement and Release, pursuant to which Mr. Keisling ceased to serve as chairman of the boards of directors of the Successor, CPG, Scranton and AZEK as of December 19, 2008. Also pursuant to this agreement, Holdings will purchase 1,636 Class A Units of Holdings from KF Equities, and 2,000 Class B-1 Units of Holdings from Mr. Keisling, for an aggregate purchase price of $3,000,000. Holdings will pay the purchase price in three installments, with the last payment to occur no later than August 15, 2010. The agreement contains a release of claims by each of Mr. Keisling and KF Equities in favor of Holdings, CPG and their subsidiaries and affiliates. Mr. Keisling remains subject to the Noncompetition Agreement, dated as of May 10, 2005, among Mr. Keisling, the Company, CPG, Scranton and AZEK, and agrees that the restrictions contained therein shall apply until December 19, 2010.

We also have long-term notes in the amount of $7,349,000 due from Holdings for the payment made on behalf of Holdings related to repurchase of ownership units in Holdings.  Included in the $7,349,000 is approximately $1,022,000 related to the repurchase of Class A Units and Class B-1 Units pursuant to a separation agreement with Mr. James Keisling, the former chairman of our board of directors.   Currently, no repayment schedule has been established for these notes.  The notes have been classified in shareholder’s equity.

Lease and Option to Purchase

In 2005, AZEK Building Products Inc. (formerly known as Vycom Corp.), our wholly owned subsidiary, entered into a lease with respect to the 308,000 square foot property located in Scranton, Pennsylvania (Keyser Avenue).  The lessor and owner of the property is an entity whose owners include affiliates of Clearview and Wachovia Capital Partners, co-investors of our company.  The initial term of the lease was four years, and AZEK Building Products Inc. has options to extend the lease term for five additional four-year periods.  Rent for the lease is paid monthly at a rate of $508,000 per year, increasing by 1% each year thereafter.

Upon completion of the Procell Acquisition, we entered into an amended lease agreement related to Procell’s office and manufacturing facilities location, with North Alabama Property Leasing, Inc.  The lessor of the property is an entity whose sole shareholder is an equity holder in Holdings.  Total lease payments for years ended December 31, 2008 and 2007 were approximately $553,000 and $464,000, respectively.  We also paid storage and other fees in the amount of approximately $32,000 for the year ended December 31, 2008.

Tide Transport, Inc., a freight company owned by two equity holders of Holdings, provides certain freight services to our Foley, Alabama facility on a regular basis.  These services include shipping finished product and for the transportation of resin purchases.  Total freight costs for this arrangement were approximately $410,000 and $802,000 for the years ended December 31, 2008 and 2007, respectively.

The former owners of Composatron conducted business for finished goods as well as machinery repairs and parts with various companies that are affiliated with the former owners of Composatron.  Total costs paid after the acquisition to these affiliated companies were approximately $221,000 in 2008.

We entered into an agreement with our Chief Executive Officer, which provides Mr. Jungbluth with a bonus payment of $2,000,000, $1,000,000 or $500,000, if the Company is sold within 12, 24 or 36 months, respectively, after April 2008.

Director Independence

As a privately held corporation, whose securities are not listed on any national securities exchange, we are not required to have a majority of, or any, independent directors. Further, even if we had securities listed on a national securities exchange, because AEA Investors owns more than 50% of the outstanding equity of Holdings, and Holdings owns all of our common stock, we would be deemed a “controlled company” under the rules of either the New York Stock Exchange or Nasdaq and, therefore, would be exempt from the requirements to have a majority of independent directors or compensation and nominating committees consisting entirely of independent directors. However, the rules of the SEC require us to disclose which of our directors would be considered independent within the meaning of the rules of a national securities exchange that we may choose.  We currently have three directors who would be considered independent within the definitions of either the New York Stock Exchange or NASDAQ:  Messrs. Calarco, Sarni (audit committee member) and Steinberg.  Mr. Jungbluth, our Chief Executive Officer, is not independent because of his position as an executive officer.  Our remaining directors are not independent because of their affiliations with private equity funds that hold approximately 5% or more of the equity interests in Holdings:  Messrs. Hoesterey (audit committee member) and Mahan are partners of AEA Investors; Mr. Andersen is the managing partner and co-founder of Clearview; and Mr. Christhilf (audit committee member) is a Principal with Wachovia Capital Partners.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Revolving Credit Facility

On February 13, 2008, we and our subsidiaries, including AZEK Building Products Inc. (“AZEK”), Procell Decking Inc (“Procell”) and Scranton Products Inc. (“Scranton”; AZEK and Procell on one hand and Scranton on the other hand each a “group”) entered into a senior secured revolving credit facility with Wachovia Bank, National Association, as administrative agent, General Electric Capital Corporation, as syndication agent and the lenders from time to time party thereto (the “Revolving Credit Facility”). AZEK, Procell and Scranton are the borrowers under the Revolving Credit Facility.

The Revolving Credit Facility provides for an aggregate maximum credit of $65.0 million, however the borrowing capacity available to each group is limited by a borrowing base. For each group, the borrowing base is limited to a percentage of eligible accounts receivable and inventory, less reserves that may be established by the administrative agent in the exercise of its reasonable business judgment. Under certain circumstances, the administrative agent may make overadvances of up to 10% of the borrowing base in excess thereof. Additionally, the Revolving Credit Facility provides for an uncommitted incremental increase of the aggregate maximum credit up to $100.0 million.

The Revolving Credit Facility provides for interest on outstanding principal thereunder at a fluctuating rate, at our option, at (i) the base rate (prime rate) plus a spread of up to 0.5%, or (ii) adjusted LIBOR plus a spread of 1.5% to 2.25% or (iii) a combination thereof. The spread is based on excess availability (the difference between the borrowing base and the sum of the amounts of outstanding borrowings and certain overdue payables), ranging from $15.0 million to $35.0 million.

Subject to the intercreditor arrangements described below, the obligations under the Revolving Credit Facility are secured by substantially all of our present and future assets including equity interests of our domestic subsidiaries and 65% of the equity interests of our first-tier foreign subsidiaries, but excluding real property. This collateral is shared with certain bank products providers and hedge agreement providers. The obligations under the Revolving Credit Facility are guaranteed by us, our wholly owned domestic subsidiaries and CPG International Inc.

The Revolving Credit Facility allows prepayments and reductions of commitments without any premium or penalty, subject to applicable breakage costs. The Revolving Credit Facility matures on the earliest of (i) February 13, 2013, (ii) the date which precedes the maturity date of the term loans under the Term Loan Agreement by three months to the extent that obligations thereunder are still outstanding, unless there is excess availability of at least $10.0 million, (iii) 6 months prior to the maturity of the Senior Floating Rate Notes to the extent that obligations thereunder are still outstanding and (iv) 6 months prior to the maturity of the Senior Fixed Rate Notes to the extent that obligations thereunder are still outstanding.

The Revolving Credit Facility contains negative covenants that limit our ability and the ability of our subsidiaries to, among other things:

•                  incur additional indebtedness or issue guarantees;

•                  grant liens;

•                  make fundamental changes in our business, corporate structure or capital structure, including, among other things, entering into mergers, acquisitions and other business combinations;

•                  make loans and investments;

•                  enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  modify or waive certain material agreements in a manner that is adverse in any material respect to the lenders; or

•                  prepay or repurchase indebtedness.

These covenants under the Revolving Credit Facility are subject to qualifications and exceptions, including without limitation our ability to generally make acquisitions, incur and prepay indebtedness and pay dividends so long as we have average excess availability of at least $10.0 million and we are in pro forma compliance with the fixed charge coverage ratio of not less than 1.0 to 1.0.

The covenants under the Revolving Credit Facility also include a financial covenant that requires us to maintain, when our average excess availability falls below $7.5 million, a minimum fixed charge coverage ratio (generally defined as the ratio of (a) amount of (i) our EBITDA for the 12-month period ended prior to the relevant month end, less (ii) capital expenditures made during such period, and less (iii) cash taxes paid during such period, and less (iv) cash dividend and equity redemption payments to (b) the sum of all cash interest expense and certain regularly scheduled prepayments of debt made during such period) equal to at least 1.0 to 1.0, for each month until such time as our average excess availability over 90 days or 180 days

(as applicable) exceeds $7.5 million.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Ratios in Indenture and Senior Secured Credit Facility.”

In addition, if our average excess availability falls below $7.5 million for three consecutive business days or if an event of default exists under the Revolving Credit Facility the administrative agent will have the right to sweep all cash in our accounts into an agent payment account under its full dominion and control.

The Revolving Credit Facility contains events of default that are customary for financings of this type, including, and subject to certain exceptions, those related to:

•                  default in payment of principal and interest;

•                  materially incorrect representations or warranties;

•                  default in observance or performance of affirmative or negative covenants;

•                  cross default in the payment of specified other indebtedness;

•                  specified events of bankruptcy;

•                  specified ERISA events;

•                  specified judgments or decrees;

•                  any assignment for the benefit of creditors or notice of a bulk transfer;

•                  failure of the applicable financing documents or any material provisions hereof, the guarantees, security documents or any related documents to be enforceable and in full force and effect; and

•                  certain change of control events.

If an event of default under the Revolving Credit Facility occurs, the administrative agent acting at the direction of required lenders may, among other things, declare the principal amount of all obligations under the Revolving Credit Facility immediately due and payable (and all such obligations automatically become due and payable in the case of certain events of bankruptcy or insolvency) and take other actions permitted to be taken by a secured creditor.

Term Loan

On February 29, 2008, we, and our subsidiaries, including AZEK, Procell and Scranton, entered into a senior secured term loan agreement, with Wachovia Bank, National Association, as administrative agent and the lenders from time to time party thereto (the “Term Loan Agreement”). We, AZEK, Procell and Scranton are the borrowers under the Term Loan Agreement.

The Term Loan Agreement provides for a term loan of $25.0 million, which has been drawn in order to fund a part of the financing for the Composatron Acquisition.

The Term Loan Agreement provides for interest on outstanding principal thereunder at a fluctuating rate, at our option, at (i) the base rate (prime rate) plus a spread of 4.0% or (ii) adjusted LIBOR plus a spread of 5.0%, subject to a LIBOR floor of 3.25%, or (iii) a combination thereof.

Subject to the intercreditor arrangements described below, the obligations under the Term Loan Agreement are secured by substantially all of our present and future assets, including equity interests of our domestic subsidiaries and 65% of the equity interests of our first-tier foreign subsidiaries and our real property and fixtures related thereto.  The obligations under the Term Loan Agreement are guaranteed by our wholly owned domestic subsidiaries and CPG International Inc.

We have the option to prepay the term loans under the Term Loan Agreement, in whole or in part, subject to applicable breakage costs and, for any prepayments made within the first year, a prepayment premium of 1.0%.  The Term Loan Agreement requires mandatory prepayments of the term loans thereunder from certain debt and equity issuances, asset dispositions (subject to certain reinvestment rights), excess cash flow and extraordinary receipts.  The borrowers are required to repay the outstanding principal under the Term Loan Agreement in quarterly installments of $62,500 from March 31, 2008 through December 31, 2010, with the remaining outstanding principal balance under the Term Loan Agreement due on the maturity date, no later than February 28, 2011.

The Term Loan Agreement contains negative covenants that limit our ability and the ability of our subsidiaries to, among other things:

•                  incur additional indebtedness or issue guarantees;

•                  grant liens;

•                  make fundamental changes in our business, corporate structure or capital structure, including, among other things, entering into mergers, acquisitions and other business combinations;

•                  make loans and investments;

•                  enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  modify or waive material agreements in a manner that is adverse in any material respect to the lenders; or

•                  prepay or repurchase subordinated indebtedness.

These covenants under the Term Loan Agreement are subject to qualifications and exceptions.

The covenants under the Term Loan Agreement also include a financial covenant that requires us to maintain quarterly a maximum total senior secured leverage ratio less than or equal to 2.5 to 1.0. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Ratios in Indenture and Senior Secured Credit Facility.”

The Term Loan Agreement contains events of default that are customary for financings of this type, including, and subject to certain exceptions, those related to:

•                  default in payment of principal and interest;

•                  materially incorrect representations or warranties;

•                  default in observance or performance of affirmative or negative covenants;

•                  cross default in the payment of specified other indebtedness;

•                  specified events of bankruptcy;

•                  specified ERISA events;

•                  specified judgments or decrees;

•                  any assignment for the benefit of creditors or notice of a bulk transfer;

•                  failure of the applicable financing documents or any material provisions hereof, the guarantees, security documents or any related documents to be enforceable and in full force and effect;

•                  certain change of control events; and

•                  certain uninsured damage to assets.

If an event of default under the Term Loan Agreement occurs, the administrative agent acting at the direction of required lenders may, among other things, declare the principal amount of all obligations under the Term Loan Agreement immediately due and payable (and all such obligations automatically become due and payable in the case of certain events of bankruptcy or insolvency) and take other actions permitted to be taken by a secured creditor.

Intercreditor Agreement

The priority of liens on our assets created pursuant to the Term Loan Agreement and the Revolving Credit Facility are governed by and subject to an intercreditor agreement entered into by us and the respective Term Loan Agreement and Revolving Credit Facility lenders (the “Intercreditor Agreement”).  Pursuant to the Intercreditor Agreement, the liens securing the obligations under the Revolving Credit Facility are subordinate to the liens securing the obligations under the Term Loan Agreement on a first priority basis (the “Term Priority Collateral”) and the liens securing the obligations under the Term Loan Agreement are subordinate to the liens securing the obligations under the Revolving Credit Facility on a first priority basis (the “Revolving Priority Collateral”).  The Term Priority Collateral includes security interests in all existing and after-acquired plant, property, equipment and equipment-related assets of the respective borrowers and guarantors and all products and proceeds of the foregoing, and the Revolving Priority Collateral includes security interests in substantially all other existing and after-acquired assets of the respective borrowers and guarantors, including, a pledge of the equity interests of each existing and subsequently acquired or organized direct or indirect domestic and first-tier foreign subsidiaries (65% in the case of a first-tier foreign subsidiary), accounts receivable, inventory, intangibles and all products and proceeds of the foregoing.  Since the obligations under the Revolving Credit Facility are not secured by the real estate collateral, such collateral secures exclusively the term loan and is not subject to the Intercreditor Agreement.

DESCRIPTION OF NOTES

General

The notes have been issued under an indenture (the “Indenture”) dated as of July 5, 2005, among us, the Guarantors and Wells Fargo Bank, N.A., as Trustee, filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture (copies of the form of which may be obtained from us), including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. For more information, please review the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part.

The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this “Description of Notes,” references to the “Company” are to CPG International I Inc. and not to any of its Subsidiaries. For purposes of this summary, the term “Notes” refers to:

(1)          the $65.0 million aggregate principal amount of floating rate notes issued on July 5, 2005, the $30.0 million aggregate principal amount of floating rate notes issued on April 28, 2006 and the $165.5 million aggregate principal amount of floating rate notes originally issued on January 31, 2007 (collectively, the “Senior Floating Rate Notes”); and

(2)          the $150.0 million aggregate principal amount of fixed rate notes originally issued on July 5, 2005, together with the exchange fixed rate notes to be issued in exchange therefor (the “Senior Fixed Rate Notes”).

The Senior Floating Rate Notes and Senior Fixed Rate Notes are issued as separate series but will be treated as a single class for all purposes under the Indenture and will vote together as one class.

Brief Description of the Notes

The Notes are:

•                  general unsecured obligations of the Company;

•                  effectively subordinated to secured obligations of the Company to the extent of the value of the assets securing such obligations;

•                  equal in right of payment to all existing and future unsecured obligations of the Company that are not, by their terms, expressly subordinated in right of payment to the Notes; and

•                  senior in right of payment to any future obligations of the Company that are, by their terms, expressly subordinated in right of payment to the Notes.

As of December 31, 2008, we had total indebtedness of $314.3 million, excluding up to an additional $19.2 million that was available for borrowing under our senior secured revolving credit facility, which would be secured if borrowed.

The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Initially, the Trustee will be acting as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee’s corporate trust office. We may change any Paying Agent and Registrar without notice to holders of the Notes. We will pay principal (and premium, if any) on the Notes at the Trustee’s corporate office in New York, New York. At our option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Principal, Maturity and Interest

The Senior Floating Rate Notes

We issued the Senior Floating Rate Notes in (x) an aggregate principal amount of $65.0 million on July 5, 2005, (y) an aggregate principal amount of $30.0 million on April 28, 2006, and (z) an aggregate principal amount of $33.0 million on January 31, 2007, $16.5 million of which are being offered hereby.  An unlimited amount of additional Senior Floating Rate Notes may be issued from time to time subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.”

The Senior Floating Rate Notes will mature on July 1, 2012. Interest on the Senior Floating Rate Notes will accrue at a rate per annum, reset semi-annually, equal to the six-month LIBOR plus 6.75%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee, and will be payable semiannually in cash on each January 1 and July 1 to the persons who are registered Holders at the close of business on the December 15 and June 15 immediately preceding the applicable interest payment date. As of December 31, 2008, this interest rate equaled 9.9%. Interest on the Senior Floating Rate Notes issued on July 5, 2005 was first paid on January 1, 2006. Interest on the Senior Floating Rate Notes issued on July 5, 2005 will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Senior Floating Rate Notes issued on April 28, 2006 was first paid on July 1, 2006. Interest on the Senior Floating Rate Notes issued on April 28, 2006 will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Senior Floating Rate Notes issued on January 31, 2007 was first paid on July 1, 2007. Interest on the Senior Floating Rate Notes will accrue from and including January 1, 2007, although investors in the Senior Floating Rate Notes issued on January 31, 2007 were required to pay accrued interest through the issue date of such Notes at the time of purchase.

The Senior Floating Rate Notes will not be entitled to the benefit of any mandatory sinking fund.

The Senior Fixed Rate Notes

We issued the Senior Fixed Rate Notes in an aggregate principal amount of $150.0 million on July 5, 2005. An unlimited amount of additional Senior Fixed Rate Notes may be issued from time to time subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.”

The Senior Fixed Rate Notes will mature on July 1, 2013.  Interest on the Senior Fixed Rate Notes will accrue at the rate of 10.5% per annum and will be payable semiannually in cash on each January 1 and July 1 to the persons who are registered Holders at the close of business on the December 15 and June 15 immediately preceding the applicable interest payment date. Interest on the Senior Fixed Rate Notes issued on July 5, 2005 was first paid on January 1, 2006. Interest on the Senior Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

The Senior Fixed Rate Notes will not be entitled to the benefit of any mandatory sinking fund.

Guarantees

The Notes will be guaranteed by Holdings and each existing and future domestic Restricted Subsidiary of the Company that guarantees any of the Company’s Indebtedness under any Credit Facility. The Guarantors will jointly and severally guarantee the Company’s obligations under the Indenture and Notes. Each Guarantee will rank as a general unsecured senior obligation of such Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation and Sale of Assets.”

The Guarantee of a Guarantor will be released automatically:

(1)                                  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the applicable provisions of the Indenture;

(2)                                  in connection with any sale of a majority of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of such Capital Stock of that Guarantor complies with the applicable provisions of the Indenture;

(3)                                  if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)                                  if such Guarantor is properly designated as a Non-Guarantor Restricted Subsidiary and is not required to issue a Guarantee of the Notes pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantees”;

(5)                                  if a Guarantor under all Credit Facilities is released from its Guarantee pursuant to the terms of all Credit Facilities; or

(6)                                  if the Notes are discharged in accordance with the procedures described below under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge.”

Redemption

Optional Redemption of the Senior Floating Rate Notes

Optional Redemption.  The Senior Floating Rate Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time upon not less than 30 and not more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2008	102.000%
2009 and thereafter	100.000%

Optional Redemption of the Senior Fixed Rate Notes

Optional Redemption.  The Senior Fixed Rate Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on and after July 1, 2009, upon not less than 30 and not more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2009	105.250%
2010	102.625%
2011 and thereafter	100.000%

Before July 1, 2009, the Company may also redeem the Senior Fixed Rate Notes, as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption.

“Applicable Premium” means, with respect to any Senior Fixed Rate Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Senior Fixed Rate Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Senior Fixed Rate Note at July 1, 2009 (as set forth in the table above), plus (2) all scheduled interest payments due on such Senior Fixed Rate Note from the redemption date through July 1, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over (B) the principal amount of such Senior Fixed Rate Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 1, 2009; provided, however, that if the period from such redemption date to July 1, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to July 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however:

(1)                                  that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and

(2)                                  that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

Notice of redemption shall be mailed by first-class mail at least 30 and not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

Within 30 days following the date upon which the Change of Control has occurred or, at the Company’s option, prior to such Change of Control but after it is publicly announced if a definitive agreement is in place for such Change of Control at the time of such announcement, the Company will be required to send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). If the notice is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control if a definitive agreement is in place for the Change of Control at the time of the notice of such Change of Control. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. The Credit Agreement contains, and any future other agreements relating to other Indebtedness to which the Company becomes a party may contain, restrictions or prohibitions on the Company’s ability to repurchase Notes or may provide that an occurrence of a Change of Control constitutes an event of default under, or otherwise requires payments of amounts borrowed under, those agreements. If a Change of Control occurs at a time when the Company is prohibited from repurchasing the Notes, the Company could seek the consent of its then lenders to the repurchase of the Notes or could attempt to refinance the Credit Agreement. If the Company does not obtain such consent or repay the applicable Indebtedness, it would remain prohibited from repurchasing the Notes. In that case, failure to repurchase tendered Notes would constitute an Event of Default under the Indenture and may constitute a default under the terms of other Indebtedness that the Company may enter into from time to time. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Neither the Boards of Directors of the Company nor the Trustee, without the consent of the Holders affected thereby, may waive the covenant relating to a Holder’s right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively “incur”) any Indebtedness other than Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is, or concurrently with such incurrence becomes, a Guarantor may incur Indebtedness (including Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the receipt and application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0. The foregoing proviso is referred to as the “Coverage Ratio Exception.”

Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution (other than dividends or distributions payable in the Qualified Capital Stock, or in warrants, rights or options to purchase such Qualified Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock), of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock,

(2)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

(3)                                  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to:

(a)                                  any scheduled final maturity,

(b)                                 any scheduled or mandatory repayment or

(c)                                  any scheduled sinking fund payment,

any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (other than the purchase, defeasance, redemption, prepayment, decrease or other acquisition of Indebtedness subordinate or junior in right of payment to the Notes, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, defeasance, redemption, prepayment, decrease or other acquisition); or

(4)                                  make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) (other than the exceptions set forth therein) being referred to as a “Restricted Payment”) if at the time of such Restricted Payment or immediately after giving effect thereto:

(A)	a Default shall have occurred and be continuing; or

(B)	the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(C)

the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of, without duplication:

(i)

50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning with the most recently ended fiscal quarter immediately prior to the Issue Date and ending on or prior to the end of the most recently ended fiscal quarter for which internal financial statements are available as of the date the Restricted Payment occurs (treating such period as a single accounting period), plus

(ii)

100% of the aggregate net proceeds (including the fair market value of property other than cash) directly or indirectly received by or contributed to, directly or indirectly, the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock of the Company or any direct or indirect parent entity of the Company, including Qualified Capital Stock issued upon exercise of warrants or options or upon the merger or consolidation of any Person with the Company or any Restricted Subsidiary, plus

(iii)

the aggregate amount received by the Company or any Restricted Subsidiary from the issuance of any Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiary issued after the Issue Date which has been converted or exchanged for Qualified Capital Stock in either the Company or any direct or indirect parent entity of the Company, plus

(iv)

without duplication of any amounts included in clause (C)(ii) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any equity contribution received by the Company from a direct or indirect holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs, plus

	(v)	without duplication, an amount equal to the sum of

(x)

the net reduction in Restricted Investments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any Restricted Investment, in each case occurring subsequent to the Issue Date and the return of capital with respect to any Restricted Investment and

(y)

to the extent that any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date is redesignated as a Restricted Subsidiary in accordance with the covenant described under “ —Limitation on Designations of Unrestricted Subsidiaries” or merges into a Restricted Subsidiary or transfers its assets to a Restricted Subsidiary, the fair market value of the Investment of the Company or any Restricted Subsidiary in such Subsidiary as of the date of such redesignation, merger or transfer, as the case may be, plus

	(vi)	100% of the aggregate net proceeds (including the fair market value of property) and any dividends or distributions received by the Company or any Restricted Subsidiary after the

Issue Date from an Unrestricted Subsidiary of the Company or the proceeds from the sale of stock from an Unrestricted Subsidiary, to the extent that such dividends, distributions or proceeds were not otherwise included in the Consolidated Net Income of the Company for such period, plus

(vii)

in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company’s or any Restricted Subsidiary’s existing Investment in such Person that was previously treated as a Restricted Payment pursuant to this clause (C), plus

(viii)

any amount which previously qualified as a Restricted Payment pursuant to this clause (C) on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)                                  the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the mailing of such irrevocable redemption notice if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration or the date of mailing of such notice;

(2)                                  (x)                                   the acquisition of any shares of Capital Stock (“Retired Capital Stock”) of the Company, either

(a)                                  solely in exchange for shares of Qualified Capital Stock of the Company or

(b)                                 through the application of net proceeds of a substantially concurrent, or within 90 days prior thereto, sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(clauses (a) and (b) collectively, “Refunding Capital Stock”) and

(y)                                 the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent, or within 90 days prior thereto, sale (other than to a Restricted Subsidiary) of Refunding Capital Stock;

(3)                                  the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either

(a)                                  solely in exchange for shares of Qualified Capital Stock of the Company, or

(b)                                 through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of

(x)                                   shares of Qualified Capital Stock of the Company or

(y)                                 Refinancing Indebtedness;

(4)                                  if no Default shall have occurred and be continuing, the purchase, repurchase, redemption, retirement or other acquisition for value by the Company of Capital Stock of the Company or options or warrants to purchase Capital Stock of the Company, stock appreciation rights or any similar equity interest in the Company and any distribution, loan or advance to any direct or indirect parent entity of the Company for the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of any such direct or indirect parent entity of the Company, in each case, from any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or any direct or indirect parent entity of the Company or its authorized representatives or permitted transferees upon the death, disability, retirement or termination of employment of such current or former director, officer, employee or consultant in an aggregate amount not to exceed $5.0 million in any fiscal year (and any portion of such $5.0 million not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal years); provided, further, that such amount may be increased by an amount not to exceed

(a)                                  the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of any direct or indirect parent entity of the Company, in each case to directors, officers, employees or consultants of the Company or any of its Subsidiaries or any direct or indirect parent entity of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such purchase, repurchase, redemption, retirement or other acquisition will not increase the amount available for Restricted Payments under clause (C) of the immediately preceding paragraph), plus

(b)                                 the cash proceeds of key-man life insurance policies received by the Company or any direct or indirect parent entity of the Company (to the extent contributed to the Company) or any Restricted Subsidiary after the Issue Date; provided, further, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any fiscal year;

(5)                                  the payment by the Company of Permitted Tax Distributions;

(6)                                  (A)                              the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued by the Company after the Issue Date, or

(B)                                the declaration and payment of dividends to a direct or indirect parent entity of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) of such parent entity issued after the Issue Date;

provided, however, that, in each case (x) after giving effect to the issuance of such Designated Preferred Stock (and the payment of dividends or distributions) on a pro forma basis, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception, and (y) the amount of dividends paid pursuant to this clause (6) shall not exceed the aggregate amount of cash actually contributed to the common equity capital of the Company from the sale of such Designated Preferred Stock;

(7)                                  following the first public offering of the Company’s Common Stock or the Common Stock of any direct or indirect parent entity of the Company, as the case may be, after the Issue Date, the payment of dividends on the Company’s Common Stock (or the payment of dividends to any direct or indirect parent entity of the Company, as the case may be, to fund the payment by such parent entity of dividends on such entity’s Common Stock) of up to 6% per annum of the gross proceeds of such public offering received by, and in the case of a public offering of any direct or indirect parent entity of the Company, contributed to the common equity capital of, the Company; provided, however, that the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company (or so contributed to the Company) from such public offering;

(8)                                  the repurchase of Capital Stock of the Company deemed to occur upon (a) the non-cash exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options and (b) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(9)                                  (a) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company issued on or after the Issue Date in accordance with the covenant described under the caption “—Limitation on Incurrence of Additional Indebtedness” or (b) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of any direct or indirect parent entity of the Company issued on or after the Issue Date, the proceeds of which have been contributed to the Company; provided that the amount of dividends paid pursuant to this clause (9)(B) shall not exceed the aggregate amount of cash actually contributed to the common equity capital of the Company from the sale of such Disqualified Capital Stock;

(10)                            any payment of dividends, other distributions or other amounts or the making of loans or advances by the Company to any direct or indirect parent entity of the Company for the purposes set forth in clauses (A) and (B) below:

(A)                              to pay accounting, legal, administrative and other general corporate and overhead expenses, franchise or similar taxes and other fees required to maintain such parent entity’s corporate existence and to provide for other operating costs, including customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any such parent entity and to pay reasonable directors’ fees and to reimburse reasonable out-of-pocket expenses of the Board of Directors of any direct or indirect parent entity of the Company, in each case related to the ownership or operation of the Company or any Restricted Subsidiaries and including to pay fees and expenses, as incurred, of an offering of such parent entity’s securities or indebtedness that is not consummated, or of a registered public offering or of an acquisition which is not consummated, in each case where the proceeds of such offering or such acquisition, as the case may be, was intended to be contributed to or combined with Company or its Restricted Subsidiaries; and

(B)                                to pay the Sponsor those amounts payable pursuant to the Management Agreement.

(11)                            any repurchase, redemption, retirement or other acquisition for value of Disqualified Capital Stock of the Company made by exchange for or out of proceeds of a substantially concurrent sale of Disqualified Capital Stock that is permitted to be incurred pursuant to the covenant described below under “—Limitation on Incurrence of Additional Indebtedness,” provided any new Disqualified Capital Stock has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced;

(12)                            the repurchase of any Subordinated Indebtedness of the Company in the event of a Change of Control or Asset Sale pursuant to a provision similar to the provisions described under the caption “Change of Control” and “—Limitation on Asset Sales”; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer or Net Proceeds Offer, as the case may be, required by the Indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer, as the case may be;

(13)                            any payment to the sellers of the purchase price for the Acquisition, as well as all fees and expenses related thereto, including, without limitation, the payment of fees and expenses to the Sponsor on May 10, 2005 in connection with the Acquisition and the Credit Agreement, fees and expenses related to the Refinancing Transaction, and any payments to any direct or indirect parent entity of the Company in order for any such parent entity to make such payments or distributions; and

(14)                            if no Default shall have occurred and be continuing, Restricted Payments in an aggregate amount since the Issue Date not to exceed $10.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the second preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (3)(b)(x) and (7) of the immediately preceding paragraph shall be included in such calculation.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (14) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of Permitted Investments.

Limitation on Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company); and

(2)                                  at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition; provided, however, that the amount of:

(a)                                  any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released (including by operation of law),

(b)                                 any notes, securities or other obligations received by the Company or by any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or by such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt by the Company or such Restricted Subsidiary (to the extent of the cash or Cash Equivalents received) and

(c)                                  any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $5.0 million and (y) 5% of Consolidated Net Tangible Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this provision.

Upon the consummation of an Asset Sale, the Company shall apply, or cause the applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(1)                                  to (i) permanently reduce Obligations under a Credit Facility (and, except in the case of revolving credit facilities, to correspondingly reduce commitments with respect thereto) or (ii) permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor,

(2)                                  to make an investment in Replacement Assets,

(3)                                  to make capital expenditures in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries or in businesses reasonably related or complementary thereto (“Permitted Business”),

(4)                                  acquire Capital Stock of a Person that is a Restricted Subsidiary or of a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon consummation of such acquisition, including by means of a merger, consolidation or other business combination permitted under the Indenture,

(5)                                  to repay obligations under Pari Passu Indebtedness (as defined below), provided that if the Company shall so reduce obligations under such Pari Passu Indebtedness, it shall equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Company shall make an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all holders of Notes to purchase its Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

(6)                                  a combination of prepayment and investment permitted by the foregoing clauses (1) through (5).

The Company or such Restricted Subsidiary will be deemed to have complied with its obligations under the preceding paragraphs of this covenant if it enters into a binding commitment to acquire such properties, assets or Capital Stock prior to 365 days after the receipt of the applicable Net Cash Proceeds; provided that upon any abandonment or termination of such commitment, the Net Available Proceeds not so applied shall constitute Net Cash Proceeds and be applied as set forth below.

On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth above (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date not less than 45 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, the maximum principal amount of Notes and other Indebtedness (“Pari Passu Indebtedness”) of the Company and the Guarantors that ranks pari passu in right of payment with the Notes or the Guarantees, as the case may be (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Net Proceeds Offer Amount. Any Notes and other Indebtedness to be purchased pursuant to a Net Proceeds Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $15.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, not just the amount in excess of $15.0 million, shall be applied as required pursuant to the preceding paragraph).

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “Merger, Consolidation and Sale of Assets,” the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold pursuant to the preceding sentence shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Notwithstanding the preceding paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent:

(1)                                  at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company);

provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraphs of this covenant.

Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). If any portion of the Net Proceeds Offer Amount remains after consummation of a Net Proceeds Offer (such remainder constituting a “Net Proceeds Deficiency”), the Company and its Restricted Subsidiaries may use the Net Proceeds Deficiency for any purposes not otherwise prohibited by the Indenture, and the Net Proceeds Deficiency may be used to make an offer to repurchase Subordinated Indebtedness required by the terms thereof, and any repurchase of such Indebtedness shall not be deemed a Restricted Payment, notwithstanding anything else herein to the contrary. Upon completion of each Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on or in respect of Capital Stock;

(2)                                  make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except in each case for such encumbrances or restrictions existing under or by reason of:

(a)                                  applicable law, rule, regulation or order including of any regulatory body;

(b)                                 the Indenture, the Notes and any Guarantees;

(c)                                  customary provisions restricting assignments or subletting in (x) any lease governing a leasehold interest of any Restricted Subsidiary or (y) any contracts and licenses (including, without limitation, those relating to intellectual property), in each case entered into in the ordinary course of business;

(d)                                 any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, which encumbrance or restriction was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition) and is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including, but not limited to, such Person’s direct and indirect Subsidiaries);

(e)                                  agreements existing on the Issue Date (other than the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

(f)                                    the Credit Agreement or an agreement governing any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the Indenture; provided that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect, taken as a whole, than the provisions contained in the Credit Agreement as in effect on the Issue Date;

(g)                                 restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(h)                                 restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(i)                                     Purchase Money Indebtedness or Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(j)                                     provisions in joint venture agreements, partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements that restrict the transfer of ownership interests in such entity;

(k)                                  customary restrictions on real property interests set forth in easements and similar arrangements of the Company or any Restricted Subsidiary;

(l)                                     restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(m)                               encumbrances pursuant to the subordination provisions of any Indebtedness permitted to be incurred by clause (7) of the definition of “Permitted Indebtedness”;

(n)                                 encumbrances on the assets or capital stock of Foreign Subsidiaries pursuant to Indebtedness of Foreign Subsidiaries permitted to be incurred under the Indenture that are not expected to make the Company unable to make principal or interest payments on the Notes, as determined in good faith by the Company; and

(o)                                 an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b) and (d) through (f) above and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, and amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements prior to such amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing.

Limitation on Liens.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Liens securing any Indebtedness upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens) unless effective provision for securing the Notes or, with respect to Liens on any Guarantor’s property or assets, the Guarantee of such Guarantor, and:

(1)                                  if such Lien secures Indebtedness which is subordinate in right of payment to the applicable Notes or any related Guarantee of any Guarantor, as the case may be, any such Lien shall be subordinate to the Lien granted to Holders to the same extent as such Indebtedness is subordinate in right of payment to the applicable Notes or the related Guarantee of such Guarantor, as the case may be; and

(2)                                  in all other cases, the Notes or any related Guarantees, as the case may be, are secured on at least an equal and ratable basis.

Notwithstanding the foregoing, any Lien securing the Notes or a Guarantee granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment of obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, (b) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien in accordance with the terms of the Indenture, (c) in the case of a Lien on assets of a Guarantor securing a Guarantee, upon the release of such Guarantee in accordance with, the terms of the Indenture, (d) payment in full of the principal of, and accrued interest and premium on the Notes, or (e) a defeasance or discharge of the Notes in accordance with the procedures described below under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge.”

Merger, Consolidation and Sale of Assets.  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)                                  either:

(a)                                  the Company will be the surviving or continuing entity, or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of properties and assets of the Company and of its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”)

(x)                                   will be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and

(y)                                 will expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Coverage Ratio Exception;

(3)                                 immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default shall have occurred or be continuing; and

(4)                                 the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and an officer’s certificate that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (1), (2), (3) and (4) the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction and/or for the purpose of forming a holding company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and the Company will be discharged from all obligations and covenants under the Indenture and the Notes.

Each Guarantor, if any (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the covenant described under “—Limitation on Asset Sales”), will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)                                 the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) (the “Guarantor Surviving Entity”) is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)                                 such Guarantor Surviving Entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

(3)                                 immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted Subsidiary of the Company need not comply with this covenant. Notwithstanding the foregoing clauses (1), (2) and (3), any Guarantor may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Guarantor in another jurisdiction, and the Guarantors may merge with an Affiliate as part of any internal reorganization.

The Indenture provides that upon any consolidation or merger in accordance with the foregoing in which such Guarantor is not the continuing corporation, the Guarantor Surviving Entity shall succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee with the same effect as if such Guarantor Surviving Entity had been named as such, and such Guarantor will be discharged from all obligations and covenants under the Indenture and its Guarantee.

Limitation on Transactions with Affiliates.

(1)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of $2.5 million with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than:

(a)                                 Affiliate Transactions permitted under paragraph (2) below; and

(b)                                Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million will be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $20.0 million, the Company will, prior to the consummation thereof, obtain an opinion from an Independent Financial Advisor stating that such transaction or series of related transactions are fair to the Company or to the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

(2)                                 The restrictions set forth in paragraph (1) above shall not apply to:

(a)                                 reasonable fees and compensation paid to and indemnity provided on behalf of, the Company’s officers, directors, employees or consultants or those of any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;

(b)                                transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction); provided that such transactions are not otherwise prohibited by the Indenture;

(c)                                 amounts payable to the Sponsor pursuant to the Management Agreement as in effect on the Issue Date, which shall be no more than $1.5 million per year;

(d)                                any agreement or instrument as in effect as of the Issue Date or any amendment or replacement thereof or any transaction contemplated thereby (including pursuant to any amendment or replacement thereof) so long as any such amendment or replacement agreement or instrument is, in the good faith judgment of the Board of Directors of the Company, not more disadvantageous to the Holders of Notes, taken as a whole, than the original agreement or instrument as in effect on the Issue Date;

(e)                                 Restricted Payments and Permitted Investments permitted by the Indenture;

(f)                                   any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, issuance of securities or awards pursuant thereto;

(g)                                any issuance of Qualified Capital Stock to Affiliates;

(h)                                contracts or agreements with, and payments by the Company or any of its Restricted Subsidiaries to, Sponsor in connection with any financial advisory, consulting, financing, underwriting or placement services or any other investment banking, banking or similar services, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with Sponsor in effect on the Issue Date, or (y) approved by a majority of the Board of Directors of the Company in good faith;

(i)                                    the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights in each case to employees, directors and consultants approved by the Board of Directors;

(j)                                    any redemption of Capital Stock held by current or former employees, directors or consultants at the time of their death, disability, termination of employment or departure from the Board of Directors for not in excess of fair market value or as otherwise contractually required;

(k)                                 any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purposes of (i) reorganizing to facilitate an initial public offering of securities of the Company or any direct or indirect parent entity of the Company or (ii) reincorporating the Company in a new jurisdiction;

(l)                                    transactions pursuant to any registration rights agreement with the stockholders of the Company or any direct or indirect parent entity of the Company, on customary terms;

(m)                              transactions pursuant to or contemplated by the Partnership Agreement as in effect on the Issue Date;

(n)                                transactions and payments of fees and expenses to the Sponsor on May 10, 2005 in connection with the Acquisition and the Credit Agreement;

(o)                                agreements and transactions with customers, clients, suppliers or purchasers and sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at that time from a Person who is not an Affiliate of the Company; and

(p)                                ordinary course transactions (including the payment of customary fees and expenses) with investment banks, commercial banks and other financial institutions in connection with investment banking, commercial banking and other financial advisory services.

Future Subsidiary Guarantees.  If any Restricted Subsidiary of the Company (other than any Non-Guarantor Restricted Subsidiary if the fair market value of such Non-Guarantor Restricted Subsidiary, together with the fair market value of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $3.5 million) guarantees any of the Company’s Indebtedness under any Credit Facility then such Restricted Subsidiary shall:

(1)                                 execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

(2)                                 deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture; provided, however, that to the extent that a Subsidiary is subject to any instrument governing Acquired Indebtedness, as in effect at the time of acquisition thereof, that prohibits such Subsidiary from issuing a Guarantee, such Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Indebtedness.

In addition, to the extent the collective fair market value of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $3.5 million, the Company shall cause one or more of such Non-Guarantor Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture, such that the collective fair market value of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $3.5 million.

The Guarantee of such Guarantor will rank as a general unsecured senior obligation of such Guarantor.

Reports to Holders.  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish or make available to the holders of Notes, with a copy to the Trustee:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                 the information that would be required to be included in all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in the first paragraph of this covenant to the Trustee and the Holders of Notes if the Company has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”) and such reports are publicly available.

If at any time the Notes are Guaranteed by a direct or indirect parent entity of the Company and such parent entity has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically via EDGAR, the reports described herein with respect to such entity, as applicable (including any financial information required by Regulation S-X under the Securities Act relating to the Company and its Subsidiaries), the Company shall be deemed to be in compliance with the provisions of this covenant.

Limitation on Designations of Unrestricted Subsidiaries.  The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company that owns Capital Stock of a Restricted Subsidiary) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)                                 no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)                                 the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of:

(a)                                 the fair market value of the Capital Stock of such Subsidiary owned by the Company and its Restricted Subsidiaries on such date; and

(b)                                the aggregate amount of other Investments of the Company and its Restricted Subsidiaries in such Subsidiary on such date; and

(3)                                 the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount. The Indenture further provides that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

(1)                                 provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); or

(2)                                 be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1)                                 no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)                                 all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

All Designations and Revocations must be evidenced by Board Resolutions of the Company certifying compliance with the foregoing provisions.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1)                                 the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

(2)                                 the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase;

(3)                                 a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)                                 the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $15.0 million or more at any time;

(5)                                 one or more judgments in an aggregate amount in excess of $15.0 million (to the extent not covered by insurance or bonded) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6)                                 certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

(7)                                 any Guarantee of Holdings or Significant Subsidiary required pursuant to the Indenture ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee required pursuant to the Indenture (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (its “Acceleration Notice”), and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the preceding paragraph, in the event of any Event of Default specified in paragraph (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 45 days after such Event of Default arose,

(1)                                 the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)                                 the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)                                 if the default that is the basis for such Event of Default has been cured.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)                                 if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                 if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)                                 in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officer’s certificate to the Trustee within five business days after any officer obtains knowledge of any Default or Event of Default (provided that such officer shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1)                                 the rights of Holders to receive, solely from the funds in trust (described below), payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)                                 the Company’s obligations with respect to the Notes concerning:

•                 issuing temporary Notes,

•                 registration of Notes,

•                 mutilated, destroyed, lost or stolen Notes, and

•                 the maintenance of an office or agency for payments;

(3)                                 the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)                                 the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)                            the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)                           since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)                                 the Company shall have delivered to the Trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of hindering or defrauding any other creditors of the Company or others; and

(7)                                 the Company shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Credit Agreement and any other Indebtedness of the Company or any Restricted Subsidiary may contain provisions that prohibit or otherwise limit the Company from exercising any such option.

Notwithstanding the foregoing, the opinion of counsel required by clauses (2)(a) and (3) above need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation:

(1)                                 have become due and payable;

(2)                                 will become due and payable on the maturity date within one year; or

(3)                                 are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as set forth below and as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Notes issued thereunder and then outstanding when:

(1)                                 either

(a)                                all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(b)                               all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be irrevocably called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                 the Company has paid all other sums payable by the Company under the Indenture; and

(3)                                 the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, any Guarantors and the Trustee, without the consent of the Holders, may modify, supplement or amend the Indenture to:

(1)                                 evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Indenture and in the Notes and any Guarantee in accordance with “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

(2)                                 add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

(3)                                 cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee;

(4)                                 make, amend or supplement any provision under the Indenture, the Notes or any Guarantee, provided that such provisions shall not adversely affect the Holders of the Notes in any material respect;

(5)                                 comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)                                 add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

(7)                                 release a Guarantor as provided in the Indenture;

(8)                                 evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(9)                                 mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise;

(10)                           provide for the issuance of additional Notes under the Indenture in accordance with the limitations set forth in the Indenture;

(11)                           provide for the issuance of exchange notes pursuant to the terms of the Indenture and the Registration Rights Agreement;

(12)                           comply with the rules of any applicable securities depositary; or

(13)                           conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Final Memorandum.

Other modifications and amendments of the Indenture may be made with the consent of the applicable Holders of a majority in principal amount of the then outstanding applicable Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)                                 reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                 reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)                                 reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefore;

(4)                                 make any Notes payable in money other than that stated in the Notes;

(5)                                 make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)                                 after the Company’s obligation to purchase Notes arises under the Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7)                                 modify or change any provision of the Indenture in any manner which subordinates the Notes in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor, in each case in a manner that adversely affects the Holders in any material respect; provided that subordination shall not be affected by the existence or lack thereof of a security interest or by priority with respect to a security interest; or

(8)                                 release Holdings or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee of the Indenture otherwise than in accordance with the terms of the Indenture.

Notwithstanding the foregoing, if any amendment, waiver or other modification of the Indenture or the Notes will only affect the Senior Fixed Rate Notes or the Senior Floating Rate Notes, as the case may be, only the consent of the Holders of the then outstanding Senior Fixed Rate Notes or Senior Floating Rate Notes, as the case may be, and not the consent of both the Holders of Senior Fixed Rate Notes and the Holders of Senior Floating Rate Notes, shall be required in accordance with the preceding paragraph.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or of a Subsidiary of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation; provided that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such Person becomes a Restricted Subsidiary will not be Acquired Indebtedness.

“Acquisition” means the transactions contemplated by the Stock Purchase Agreement, including any borrowings under the Credit Agreement and the offering of the Notes.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. The term “Affiliate,” with respect to the Company and the Guarantors, shall not include the Initial Purchaser or any of its Affiliates.

“Affiliate Transaction” has the meaning set forth under “ —Certain Covenants—Limitation on Transactions with Affiliates.”

“Asset Acquisition” means:

(1)                                 an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary; or

(2)                                 the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

(1)                                 any Capital Stock of any Restricted Subsidiary; or

(2)                                 any other property or assets of the Company or any Restricted Subsidiary;

in each case, other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a)                                 a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $3.0 million,

(b)                                the sale, lease, conveyance, disposition or other transfer of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) as permitted under the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets,” or any disposition that constitutes a Change of Control,

(c)                                 the sale, lease, conveyance, disposition or other transfer of products, services, inventory or accounts receivable in the ordinary course of business and disposals or replacements of damaged, worn-out or obsolete assets or assets no longer useful in the business,

(d)                                an issuance of securities by a Restricted Subsidiary to the Company or another Restricted Subsidiary or the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transactions),

(e)                                 any transfer of property or assets or issuance of Capital Stock that is a Restricted Payment or Investment permitted to be made by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment,

(f)                                   the sale or other disposition of cash or Cash Equivalents,

(g)                                a transfer of assets, by means of trade-in, of equipment owned by it and used or previously used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment,

(h)                                any issuance of, or disposition in connection with, directors’ qualifying shares or investments by foreign nationals mandated by foreign law,

(i)                                    the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property in the ordinary course of business,

(j)                                    a transfer of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(k)                                 the sale of any property in a Sale and Leaseback Transaction within one year of the acquisition of such property,

(l)                                    any sale or disposition deemed to occur in connection with creating, granting or exercising remedies, including foreclosure, in respect of any Liens pursuant to the covenant set forth under “—Certain Covenants—Limitation on Liens,” and

(m)                              any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Board of Directors” means, as to any Person, the board of directors or advisory board of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or any officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day in which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)                                 with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)                                 with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

(2)                                 marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision of any such state, commonwealth or territory or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating from either S&P or Moody’s;

(3)                                 commercial paper or other indebtedness maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then an equivalent rating from another nationally recognized rating service);

(4)                                 certificates of deposit, time deposits and eurodollar time deposits or bankers’ acceptances maturing within two years from the date of acquisition thereof and overnight bank deposits issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million (or the dollar equivalent thereof) in the case of foreign banks;

(5)                                 repurchase obligations for underlying securities of the types described in clauses (1), (2) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above or securities dealers of recognized national standing;

(6)                                 United States dollars, euros, pounds sterling and local currencies held by Foreign Subsidiaries from time to time in the ordinary course of business;

(7)                                 in the case of any investment by a Foreign Subsidiary or investments made in a country outside the United States of America, “Cash Equivalents” will also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof) and (ii) other customarily utilized high-quality investments in the country where such Subsidiary is located or in which such investment is made; and

(8)                                 investments in money market funds or shares of investment companies that are registered under the Investment Company Act of 1940 that invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1), (2) and (6) above, provided that such amounts are converted into any currency listed in clauses (1), (2) and (6) above, as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than to a Permitted Holder;

(2)                                 the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(3)                                 any Person or Group, other than a Permitted Holder, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)                                 the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of any such Board of Directors at the beginning of such period or whose election as a member of any such Board of Directors was previously so approved.

“Change of Control Offer” has the meaning set forth under “—Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “—Change of Control.”

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, the sum (without duplication) of:

(1)                                  Consolidated Net Income for such period; and

(2)                                  to the extent Consolidated Net Income has been reduced thereby,

(a)                                 all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,

(b)                                Consolidated Interest Expense for such period,

(c)                                 Consolidated Non-cash Charges for such period less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP,

(d)                                income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and

(e)                                 amounts payable to the Sponsor pursuant to the Management Agreement as in effect on the Issue Date.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the four most recent full fiscal quarters (the “Four Quarter Period”) for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business under revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                  any asset sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period, including giving effect to any Pro Forma Cost Savings.

If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the Four Quarter Period;

(2)                                 any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the Four Quarter Period;

(3)                                 Interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and

(4)                                 Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the average daily balance of such Indebtedness during the applicable period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)                                 notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense for such period; plus

(2)                                  the amount of all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Interest Expense” means, for any period, the sum of, without duplication:

(1)                                  the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus

(2)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

(3)                                  interest income for such period.

“Consolidated Interest Expense” shall exclude (x) the amortization or write-off of deferred financing fees, debt issuance costs and any expensing of bridge or other financing fees, (y) the interest attributable to market exclusivity payment liabilities and (z) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—“Accounting for Derivative Instruments and Hedging Activities” or otherwise.

“Consolidated Net Income” means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)                                 after-tax gains or losses from Asset Sales (without regard to the $3.0 million limitation set forth in the definition thereof) or abandonment or reserves relating thereto;

(2)                                 after-tax extraordinary or nonrecurring gains or losses and any unusual or non-recurring charges (including severance, relocation costs and one-time compensation charges and including restructuring charges or reserves including costs related to closure of facilities), including any expenses, charges, gains or losses incurred in connection with any issuance of debt or equity;

(3)                                 the cumulative effect of a change in accounting principles;

(4)                                 solely for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such Net Income is actually paid in cash to the Company or its Restricted Subsidiaries;

(5)                                 the net income of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(6)                                 in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets;

(7)                                 the amortization of any premiums, fees or expenses incurred in connection with the Refinancing Transaction, the Acquisition or any other acquisition by the Company or any of its Restricted Subsidiaries of assets or Capital Stock or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with such acquisition) and 17 (including non-cash charges relating to intangibles and goodwill) to be recorded on the Company’s consolidated balance sheet, in each case in connection with the Refinancing Transaction, the Acquisition or such other acquisitions;

(8)                                 any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards;

(9)                                 unrealized gains and losses with respect to Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—“Accounting for Derivative Instruments and Hedging Activities” or otherwise;

(10)                           any non-cash impact attributable to the application of the purchase method of accounting in accordance with GAAP, including, without limitation, the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets for such period on a consolidated basis in accordance with GAAP to the extent such non-cash expense results from such purchase accounting adjustments;

(11)                           fees, costs and expenses incurred by the Company or any of its Subsidiaries during any period in connection with any acquisition by the Company or any of its Subsidiaries (including the Acquisition), the Refinancing Transaction and the Exchange Offers and related transactions (including, without limitation, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses directly relating thereto and write-offs of any debt issuance costs relating to Indebtedness being retired or repaid in connection with such acquisition, as well as bonus payments paid to employees in connection with such acquisition);

(12)                           any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments or amortization or write-off of deferred financing fees and any expenses of bridge or other financing fees; and

(13)                           any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company (including, without limitation, charges related to the impairment of intangibles) and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (including deferred rent but excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Covenant Defeasance” has the meaning set forth under “ —Legal Defeasance and Covenant Defeasance.”

“CPH I” means CPG International Holdings LP, formerly known as Compression Polymers Holding I LP, or any successor entity.

“Credit Agreement” means the Credit Agreement dated as of May 10, 2005 by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing (including pursuant to indentures, credit facilities, or commercial paper facilities with banks, investors or institutional investors or by means of sales of debt securities to institutional investors or others), replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or other party.

“Credit Facility” means one or more debt facilities (including, without limitation, the Credit Agreement) financings, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes or letters of credit, bank products or other debt obligations and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, renewed, refunded, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, executed by an authorized officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent entity of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an officers’ certificate executed by an officer of the Company or the applicable parent entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation provided in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Designation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning set forth under “ —Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to the date that is 91 days after the date on which the Notes mature, unless any such obligation can only be satisfied by delivery of Capital Stock which is not Disqualified Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” The amount of Disqualified Capital Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Stock, exclusive of accrued dividends; provided, that any class of Capital Stock of such Person that, by its terms, authorized such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed Disqualified Capital Stock so long as such Person satisfied its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith with respect to transactions in excess of $5.0 million.

“Final Memorandum” means the Company’s offering memorandum, dated June 29, 2005, relating to the offering and sale of the Senior Floating Rate Notes and the Senior Fixed Rate Notes issued on July 5, 2005.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

“Four Quarter Period” has the meaning set forth under the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means each guarantee of the Company’s obligations under the Indenture and the Notes by a Guarantor.

“Guarantor” means Holdings and each of the Company’s Restricted Subsidiaries (other than Foreign Subsidiaries) that executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means CPG International Inc., formerly known as Compression Polymers Holding II Corporation, the direct parent of the Company, or any successor entity.

“incur” has the meaning set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.”

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                 all Obligations of such Person for borrowed money;

(2)                                 all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations of such Person;

(4)                                 all Obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed and which is treated as indebtedness under GAAP, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors;

(5)                                 all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)                                 guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below (other than by endorsement of negotiable instruments for cancellation in the ordinary course of business);

(7)                                 all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)                                 all Interest Swap Obligations and all Obligations under currency agreements and interest swap agreements of such Person; and

(9)                                 all Disqualified Capital Stock issued by such Person and all Preferred Stock issued by Restricted Subsidiaries of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, “Indebtedness” shall not include (1) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future, (2) deferred taxes, (3) obligations or liabilities in respect of any Capital Stock, (4) take-or-pay obligations contained in supply agreements or (5) contingent obligations (other than with respect to borrowed money) incurred in the ordinary course of business.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company. The amount of Indebtedness of any Person at any date shall be the outstanding balance on such date of all unconditional Obligations as described above, and the maximum liability upon the occurrence of the contingency giving rise to the Obligation, on any contingent Obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Independent Financial Advisor” means a firm:

(1)                                 that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

(2)                                 that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchaser” means Wachovia Capital Markets, LLC.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution (excluding accounts receivable, trade credit, commission, travel and similar advances to officers and employees made in the ordinary course of business) to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person, in each case to the extent such item is classified as an investment on the balance sheet of such Person (excluding the footnotes) prepared in accordance with GAAP. “Investment” shall exclude extensions of trade credit by the Company and by its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means July 5, 2005.

“Legal Defeasance” has the meaning set forth under “ —Legal Defeasance and Covenant Defeasance.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Agreement” means the management agreement with the Sponsor, its affiliates or designees as in effect on the Issue Date on the terms described in the Final Memorandum or pursuant to any amendment, restatement or replacement thereof to the extent that the terms of any such amendment, restatement or replacement are not, taken as a whole, disadvantageous to the holders of the Notes in any material respect.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Company or any direct or indirect parent entity of the Company, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company or any direct or indirect parent entity of the Company as applicable, was approved by a vote of a majority of the directors of the Company or any direct or indirect parent entity of the Company as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company or any direct or indirect entity of the Company, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Company or any direct or indirect parent entity of the Company, as applicable.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                                 reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, fees and expenses of professional advisors, title and recordation expenses, and any relocation expenses);

(2)                                 taxes paid or payable and any Permitted Tax Distributions related to income or gain from any Asset Sale;

(3)                                 repayment of Indebtedness that is secured by the assets sold in the relevant Asset Sale and other Indebtedness that is required to be repaid in connection with such Asset Sale;

(4)                                 appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5)                                 all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale); provided, however, that upon the termination of such escrow, Net Cash Proceeds will be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary which is not a guarantor of the Notes and which guarantees Indebtedness of the Company under any Credit Facility.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Holder” means the Sponsor and the Management Group if at such time the Management Group owns not more than 15% of the then outstanding total voting power of the Capital Stock of the Company or any direct or indirect parent company of the Company. Any person or persons whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)                                 Indebtedness under (a) the Senior Floating Rate Notes issued on the Issue Date and any Guarantees thereof and (b) the Senior Fixed Rate Notes issued on the Issue Date and any Guarantees thereof;

(2)                                 Indebtedness incurred pursuant to a Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $40.0 million (with letters of credit deemed to have a principal amount equal to the maximum principal liability thereunder) incurred under this clause (2) or (y) the sum of (i) 85% of the book value of the accounts receivable plus (ii) 50% of the book value of inventory of the Company and its Restricted Subsidiaries, in each case calculated on a consolidated basis and in accordance with GAAP;

(3)                                 other Indebtedness (including, without limitation, Capitalized Lease Obligation and industrial revenue bonds) of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4)                                 Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in an aggregate amount for all Indebtedness incurred pursuant to this clause (4) not to exceed $10.0 million outstanding at any one time;

(5)                                 Interest Swap Obligations and Hedging Obligations covering Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the Issue Date or thereafter entered into not for speculative purposes;

(6)                                 Indebtedness under Currency Agreements outstanding on the Issue Date or thereafter entered into not for speculative purposes; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)                                 Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary; provided, however, that

(a)                                 if the Company or a Guarantor is the obligor on such Indebtedness and the obligee is not the Company or any Guarantor, such Indebtedness shall be expressly subordinated pursuant to a written agreement to the prior payment in full in cash or Cash Equivalents of all Obligations on, or relating to, the Notes, in the case of the Company, or the Guarantee of such Guarantor, in the case of a Guarantor; and

(b)                                any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall constitute the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (7);

(8)                                 Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9)                                 Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(10)                           Refinancing Indebtedness;

(11)                           Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with the covenant described under “—Certain Covenants—Future Subsidiary Guarantees” to the extent applicable;

(12)                           Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers’ acceptances, workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, surety or appeal bonds, or guarantees and other obligations of a like nature, payment obligations in connection with self-insurance or similar obligations, bank overdrafts and the financing of insurance premiums in the ordinary course of business and any letter of credit issued in connection with the foregoing, and in any such case any reimbursement obligation in connection therewith;

(13)                           Indebtedness arising from agreements of the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company, or the assets or Capital Stock of a Person that is or becomes a Restricted Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness of any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(14)                           Indebtedness to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under the caption “Legal Defeasance and Covenant Defeasance” or to redeem, satisfy or discharge the Notes;

(15)                           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to finance, in whole or in part, an acquisition of a business or assets consummated within 30 days of such incurrence, or Acquired Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided, that after giving effect to such acquisition and the incurrence of such Indebtedness (including any Acquired Indebtedness), the Company’s Consolidated Fixed Charge Coverage Ratio would be equal to or greater than immediately prior to such acquisition; and

(16)                           additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a Credit Facility).

For purposes of determining any particular amount of Indebtedness under the “Limitation on Incurrence of Additional Indebtedness” covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is permitted to be incurred pursuant to the Coverage Ratio Exception, under the “Limitation on Incurrence of Additional Indebtedness” covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (2) above, and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter.

Indebtedness permitted by the “Limitation on Incurrence of Additional Indebtedness” covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, the classification of preferred stock as Indebtedness under GAAP, and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness for purposes of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.”

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

“Permitted Investments” means:

(1)                                 Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2)                                 Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness incurred by the Company evidencing such Investment by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and the Indenture;

(3)                                 Investments in cash and Cash Equivalents;

(4)                                 (i) loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business (including, without limitation, in connection with the purchase of Capital Stock by such directors, employees and officers) purposes not in excess of $5.0 million at any one time outstanding and (ii) Investments made in connection with split-dollar life insurance;

(5)                                 Currency Agreements, Hedging Obligations and Interest Swap Obligations entered into not for speculative purposes in the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with the Indenture;

(6)                                 other Investments, including Investments in Unrestricted Subsidiaries and joint ventures, not to exceed the greater of (x) $10.0 million and (y) 10.0% of the Company’s Consolidated Net Tangible Assets at any one time outstanding;

(7)                                 Investments in securities of trade creditors or members received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or members or in good faith settlement of delinquent obligations of such trade creditors or members;

(8)                                 Investments represented by guarantees that are otherwise permitted under the Indenture;

(9)                                 Investments the payment for which is Qualified Capital Stock of the Company or any direct or indirect parent entity of the Company;

(10)                           Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an asset sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(11)                           receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(12)                           payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)                           Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility, worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(14)                           Investments in existence on the Issue Date after giving effect to the Acquisition and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(15)                           any indemnity, purchase price adjustment, earnout or similar obligation benefiting the Company or any of its Restricted Subsidiaries created as a result of any acquisition or disposition of the assets of the Company or the assets or Capital Stock of a Person that is a Restricted Subsidiary or becomes a Restricted Subsidiary as a result of such transaction;

(16)                           Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons and progress payments made in respect of capital expenditures;

(17)                           repurchases of the Notes;

(18)                           intercompany loans, to the extent permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(19)                           Investments acquired in connection with (and not created in anticipation of) an acquisition otherwise permitted by the Indenture; and

(20)                           any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” (except transactions described in clauses (e), (m) and (o) of paragraph (2) thereof).

“Permitted Liens” means the following types of Liens:

(1)                                 Liens existing on the Issue Date (including, without limitation, Liens securing industrial revenue bonds), to the extent and in the manner such Liens are in effect on the Issue Date, and any renewal or replacement of such Liens granted to secure a refinancing of the Indebtedness originally secured by such Lien (so long as the refinancing is permitted under the Indenture, whether or not the amount of Indebtedness is increased);

(2)                                 Liens securing the Notes and Guarantees;

(3)                                 Liens securing Indebtedness under a Credit Facility incurred pursuant to clauses (2) and (16) of the definition of “Permitted Indebtedness”;

(4)                                 Liens in favor of the Company or any Restricted Subsidiary;

(5)                                 Liens securing Refinancing Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(6)                                 Liens for taxes, assessments or governmental charges or claims either:

(a)                                 not delinquent, or

(b)                                contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(7)                                 statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8)                                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9)                                 judgment Liens not giving rise to an Event of Default;

(10)                           easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Restricted Subsidiaries;

(11)                          any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(12)                          purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired after the Issue Date; provided, however, that:

(a)                                 the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired, and

(b)                                the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

provided, further, that such Liens may be extended for improvements to such property;

(13)                          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)                          Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15)                          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(16)                          Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(17)                          Liens securing Indebtedness under Currency Agreements and Hedging Obligations;

(18)                          Liens securing Acquired Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; provided that

(a)                                 such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary, and

(b)                                such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary;

(19)                          Liens on assets of a Non-Guarantor Restricted Subsidiary to secure Indebtedness and other obligations of such Non-Guarantor Restricted Subsidiary that is otherwise permitted under the Indenture;

(20)                          leases, subleases, licenses and sublicenses or real or personal property or intellectual property granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(21)                          banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(22)                          Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(23)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

(24)                          Liens in favor or a banking institution arising by operation of law (or pursuant to the general business practice of a banking institution located outside the U.S.), encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

“Permitted Tax Distributions” means

(1)                                in the event that the Company is treated as a corporation for applicable federal, state or local income tax purposes and is a member of a consolidated, combined or similar U.S. federal, state or local income tax group of which CPH I or another direct or indirect parent of the Company is the common parent, payments, dividends or distributions to CPH I, or another direct or indirect parent of the Company, as the case may be, in order to pay the portion of any such consolidated, combined or similar income taxes that are attributable to the income of the Company and its Subsidiaries (to the extent such taxes are not payable directly by the Company or its Subsidiaries); provided that the amount of such payments, dividends or distributions, plus the amount of any such taxes payable directly by the Company and its Subsidiaries, do not exceed the taxes that the Company and its Subsidiaries would have paid as a stand-alone group; or

(2)                                in the event that the Company is treated as a partnership for applicable U.S. federal, state or local income tax purposes, aggregate payments, dividends or distributions to CPH I, or any other direct parent entity of the Company, as the case may be, in an amount equal to, with respect to any taxable year of the Company, the product of (x) the highest combined U.S. federal, state (or provincial) and local statutory tax rate (after taking into account the deductibility of state (or provincial) and local income tax for Canadian federal income tax purposes) applicable to any direct (or, where the direct equity holder is a pass-through entity, indirect) equity holder of the Company, or any other direct parent entity of the Company, as the case may be, multiplied by (y) the taxable income of the Company (to the extent such taxes are not payable directly by the Company or its Subsidiaries).

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, association, trust or joint venture, joint stock company or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs that (1) occurred during the Four Quarter Period that are directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith with respect to the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental expenses incurred or to be incurred during the Four Quarter Period in order to achieve such reduction in costs.

“Purchase Money Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the Coverage Ratio Exception under the covenant described under “ —Certain Covenants—Limitation on Incurrence of Additional Indebtedness” or clause (1), (3) or (10) of the definition of Permitted Indebtedness or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness incurred to pay premiums and fees in connection therewith, in each case that does not:

(1)                                 result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably required to be paid, plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing); or

(2)                                 create Indebtedness with:

(a)                                 a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

(b)                                a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that

(x)                                 if such Indebtedness being Refinanced is Indebtedness solely of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor, and

(y)                               if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Refinancing Transaction” means the repayment of $215.0 million of indebtedness incurred by the Company on May 10, 2005 in connection with the Acquisition with the proceeds from the issuance of the Notes on the Issue Date.

“Registration Rights Agreement” means (x) the Registration Rights Agreement, dated as July 5, 2005, for the Notes issued on the Issue Date, (y) the Registration Rights Agreement, dated as of April 28, 2006, for the Notes issued on April 28, 2006, and (z) the Registration Rights Agreement, dated as January 31, 2007, for the Notes issued on January 31, 2007, in each case among the Company, the Guarantors and the initial purchasers named therein.

“Replacement Assets” means assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or reasonably related or complementary thereto.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Revocation” has the meaning set forth under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Service.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or by such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, as in effect on the Issue Date.

“Sponsor” means AEA Investors LLC, AEA Management (Cayman) Ltd., AEA Investors LP, and their respective affiliates and funds managed by any of their managing directors or senior executives or entities they control.

“Stock Purchase Agreement” means the stock purchase agreement dated as of March 12, 2005, as amended, by and among Compression Polymers Holdings LLC and Holdings, AZEK Building Products Inc. (formerly known as Vycom Corp.), Scranton Products Inc. (formerly known as Compression Polymers Corp.) and CPCapitol Acquisition Corp.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is by its express terms subordinated or junior in right of payment to the Notes or the Guarantee of the Notes of such Guarantor, as the case may be.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person;

provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Surviving Entity” has the meaning set forth under “ —Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries.” Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the then outstanding aggregate principal amount of such Indebtedness into

(2)                                 the sum of the total of the products obtained by multiplying

(a)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)                                the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Book-Entry; Delivery and Form; Global Notes

Except as set forth below, the notes were issued in the form of one or more Global Notes (each, a “Global Note”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and were registered in the name of DTC or its nominee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)                                 upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)                                 ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)                                 any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                                 any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1)                                DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)                                the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)                                there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes will trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes.

This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

•                  dealers in securities or currencies;

•                  traders in securities;

•                  United States holders (as defined below) whose functional currency is not the United States dollar;

•                  persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•                  persons subject to the alternative minimum tax;

•                  certain United States expatriates;

•                  financial institutions;

•                  insurance companies;

•                  controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•                  entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

•                  pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities.

If you are a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes) holding notes or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you should consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of notes.

This summary is for general information only and is not tax advice. This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income, estate and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a note that is for United States federal income tax purposes:

•                  an individual citizen or resident of the United States;

•                  a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any State;

•                  an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•                  a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Payments of Interest

Interest on your notes will be taxed as ordinary interest income. In addition:

•                  if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•                  if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Market Discount and Bond Premium

If you purchase a note at a price that is less than its principal amount, the excess of the principal amount over your purchase price will be treated as “market discount.” However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date you purchased the note.

Under the market discount rules of the Internal Revenue Code, you generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of your interest expense on any indebtedness incurred or continued to purchase or carry the note. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the note to the maturity date of the note, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. You may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

If you purchase an for an amount in excess of the amount payable at maturity of the note, you will be considered to have purchased the note with “bond premium” equal to the excess of your purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). You may elect to amortize the premium using a constant yield method over the remaining term of the note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of your prior interest inclusions on the note, and finally as a carryforward allowable against your future interest inclusions on the note. The election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. You should consult your own tax advisor concerning the computation and amortization of any bond premium on your note.

Constant Yield Election

As an alternative to the above-described rules for including interest payments and any market discount in income and amortizing any bond premium, you may elect to include in gross income all interest that accrues on a note, including stated interest, any market discount (including any de minimis market discount) and adjustments for any bond premium, on the constant yield method. If such an election were made, you would be deemed to have made an election to amortize bond premium, which as discussed above applies to all debt instruments held or subsequently acquired by you. Particularly for United States holders who are on the cash method of accounting, a constant yield election may have the effect of causing you to include interest in income earlier than would be the case if no such election were made, and the election may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale or Other Disposition of the Notes

Upon the sale, redemption or other taxable disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between:

•                  the amount realized on the disposition (less any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under “—Payments of Interest”) and

•                  your adjusted tax basis in the note.

In the absence of a constant yield election, your adjusted tax basis in a note will generally equal the cost of the note, increased by the amount of any market discount with respect to your note previously included in your gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to your note.

Your gain or loss generally will be capital gain or loss (except with respect to accrued market discount that has not previously been included in income, as discussed above under “—Market Discount and Bond Premium”). This capital gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition.

Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a maximum tax rate of 15%, which maximum tax rate will increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011.

Backup Withholding and Information Reporting

United States holders of notes may be subject to information reporting and, under certain circumstances, to backup withholding on payments of interest and gross proceeds from the sale or exchange (including a redemption or a repayment) of notes. In general, “backup withholding” at a rate of 28% may apply (which rate will increase to 31% for taxable years beginning on or after January 1, 2011):

•                  to any payments made to you of principal of and interest on your note, and

•                  to payment of the proceeds of a sale or other disposition of your note,

if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

We will furnish annually to the Internal Revenue Service, and to record holders of the note to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of tax withheld, if any, with respect to payments on the note.

Non-United States Holders

The following summary applies to you if you are a beneficial owner of a note that is for U.S. federal income tax purposes a non resident alien or a corporation, trust or estate that is not a United States holder (as defined above) (a “non-U.S.

holder”). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways being present in the United States:

•                  on at least 31 days in the calendar year, and

•                  for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States Federal Withholding Tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•                  you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•                  you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•                  you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•                  such interest is not effectively connected with your conduct of a United States trade or business; and

•                  you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

(A)                              us or our paying agent; or

(B)                                a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

Except for the possible application of United States federal withholding tax (see “—Non-U.S. Holders—United States Federal Withholding Tax” above) and backup withholding tax (see “—Non-U.S. Holders—Backup Withholding and Information Reporting” below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your notes, or on any gain or accrued interest realized from the sale, redemption, retirement at maturity or other disposition of your notes unless:

•                  in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the “portfolio interest” exception described above, or claim an exemption under an applicable income tax treaty (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

•                  in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Code); or

•                  the interest or gain is effectively connected with your conduct of a United States trade or business and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you), the interest or gain generally will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed Internal Revenue Service W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

•                  you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•                  your interest on the notes is effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-United States holder as described in “—Non-United States Holders—United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge that you are a United States holder (as described in “—United States Holders” above). However, we or our paying agent may be required to report to the IRS and you payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from a disposition of your notes (including a redemption or repayment) may be subject to information reporting and backup withholding tax at a rate of up to 28% (which rate will increase to 31% for taxable years beginning on or after January 1, 2011). If you sell your notes outside the United States through a non-U.S. office of a broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

•                  is a United States person (as defined in the Internal Revenue Code);

•                  derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•                  is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•                  is a foreign partnership, if at any time during its tax year:

•                  one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•                  the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), (iii) any entity deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or (iv) a governmental plan or church plan subject to applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”). Each of the foregoing is referred to herein as a “Plan.”

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to ERISA (an “ERISA Plan”), and ERISA and the Internal Revenue Code prohibit certain transactions involving the assets of a Plan and certain “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

In considering an investment of the assets of any Plan in a Note, a fiduciary of a Plan should determine whether the investment is in accordance with the documents and instruments governing such Plan and the applicable provisions of ERISA, the Internal Revenue Code or any provisions of Similar Law relating to a fiduciary’s duties to such Plan, including without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any Similar Law.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are parties in interest or disqualified persons, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. The acquisition and/or holding of a Note by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the Note is acquired and held in accordance with an applicable statutory or administrative prohibited transaction exemption. In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(2) of the Internal Revenue Code provide an exemption for certain transactions with parties in interest or disqualified persons who are service providers if the plan receives no less, and pays no more, than “adequate consideration.”  The U.S. Department of Labor has also issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of a Note. These class exemptions include, without limitation, PTCE 84-14, relating to transactions effected by independent qualified professional asset managers, PTCE 90-1, relating to investments by insurance company pooled separate accounts, PTCE 91-38, relating to investments by bank collective investment funds, PTCE 95-60, relating to investments by life insurance company general accounts, and PTCE 96-23, relating to transactions directed by in-house asset managers, although there can be no assurance that the conditions of any of the exemptions discussed above will be satisfied.

Governmental plans and church plans that are subject to Similar Law may purchase or hold a Note only in compliance with such Similar Law, including any applicable statutory or administrative prohibited transaction exemption available under such Similar Law.

Deemed Representation

Because of the foregoing, the notes should not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or a violation of any Similar Law. Accordingly, by its acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to represent and warrant that either (i) it is not using assets of a Plan to purchase or hold a  Note, or (ii) its purchase and holding of a note, throughout the period that it holds such note, does not and will not constitute a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code or under any provisions of Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding a note on behalf of, or with the assets of, any

Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Law to such investment and whether an exemption would be applicable to the purchase or holding of a note.

PLAN OF DISTRIBUTION

This prospectus is to be used by Wachovia Capital Markets, LLC in connection with offers and sales of the notes in market-making transactions effected from time to time. Wachovia Capital Markets, LLC may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

Wachovia Capital Partners 2005, LLC, a private equity fund affiliated with Wachovia Capital Markets, LLC, owns approximately 13.1% of the outstanding Class A Units of Holdings, our indirect parent company. See “Security Ownership and Certain Beneficial Owners and Management.” Under the registration rights agreements that we entered into when the notes were initially sold pursuant to Rule 144A and Regulation S under the Securities Act, we agreed to file a “market-making” prospectus in order to allow Wachovia Capital Markets, LLC to engage in market-making activities for the notes.  Wachovia Capital Markets, LLC, acted as Initial Purchaser in the sale of the notes on July 5, 2005 and April 28, 2006, and received customary fees in connection therewith. Wachovia Bank, National Association, an affiliate of the Initial Purchaser, is a lender and administrative agent under our senior secured revolving credit facility and our term loan agreement. Wachovia Bank, National Association has received customary fees for its services in such capacity.  In addition, an affiliate of the Initial Purchaser acted as M&A advisor in connection with the Transaction and received an advisory fee upon consummation of the Transaction. An affiliate of the Initial Purchaser was an equityholder in Compression Polymers Holdings LLC and received a portion of the purchase price paid to Compression Polymers Holdings LLC as consideration for the Transaction. In addition, Wachovia Capital Markets, LLC and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

We have been advised by Wachovia Capital Markets, LLC that, subject to applicable laws and regulations, it intends to make a market in the notes. However, Wachovia Capital Markets, LLC is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

We and Wachovia Capital Markets, LLC have entered into registration rights agreements with respect to the use by Wachovia Capital Markets, LLC of this prospectus. Pursuant to such agreements, we agreed to indemnify Wachovia Capital Markets, LLC against certain liabilities, including liabilities under the Securities Act and to contribute to payments which Wachovia Capital Markets, LLC might be required to make in respect thereof.

In connection with the closing of the Transaction, AEA Investors, Wachovia Capital Partners 2005, Clearview/CP/Vycom Acquisition, LLC and certain members of management entered into a partnership agreement with respect to Holdings. Pursuant to the partnership agreement, Wachovia Capital Partners 2005, LLC has the right to designate one representative on our board of directors as well as one representative on the advisory board of Holdings. Mr. Stuart M. Christhilf, IV, a Principal with Wachovia Capital Partners, LLC, serves on our board of directors as the representative of Wachovia Capital Partners 2005, LLC. See “Certain Relationships and Related Party Transactions.”

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes.  As allowed by SEC rules, this prospectus, which is a part of the registration statement, omits certain information included in that registration statement and the exhibits thereto. For further information with respect to us and the notes, we refer you to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

Under the indenture for the notes, we have agreed to furnish or make available to holders of the notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, and (b) the information required to be included in all current reports that would be required to be filed with the SEC on Form 8-K, in each case, within the time periods specified in the SEC’s rules and regulations. In addition, the informational requirements of the Exchange Act, permits CPG International Inc. to file reports and other information in lieu of us. In accordance therewith, CPG International Inc., and not CPG International I Inc., files reports and other information with the SEC (unless the SEC will not accept such a filing).

In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review the registration statement, as well as our future SEC filings, by accessing the SEC’s Internet site at http://www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

CPG International I Inc.

801 Corey Street

Scranton, PA 18505

Attention: Chief Financial Officer

(570) 558-8000

LEGAL MATTERS

The validity of the notes offered hereby and the guarantees thereof will be passed on for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements included in this prospectus and elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement.  Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007 (as restated)	F-3

Consolidated Statements of Operations for the years ended December 31, 2008, December 31, 2007 (as restated) and December 31, 2006 (as restated)	F-4

Consolidated Statements of Shareholder’s Equity for the years ended December 31, 2008, December 31, 2007 (as restated) and December 31, 2006 (as restated)	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2008, December 31, 2007 (as restated) and December 31, 2006 (as restated)	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

CPG International Inc.

Scranton, Pennsylvania

We have audited the accompanying consolidated balance sheets of CPG International, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CPG International Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP

Philadelphia, PA

March 27, 2009

CPG International Inc.

And Subsidiaries

Consolidated Balance Sheets

December 31, 2008 and December 31, 2007

(dollars in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
		(as restated
		See Note 14)
ASSETS:
Current assets:
Cash and cash equivalents	$22,586	$9,608
Receivables:
Trade, less allowance for doubtful accounts of $1,660 and $1,243 in 2008 and 2007, respectively	17,404	30,712
Inventories	33,664	52,391
Deferred income taxes—current	2,579	8,321
Prepaid expenses and other	5,078	9,314
Total current assets	81,311	110,346
Property and equipment—net	93,451	92,693
Goodwill	260,004	288,084
Intangible assets—net	96,610	100,115
Deferred financing costs—net	7,345	8,605
Other assets	184	653
Total assets	$538,905	$600,496

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$11,981	$27,474
Current portion of capital lease	1,940	1,415
Current portion of long-term debt obligations	5,250	—
Accrued interest	14,413	15,696
Accrued costs—Procell Acquisition	—	18,066
Accrued expenses	12,227	8,637
Total current liabilities	45,811	71,288
Deferred income taxes	34,640	45,425
Capital lease obligation—less current portion	5,053	5,411
Long-term debt—less current portion	302,010	278,107
Accrued warranty	3,853	3,107
Other liabilities	612	664
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at December 31, 2008 and 2007	—	—
Additional paid-in capital	211,941	200,733
Accumulated deficit	(52,593)	(4,239)
Note receivable—CP Holdings	(7,349)	—
Accumulated other comprehensive loss	(5,073)	—
Total shareholder’s equity	146,926	196,494
Total liabilities and shareholder’s equity	$538,905	$600,496

See notes to consolidated financial statements.

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

December 31, 2008, 2007 and 2006

(dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
		(as restated	(as restated
		See Note 14)	See Note 14)
Net sales	$305,240	$313,703	$261,790
Cost of sales	(235,099)	(225,436)	(193,417)
Gross margin	70,141	88,267	68,373
Selling, general and administrative expenses	(50,644)	(47,242)	(40,521)
Gain on sale of property	21	422	—
Impairment of goodwill and other intangibles	(40,000)	—	—
Operating (loss) income	(20,482)	41,447	27,852

Other income (expenses):
Interest expense	(35,405)	(34,445)	(28,897)
Interest income	500	747	212
Foreign currency loss	(215)	—	—
Miscellaneous—net	153	240	306
Total other expenses—net	(34,967)	(33,458)	(28,379)

(Loss) income before income taxes	(55,449)	7,989	(527)
Income tax benefit (expense)	7,095	(3,760)	(230)
Net (loss) income	$(48,354)	$4,229	$(757)

See notes to consolidated financial statements.

CPG International Inc.

and Subsidiaries

Consolidated Statements of Shareholder’s Equity

Years Ended December 31, 2008, 2007 and 2006

(dollars in thousands, except share amounts)

				Note	Accumulated
	Common Units		Additional	Receivable	Other	Retained	Total
	Shares	No Par	Paid-in	CP	Comprehensive	Earnings/	Shareholder’s
	Outstanding	Value	Capital	Holdings	Income	(Deficit)	Equity
Balance—December 31, 2005	10	$—	$165,066	$—	$—	$(7,609)	$157,457
Share based compensation adjustment (See Note 14)	—	—	102	—	—	(102)	—
Balance—December 31, 2005 (as restated)	10	—	165,168	—	—	(7,711)	157,457
Share-based compensation	—	—	272	—	—	—	272
Net loss and comprehensive loss	—	—	—	—	—	(757)	(757)
Balance—December 31, 2006 (as restated) (See Note 14)	10	—	165,440	—	—	(8,468)	156,972
Contributed capital—Procell Acquisition	—	—	34,895	—	—	—	34,895
Share-based compensation	—	—	398	—	—	—	398
Net income and comprehensive income	—	—	—	—	—	4,229	4,229
Balance—December 31, 2007 (as restated) (See Note 14)	10	—	200,733	—	—	(4,239)	196,494
Share-based compensation	—	—	118	—	—	—	118
Additional contributed capital—Procell Acquisition	—	—	11,090	—	—	—	11,090
Cash paid on behalf of CPG Holdings—Procell Acquisition	—	—	—	(5,357)	—	—	(5,357)
Payments made on behalf of CPG Holdings	—	—	—	(1,992)	—	—	(1,992)

Comprehensive loss:
Net loss	—	—	—	—	—	(48,354)	(48,354)
Cumulative translation adjustment	—	—	—	—	(5,073)	—	(5,073)
Comprehensive loss	—	—	—	—	—	—	(53,427)
Balance—December 31, 2008	10	$—	$211,941	$(7,349)	$(5,073)	$(52,593)	$146,926

See notes to consolidated financial statements.

CPG International Inc.

and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31, 2008, 2007 and 2006

	Year	Year	Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
(Dollars in thousands)	2008	2007	2006
		(as restated	(as restated
		See Note 14)	See Note 14)
Cash flows from operating activities:
Net (loss) income	$(48,354)	$4,229	$(757)
Adjustments to reconcile net income to net cash flows provided by operating activities:
Interest accretion on capital lease	13	13	—
Depreciation and amortization	21,491	18,157	13,813
Amortization of deferred financing fees classified as interest	2,540	1,921	1,679
Amortization of debt discount/premium	91	(24)	(21)
Deferred income tax (benefit) provision	(6,982)	3,570	1,283
Bad debt provision	876	537	355
Write-off of obsolete inventory	488	—	—
Impairment charge	40,000	—	—
Loss on currency exchange	215	—	—
(Gain) loss on disposition of fixed asset	(21)	(422)	2
Share-based compensation from vesting of restricted units	118	398	272
Changes in certain assets and liabilities:
Trade receivables	17,190	675	(9,860)
Inventories	23,087	(4,512)	1,483
Prepaid expenses and other currents assets	4,669	(2,853)	273
Accounts payable—primarily trade	(19,479)	(1,800)	(11,300)
Accrued expenses and interest	(664)	106	4,690
Other assets and liabilities	1,037	1,264	—
Net cash provided by operating activities	36,315	21,259	1,912
Cash flows used in investing activities:
Acquisition of Composatron, net of cash received	(31,159)	—	—
Acquisition of Santana, net of cash received	—	—	(34,980)
Acquisition of Procell, net of cash received	(12,333)	(58,183)	—
Purchases of property and equipment	(6,282)	(14,386)	(16,995)
Proceeds from disposition of fixed assets	1,887	1,999	9
Net cash used in investing activities	(47,887)	(70,570)	(51,966)
Cash flows from financing activities:
Capital contribution	—	34,895	—
Proceeds from long-term debt	24,313	33,000	30,150
Borrowings under revolving credit facility	25,000	(9,500)	9,500
Repayments under revolving credit facility	(20,000)	—	—
Payments on long-term obligations	(2,035)	(1,203)	(298)
Payments of financing fees	(1,281)	(446)	(1,910)
Payments on behalf of CPG Holdings equity	(1,874)	—	—
Net cash provided by (used in) financing activities	24,123	56,746	37,442
Impact of foreign currency on cash and cash equivalents	427	—	—
Net increase (decrease) in cash and cash equivalents	12,978	7,435	(12,612)
Cash and cash equivalents—Beginning of period	9,608	2,173	14,785
Cash and cash equivalents—End of period	$22,586	$9,608	$2,173
Supplemental disclosures:
Cash paid for interest	$34,044	$32,636	$25,253
Capital expenditures in accounts payable at end of period	$962	$712	$287
Federal, state and local taxes (refunded) paid	$(1,091)	$(5)	$158
Property/equipment acquired by execution of a capital lease obligation	$1,939	$4,350	$2,305
Accrued costs—Composatron Acquisition and Procell Acquisition	$817	$18,066	$—

See notes to consolidated financial statements.

1.            SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and the accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (the “SEC”).  They include the accounts of CPG International Inc. and Subsidiaries (the “Company”) on a consolidated basis.  All significant intercompany transactions have been eliminated in consolidation.

On May 10, 2005, CPG International Inc., a Delaware corporation consummated the acquisition of all the equity interests of the operating subsidiaries of Compression Polymers Holdings LLC, a Delaware limited liability company.  The Company is a wholly-owned subsidiary of CPG International Holdings LP (“Holdings”).  These financial statements represent the operations of the Company from the acquisition date of May 10, 2005.  Compression Polymers Holdings LLC sold all of the equity interests of its operating subsidiaries in connection with the acquisition.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”).  SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.  Revenues are recognized at the time product is shipped to the customer and title transfers.

The Company accrues for sales returns, discounts and allowance for doubtful accounts based on a current evaluation of experience based on the stated collection terms.  Should actual experience differ from estimates, revisions to the reserves or allowances recorded would be required.

Advertising Costs

Advertising costs primarily relate to trade publication advertisements, cooperative advertising and product brochures.  Such costs are expensed as incurred and are included in selling, general and administrative expenses.  Total advertising expenses were approximately $6,411,000, $6,101,000 and $9,349,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Shipping and Handling Costs

The Company includes all shipping and handling costs as cost of sales.  Shipping and handling costs billed to customers are recorded in net sales.

Allowance for Doubtful Accounts

Credit is extended to commercial, institutional, residential and industrial construction customers based on an evaluation of their financial condition and collateral is generally not required.  The evaluation of the customer’s financial condition is performed to reduce the risk of loss.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Amounts are written-off when they are determined to be uncollectible.

Changes in the Company’s allowance for doubtful accounts are as follows:

	Year Ended	Year Ended	Year Ended
(Dollars in thousands)	December 31, 2008	December 31, 2007	December 31, 2006
Beginning balance	$1,243	$997	$820
Increase for bad debt expense	876	537	355
Decrease for accounts written off	(459)	(291)	(178)
Ending balance	$1,660	$1,243	$997

Cash and Cash Equivalents

All liquid investments with maturities of three months or less at the date of purchase are considered cash equivalents.

Inventories

Inventories (mainly, petrochemical resin) are valued at the lower of cost or market, determined on a first-in, first-out basis (“FIFO”), and reduced for slow-moving and obsolete inventory.

Inventory obsolescence write-downs are recorded for damaged, obsolete, excess and slow-moving inventory.  At the end of each quarter, management within each business segment performs a detailed review of its inventory on an item by item basis and identifies which products are believed to be obsolete or slow-moving. Management assesses the need for, and the amount of, an obsolescence write-down based on customer demand of the item, the quantity of the item on hand and the length of time the item has been in inventory.

Vendor Rebates

Certain vendor rebates and incentives are earned by the Company only when a specified level of annual purchases are achieved.  The Company accounts for vendor rebates in accordance with EITF 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. EITF 02-16 states that a rebate or refund of a specified amount of cash consideration that is payable pursuant to a binding arrangement (only if a customer completes a specified cumulative level of purchases), should be recognized on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the customer toward earning the rebate or refund, provided the amounts are probable and reasonably estimable.  The Company records the incentives as a reduction to the cost of inventory.  Upon sale of inventory, the incentive is recognized as a reduction to cost of sales.  The Company records such incentives during interim periods based on actual results achieved on a year-to-date basis and its expectation that purchase levels will be obtained to earn the rebate.

Product Warranties

The Company provides a 15-year limited warranty on Scranton Products commercial building products, a 25-year limited warranty on AZEK Trim products and a lifetime limited warranty on AZEK Deck and AZEK Porch products sold for residential use.  The warranty period for all other uses of AZEK Deck and AZEK Porch, including commercial use, is 25 years.  AZEK Canada products have a 20 year limited warranty for white railing and a 10-year limited warranty for AZEK Premier colored railing.  The Scranton Products warranty guarantees against breakage, corrosion and delamination.  AZEK Trim products are guaranteed against manufacturing defects that cause the products to rot, corrode, delaminate, or excessively swell from moisture.  The AZEK Deck warranty guarantees against manufacturing defects in material and workmanship that result in blistering, peeling, flaking, cracking, splitting, cupping, rotting or structural defects from termites or fungal decay.  The AZEK Canada warranty also guarantees against rotting, cracking, peeling, blistering or structural defects from fungal decay.

Warranty reserves require a high level of judgment as AZEK Trim products have only been on the market for eight years and AZEK Deck has only been on the market for four years, both of which are early in their product life cycles.  Management estimates warranty reserves based in part upon historical warranty costs, which have been immaterial thus far, as a proportion of sales by product line.  The Company also considers various relevant factors, including its stated warranty policies and procedures as part of its evaluation of its liability.  The Company further considers that warranty issues may surface later in the product life cycle; therefore, management continues to review these estimates on a regular basis and considers adjustment to these estimates based on actual experience compared to historical estimates.  Management believes that the warranty reserves at December 31, 2008 are adequate.  However, the impact resulting from the aforementioned factors could cause actual results to vary.  The Company currently classifies the warranty reserve as a long-term liability.

Components of the reserve for warranty costs are as follows:

	Year Ended	Year Ended	Year Ended
(Dollars in thousands)	December 31, 2008	December 31, 2007	December 31, 2006
Beginning balance	$3,107	$1,854	$1,786
Additions(1)	931	1,546	103
Warranty settlements incurred	(176)	(293)	(35)
Effect of foreign currency translation	(9)	—	—
Ending balance	$3,853	$3,107	$1,854

(1)           Approximately $750 added as a reserve related to the Composatron Acquisition in 2008 and $1,500 added as a reserve related to the Procell Acquisition in 2007 (See Note 3).

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation.  Construction in progress is also recorded at cost and includes capitalized interest and capitalized payroll costs and related costs such as taxes, retirement costs and other fringe benefits.  Major additions and betterments are capitalized and depreciated over their estimated useful lives.  Items considered repair and/or maintenance are charged to operations in the year incurred. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Land improvements	10 years
Building and improvements	20-40 years
Manufacturing equipment	2-7 years
Office furniture and equipment	3-5 years

The Company regularly assesses the recoverability of its long-lived assets used in operations whenever events or changes in circumstances indicate that the assets may be impaired and the undiscounted future cash flows estimated to be generated by these assets are less than the assets’ net book value.  If impairment occurs, the loss is measured by comparing the fair value of the asset to its carrying amount.  In 2008, 2007 and 2006, the Company concluded that no impairment to the carrying value of its long-lived assets exists.

Foreign Currency Translation

The translation of the financial statements of the Company’s Canadian subsidiary whose functional currency is other than U.S. Dollar (USD) into USD is performed for balance sheet accounts using closing exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during each reporting period.  The gains or losses resulting from translation are included in shareholders equity separately as accumulated other comprehensive income (loss).

Deferred Financing Costs

The Company had recorded deferred financing costs incurred in conjunction with its debt obligations. These costs are capitalized and then amortized over the lives of the associated debt to interest expense.  Total deferred financing costs, net of accumulated amortization at December 31, 2008 and 2007 were $7,345,000 and $8,605,000, respectively.

Goodwill and Intangible Assets

The Company accounts for costs of acquired assets in excess of fair value (“Goodwill”) in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”).  In accordance with SFAS No. 142, management reviews Goodwill and other intangibles not subject to amortization for impairment annually, or when events or circumstances indicate that it is more likely than not that the fair value of a reporting unit could be lower than its carrying amount.  Testing of Goodwill to identify potential impairment and calculating the amount of impairment, if any, is performed using a two step process.  The first step, which involves estimating the fair value of each reporting unit, is performed by comparing the fair value of the reporting unit to the unit’s carrying values, including the Goodwill allocated to that reporting unit.  If the carrying value of the reporting unit exceeds its fair value, the second step of the Goodwill impairment test shall be performed to measure the amount of impairment loss, if any.  Under step two, the implied fair value of Goodwill, calculated as the difference between the fair value of the reporting unit and the fair value of the net assets of the reporting unit, is compared to the carrying value of Goodwill.  The excess of the carrying value of Goodwill over the implied fair value of Goodwill represents the amount impaired.

The Company evaluates Goodwill annually at December 31.  The significant estimates and assumptions used by management in assessing the reporting units’ fair value and the recoverability of Goodwill is based on estimated discounted future cash flows of that unit.  The Company’s approach is based on a reporting unit’s projection of operating results and cash flows that are discounted using its weighted average cost of capital.  The basis of our cash flow assumptions includes historical and forecasted revenue, operating costs, and other relevant factors including estimated cash expenditures.  Assumptions under this method included a discount rate of approximately 11%, and revenue growth rates consistent with historical trends, with consideration of current economic trends, ranging from -10% to 30%, relative to specific products lines, as well as increases in operating costs relative to the increases in revenues over five years.  The Company further assumes a terminal growth rate after five years of approximately 4% to 5%, based upon the estimated growth of individual products and their projected growth cycles.

The estimates of future cash flows, based on projections, require management’s judgment.  Management bases its fair value estimates on assumptions it believes to be reasonable, but which are unpredictable and inherently uncertain.  In addition, management uses certain indicators to evaluate whether the carrying value of Goodwill may not be recoverable, including current-period operating cash flow declines or any significant adverse change in the business climate that could affect the value of an entity.

As of December 31, 2008, the Company has determined that it is more likely than not that the fair value of each of its reporting units is below their respective carrying amounts.  As of the date of this filing, the Company has  not completed the second step of the analysis required under SFAS No. 142 due to the complexities involved in determining the fair value of the assets and liabilities of each reporting unit.  However, based on the Company’s consideration of the record declines in housing starts, as well as the continued depressed market conditions throughout the fourth quarter of 2008, the Company concluded that an impairment loss is probable and can be reasonably estimated.  Accordingly, the Company has recorded a non-cash Goodwill impairment charge of $36.0 million, representing its best estimate of the impairment charge.  Approximately $14.0 million ($12.3 million, net of tax) and $22.0 million ($17.0 million, net of tax) were recorded to the AZEK Building Products and Scranton Products business segments, respectively.  The Company expects to finalize the Goodwill impairment analysis during the first quarter of 2009.  There could be material adjustments to the Goodwill impairment charge when the Goodwill impairment analysis is complete.  Any adjustment to the preliminary estimates will be recorded in our financial statements for the quarter ending March 31, 2009.

The Company accounts for other non-amortizable intangible assets also in accordance with SFAS No. 142.  In accordance with SFAS No. 142, the Company considers the trademark intangible (“Trademark”) assets as indefinite-life intangible assets that do not require amortization.  Rather, these intangible assets are tested at least annually for impairment, or more frequently if events or circumstances indicate that the asset might be impaired, by comparing the fair value of the Trademark assets to their carrying amount.  If the carrying amounts of the Trademark assets were to exceed their fair value, an impairment loss would be recognized.  As of December 31, 2008, the carrying amount of the Trademark assets exceeded their fair value and a $4.0 million impairment charge was recorded to the Scranton Products business segment.  The annual evaluation of indefinite-life intangible assets requires the use of estimates about future operating revenues and an avoided royalty rate for each reporting unit in determination of the estimated fair values.  Changes in forecasted revenues could materially affect these estimates.

The Company accounts for amortizable intangible assets and long-lived tangible assets in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”) using the two step method to address potential impairment.  This standard prescribes the method for asset impairment evaluation for long-lived assets and certain identifiable intangibles that are both held and used or to be disposed of.  In accordance with SFAS No. 144, the Company considers customer relations, proprietary technology and non-compete agreements as intangible assets that require amortization.  The Company evaluates the ability to recover amortizable intangible assets whenever events or circumstances indicate that the carrying value of the asset may not be recoverable.  In the event assets are impaired, which the Company would determine based on undiscounted cash flows, losses would be recognized to the extent the carrying value exceeds the fair value.  Such an impairment loss would be calculated based upon the discounted future cash flows expected to result from the use of the asset, and would be recognized as a non-cash component of operating income.  The Company evaluated the assigned useful lives of our long-lived assets at each reporting period for continued appropriateness, in accordance with SFAS No. 142.

The Company amortizes the following intangible assets: customer relationships (over 10 years); non-compete agreements (over 5 years) and proprietary knowledge (over 15 years).  Certain of the Company’s intangible amortization is performed on an accelerated basis over the useful lives.  See Note 6 for more detail regarding Goodwill and intangible assets.

Share-Based Compensation

The Company follows the provisions of SFAS No. 123R “Share-Based Payment,” which establishes accounting for equity instruments exchanged for employee services.  Under the provisions of SFAS No. 123R, share-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant).  The Company expenses its share-based compensation on a straight-line basis over the requisite service period for each award. See Note 15 for additional detail regarding share-based compensation.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as net income (loss) and other changes in equity from transactions unrelated to the Company’s shareholder.  The Company’s comprehensive (loss) consists of accumulated foreign currency translation adjustments of $5,073,000 at December 31, 2008.

Retirement Benefits

The Company offers a 401(k) benefit to all employees after six months of service.  The Company does not offer a defined benefit plan (pension plan) nor does the Company offer any other post-retirement benefit.  Each participant may contribute up to 100% of his or her salary, within dollar limitations set forth by the ERISA guidelines. Total company contributions to the 401(k) Plan were $459,000, $455,000 and $150,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Estimated Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued liabilities and debt.  The Company has reviewed its debt and has given consideration to their characteristics and covenants in formulating an opinion of fair value and believes that the carrying value approximates fair value.  All other financial instruments are accounted for on a historical cost basis which, due to the nature of these instruments, approximates fair value at the balance sheet dates.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes.  Under this method, deferred tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets or liabilities are expected to be realized or settled.

Effective January 1, 2007, income tax contingencies are accounted for in accordance with FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”), which provides that a tax benefit from an uncertain position may be recognized when it is more-likely-than-not that the position will be sustained based on technical merits. Significant judgment is required in determining our provision for income taxes and recording the related assets and liabilities. In the normal course of our business, there are transactions and calculations where the ultimate tax determination is less than certain. The Company and its subsidiaries are subject to examination by various Federal, state and foreign tax authorities. The Company regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of the provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and record any necessary adjustments in the period in which the facts that give rise to a revision become known.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Financial Accounting Standards

In September 2006, the FASB issued SFAS 157, Fair Value Measurement.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This statement is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities, and certain non-financial assets and liabilities beginning after November 15, 2008, and interim periods within those fiscal years.  The adoption of SFAS 157 related to financial instruments did not have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  With the adoption of SFAS 159, the Company did not elect to apply provisions of this standard to its financial assets and liabilities.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which establishes principles over the method entities use to recognize and measure assets acquired and liabilities assumed in a business combination and enhances disclosures on business combinations.  SFAS No. 141(R) is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In April 2008, the FASB issued Staff Position SFP FAS 142-3, Determination of the Useful Life of Intangible Assets (“SFP FAS 142-3”), effective for fiscal years beginning after December 15, 2008.  SFP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets.  The adoption of this staff position is not expected to have a material effect on the Company’s consolidated financial statements.

2.            SEGMENT INFORMATION

The Company operates the following two reportable segments: AZEK Building Products, Inc. (“AZEK Building Products”), which includes residential building products such as AZEK Trim, AZEK Moulding, AZEK Deck, AZEK Porch, AZEK Rail and Celtec, as well as other branded highly engineered, metal and wood replacement products; and Scranton Products Inc. (“Scranton Products”), which includes highly engineered commercial building products such as synthetic bathroom and locker systems.

The Company’s chief operating decision makers (which consists of the Company’s Chief Executive Officer and Chief Financial Officer), regularly review financial information about each of these business units in deciding how to allocate resources and evaluate performance. The Company evaluates each segment’s performance based on gross margin and operating income. The accounting policies for the reportable segments are the same as those for the Company. Corporate costs, which include corporate salary and employee benefit costs, information technology and corporate related professional fees (including accounting and legal fees), are not allocated to segments.

The following table sets forth summarized financial information for the Company by business segment for the year ended December 31, 2008:

	AZEK
	Building	Scranton
(Dollars in thousands)	Products	Products	Corporate	Eliminations	Consolidated
Net sales to external customers	$204,378	$100,862	$—	$—	$305,240
Cost of sales	(159,902)	(75,197)	—	—	(235,099)
Gross margin	44,476	25,665	—	—	70,141
Selling, general and administrative expenses	(26,899)	(11,637)	(12,108)	—	(50,644)
Gain on sale of property	21	—	—	—	21
Impairment of goodwill and other intangibles	(14,000)	(26,000)	—	—	(40,000)
Operating income (loss)	$3,598	$(11,972)	$(12,108)	$—	$(20,482)

Segmented financial data:
Interest expense	$(19,935)	$(14,743)	$(727)	$—	$(35,405)
Interest income	$253	$117	$130	$—	$500
Depreciation and amortization classified as:
Cost of sales	$12,241	$3,082	$—	$—	$15,323
Selling, general and administrative expense	3,796	1,262	1,110	—	6,168
Total depreciation and amortization	$16,037	$4,344	$1,110	$—	$21,491
Total capital expenditures(1)	$3,727	$2,877	$640	$—	$7,244

(1)             Includes capital expenditures in accounts payable.

The following table sets forth summarized financial information for the Company by business segment for the year ended December 31, 2007:

	AZEK
	Building	Scranton
(Dollars in thousands)	Products	Products	Corporate	Eliminations	Consolidated
Net sales to external customers	$213,991	$99,712	$—	$—	$313,703
Cost of sales	(151,984)	(73,452)	—	—	(225,436)
Gross margin	62,007	26,260	—	—	88,267
Selling, general and administrative expenses(2)	(24,138)	(12,143)	(10,961)	—	(47,242)
Gain (loss) on sale of property	(21)	443	—	—	422
Operating income (loss)	$37,848	$14,560	$(10,961)	$—	$41,447

Segmented financial data:
Interest expense	$(19,212)	$(14,861)	$(372)	$—	$(34,445)
Interest income	$468	$243	$36	$—	$747
Depreciation and amortization classified as:
Cost of sales	$8,873	$3,865	$—	$—	$12,738
Selling, general and administrative expense	3,090	1,291	1,038	—	5,419
Total depreciation and amortization	$11,963	$5,156	$1,038	$—	$18,157
Total capital expenditures(1)	$13,844	$531	$723	$—	$15,098

(1)             Includes capital expenditures in accounts payable.

(2)             Reflects restatement due to share-based compensation under FAS 123R of $398, of which $41 relates to AZEK Building Products, $5 relates to Scranton Products and $352 relates to Corporate.   See Note 14.

The following table sets forth summarized financial information for the Company by business segment for the year ended December 31, 2006:

(Dollars in thousands)	AZEK Building Products	Scranton Products	Corporate	Eliminations	Consolidated
Net sales to external customers	$162,198	$99,592	$—	$—	$261,790
Intersegment net sales	1,190	136	—	(1,326)	—
Total net sales	163,388	99,728	—	(1,326)	261,790
Cost of sales	(120,111)	(74,632)	—	1,326	(193,417)
Gross margin	43,277	25,096	—	—	68,373
Selling, general and administrative expenses	(21,035)	(11,249)	(8,237)	—	(40,521)
Operating income (loss)	$22,242	$13,847	$(8,237)	$—	$27,852

Segmented financial data:
Interest expense	$(15,836)	$(11,072)	$(1,989)	$—	$(28,897)
Interest income	$75	$94	$43	$—	$212
Depreciation and amortization classified as:
Cost of sales	$5,905	$4,925	$—	$—	$10,830
Selling, general and administrative expenses	1,327	1,287	369	—	2,983
Total depreciation and amortization	$7,232	$6,212	$369	$—	$13,813
Total capital expenditures (1)	$13,427	$423	$3,432	$—	$17,282

(1)             Includes capital expenditures in accounts payable.

(2)             Reflects restatement due to share-based compensation under FAS 123R of $272,  of which $34 relates to AZEK Building Products, $43 relates to Scranton Products and $195 relates to Corporate.   See Note 14.

The following table sets forth summarized financial information regarding assets for the Company by business segment:

	December 31,	December 31,
(Dollars in thousands)	2008	2007
Total assets:
AZEK Building Products	$369,508	$402,154
Scranton Products	145,611	190,583
Corporate	23,786	7,759
Total consolidated assets	$538,905	$600,496

The following table sets forth the Company’s significant distributor group sales as a percentage of total consolidated net sales, as well as a percentage of AZEK Building Products net sales as each of these distributors are part of the AZEK Building Products segment:

	Year Ended December 31, 2008		Year Ended December 31, 2007		Year Ended December 31, 2006
	% of Consolidated Sales	% of AZEK Building Products Sales	% of Consolidated Sales	% of AZEK Building Products Sales	% of Consolidated Sales	% of AZEK Building Products Sales
Distributor A	26%	39%	28%	35%	22%	35%
Distributor B	3	5	7	10	11	17
Distributor C	8	12	8	12	—	—
Distributor D	10	14	5	7	4	6
Total	47%	70%	48%	64%	37%	58%

The Company’s geographic distribution of long-lived assets of December 31, 2008 and 2007 are as follows:

	December 31,	December 31,
(Dollars in thousands)	2008	2007
Long-lived assets:
United States	$84,871	$92,693
Canada	8,580	—
Total consolidated assets	$93,451	$92,693

Distributor A represents 19% of the Company’s accounts receivable balance as of December 31, 2008 and Distributor C represented 13% of the company’s accounts receivable balance at December 31, 2007.

3.                                     ACQUISITION

On February 29, 2008, the Company purchased 100% of the outstanding stock of Compos-A-Tron Manufacturing Inc. (“Composatron”) for $32,442,000 (the “Composatron Acquisition”).  Since certain financial targets were met in 2008, the purchase price increased by approximately CAD $1,000,000 in cash (approximately USD $817,000 at December 31, 2008) to the former owners, included in accrued expenses at December 31, 2008.  Composatron was a privately held manufacturer of Premier and Trademark Railing Systems, leading composite railing solutions for the residential housing market.  Premier and Trademark were rebranded as AZEK Rail in early 2009.  The Company borrowed approximately $25,000,000 under the Term Loan as part of the financing for the Composatron Acquisition.  The remaining funds came from the Company’s operations.  The Composatron Acquisition is accounted for as a purchase business combination in accordance with SFAS No.141, Business Combinations.

The purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on fair values as of the date of the transaction, including a portion of which was capitalized to the balance sheet as Goodwill.  A valuation study was performed on land, buildings and equipment acquired, as well as intangible assets such as patented technology, trademarks and customer relationships amortizable on an accelerated basis over the next fifteen, five and ten years respectively.  The Company evaluated the fair market value of inventory as well as other liabilities such as accrued warranty costs, which impacted the purchase price allocation.  The amount allocated to Goodwill is reflective of the future benefit the Company is expecting to realize from the Composatron Acquisition, including strategic growth opportunities within AZEK Building Products and additional product offerings.  Composatron’s results of operations, subsequent to February 29, 2008, are reported as part of the AZEK Building Products business unit. The amount allocated to Goodwill is not expected to be deductible for tax purposes.

The following table summarizes the allocation of fair values of Composatron’s assets acquired and liabilities assumed at the date of acquisition, as follows:

		At March 1,
(Dollars in thousands)		2008

Purchase price (including contingent purchase price)		$31,181
Transaction costs		1,261
		32,442
Less:
Cash and cash equivalents	$466
Accounts receivable	5,243
Inventory	4,516
Intangible assets:
Proprietary technology	4,000
Customer relationships	1,080
Trademark	370
Other intangibles	1,207
Other assets	1,601
Property, plant and equipment	12,293
Total assets acquired	30,776
Accounts payable assumed	3,326
Deferred tax liability	2,915
Other liabilities assumed	1,703
Total liabilities assumed	7,944
		(22,832)
Goodwill (excess purchase price over net asset value)		$9,610

The following pro forma consolidated financial information for the years ended December 31, 2008 and 2007 are presented as though the Composatron Acquisition occurred on January 1, 2008 and 2007, respectively.  The pro forma consolidated financial information is not indicative of future results of operations or results of operations that would have actually occurred had the Composatron Acquisition been consummated as of January 1, 2007 and 2008, due to the fair values assigned to Composatron’s assets and liabilities, the changes made in related estimated useful lives of the assets at March 1, 2008, as well as changes in interest and income tax expenses as a result of the Composatron Acquisition.

(Dollars in thousands)	Unaudited Pro Forma Year Ended December 31, 2008	Unaudited Pro Forma Year Ended December 31, 2007

Net sales	$312,789	$338,458
Net (loss) income	$(46,950)	$4,706

On January 31, 2007, CPG acquired 100% of the outstanding equity of Pro-Cell, LLC (“Procell”), which owned and operated Procell Decking Systems for a purchase price of $77,324,000 (the “Procell Acquisition”).  In order to fund the Procell Acquisition, CPG issued an additional $33,000,000 aggregate principal amount of Floating Rate Notes on January 31, 2007.  The remainder of the purchase price was funded through capital contributions of approximately $34,900,000 with the remainder of the balance funded through operating cash flow.  The Procell Acquisition was accounted for as a purchase business combination in accordance with SFAS 141, Business Combinations.

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on fair values as of the date of the transaction, including a portion of which was capitalized to the balance sheet as goodwill. The purchase price was subject to final determination, including a cash payment, as well as additional equity in CPG International Holdings, LP (“Holdings”) (the owner of 100% of our common shares) to the former owners of Procell based upon the

Company’s achievement of certain financial and operating targets for the year ended December 31, 2007.  The Company’s management recorded $12,333,000 as the contingent cash payment under the terms of the purchase agreement, of which $9,654,000 was paid in April 2008. The remaining balance of approximately $2,679,000 was paid in July 2008.  The former owners received 2,517.42 A units in Holdings, valued at $5,733,000; with the shares being issued in April 2008.  The value was based on a then current valuation of Holdings A units.

A valuation study was performed to assist the Company in determining the fair value in property and equipment and the recording of intangible assets including customer relationships and proprietary technology amortizable on an accelerated basis over the next ten and fifteen years respectively, and non-compete agreements, amortizable over the next five years.  The amount allocated to Goodwill is reflective of the future benefit the Company is expecting to realize from the Procell Acquisition, including strategic growth opportunities within AZEK Building Products, as well as additional product offerings. Procell’s results of operations, subsequent to January 31, 2007, are reported as part of the AZEK Building Products business unit. The amount allocated to Goodwill is expected to be deductible for tax purposes.

The following table summarizes the allocation of fair values of Procell’s assets acquired and liabilities assumed at the date of acquisition, as follows:

		At February
(Dollars in thousands)		1, 2007

Purchase price (includes the contingent purchase price)		$72,072
Transaction costs		5,252
		77,324
Less:
Cash and cash equivalents	$1,075
Accounts Receivable	2,593
Inventory	2,248
Other current assets	6
Deferred tax asset	482
Property, plant and equipment	12,465
Intangible assets:
Proprietary technology	7,300
Customer relationships	2,200
Non-compete agreement	2,400
Total assets acquired	30,769
Accounts payable assumed	2,883
Capital lease obligation assumed	3,421
Other liabilities assumed	2,234
Total liabilities assumed	8,538
		(22,231)
Goodwill (excess purchase price over net asset value)		$55,093

The following pro forma consolidated financial information for the years ended December 31, 2007 and 2006 are presented as though the Procell Acquisition occurred on January 1, 2007 and 2006.  The pro forma consolidated financial information is not indicative of future results of operations or results of operations that would have actually occurred had the Procell Acquisition been consummated as of January 1, 2007 and 2006.

	Unaudited	Unaudited
	Pro Forma	Pro Forma
	Year Ended	Year Ended
	December 31,	December 31,
(Dollars in thousands)	2007	2006

Net sales	$317,115	$294,869

Net income (loss)	$3,733	$(1,725)

On April 29, 2006, the Company completed the acquisition of Santana Holdings Corporation, the direct parent of Santana Products, Inc. for a purchase price of $36.0 million (the “Santana Acquisition”). Santana Products Inc. was merged into the Scranton Products business unit.

The following pro forma consolidated financial information for the year ended December 31, 2006 is presented as though the Santana Acquisition occurred on January 1, 2006.  The pro forma consolidated financial information is not indicative of future results of operations or results of operations that would have actually occurred had the Santana Acquisition been consummated as of January 1, 2006.

(Dollars in thousands)	Unaudited Pro Forma Year Ended December 31, 2006

Net sales	$271,847

Net loss	$(4,478)

4.           INVENTORIES

Inventories consisted of the following:

	December 31,	December 31,
(Dollars in thousands)	2008	2007
Raw materials	$18,381	$22,664
Work in process	—	145
Finished goods	15,283	29,582
Total inventories	$33,664	$52,391

Inventories are valued at the lower of cost or market, determined on a first-in, first-out basis (“FIFO”).

5.           PROPERTY AND EQUIPMENT—NET

Property and equipment consisted of the following:

	December 31,	December 31,
(Dollars in thousands)	2008	2007
Land and improvements	$1,701	$1,701
Buildings and improvements	21,007	20,766
Capital lease—building	1,500	1,500
Capital lease—manufacturing equipment	8,594	6,655
Manufacturing equipment	97,722	84,446
Office furniture and equipment	5,768	4,766
Total property and equipment	136,292	119,834
Construction in progress	4,445	3,805
	140,737	123,639
Accumulated depreciation	(47,286)	(30,946)
Total property and equipment—net	$93,451	$92,693

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was approximately $16,565,000, $13,964,000 and $11,410,000, respectively.

6.           GOODWILL AND INTANGIBLE ASSETS—NET

Goodwill and intangible assets consisted of the following:

	Lives in	December 31,	December 31,
(Dollars in thousands)	Years	2008	2007
Goodwill	—	$260,004	$288,084

Non-amortizable intangibles
Trademarks		67,400	71,400
Other intangibles		648	—
Amortizable intangibles
Non-compete agreement	5	2,500	2,500
Accumulated amortization non-compete agreement		(973)	(473)
Non-compete agreement—net		1,527	2,027

Customer relationships	10	26,063	25,200
Accumulated amortization customer relationships		(9,199)	(6,382)
Customer relationships—net		16,864	18,818

Proprietary knowledge	15	12,298	9,100
Accumulated amortization proprietary knowledge		(2,601)	(1,230)
Proprietary knowledge—net		9,697	7,870

Trade names	5	307	—
Accumulated amortization trade names		(110)	—
Trade names—net		197	—

Royalty license	7	317	—
Accumulated amortization royalty license		(40)	—
Royalty license—net		277	—

Total amortizable intangibles-net		28,562	28,715
Intangible assets—net		$96,610	$100,115

In accordance with SFAS 142, Goodwill and Other Intangible Assets, goodwill and trademarks are tested for impairment annually at the reporting unit level. The customer relationships, non-compete agreement and proprietary knowledge, which are amortizable, are tested for impairment whenever events or circumstances indicate that the carrying value may not be recoverable, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. At each reporting period, the assigned useful lives are considered for continued appropriateness, in accordance with SFAS No. 142.  See Note 1 to the financial statements for discussion of the 2008 impairment charge.

At December 31, 2008, approximately $189,684,000 represents goodwill attributable to the AZEK Building Products segment and approximately $70,320,000 represents goodwill attributable to the Scranton Products segment.

Amortization expense for the years ended December 31, 2008, 2007 and 2006 was approximately $4,926,000, $4,193,000 and $2,403,000, respectively.

The following table presents the future intangible asset amortization expense based on existing intangible assets at December 31, 2008:

December 31,
(Dollars in thousands)	2008
2009	$4,566
2010	4,522
2011	4,346
2012	3,736
2013	3,525
Thereafter	7,867
Total	$28,562

The following table summarizes the changes in the Company’s goodwill for the years ended December 31, 2006, 2007 and 2008:

	AZEK
	Building	Scranton
(Dollars in thousands)	Products	Products	Consolidated
Goodwill at December 31, 2005	$143,182	$70,500	$213,682
Purchase adjustment for deferred income taxes	(2,727)	356	(2,371)
Purchase goodwill related to the Santana Acquisition	—	21,438	21,438
Goodwill at December 31, 2006	$140,455	$92,294	$232,749
Purchase goodwill related to the Procell Acquisition	55,093	—	55,093
Purchase goodwill related to the Santana Acquisition	—	39	39
Deferred tax adjustment	(264)	(333)	(597)
FIN 48 adoption adjustment	480	320	800
Goodwill at December 31, 2007	$195,764	$92,320	$288,084
Purchase goodwill related to the Procell Acquisition	5	—	5
Purchase goodwill related to the Composatron Acquisition	9,610	—	9,610
Purchase adjustment for deferred income taxes	233	—	233
Impairment of goodwill	(14,000)	(22,000)	(36,000)
Translation adjustment	(1,928)	—	(1,928)
Goodwill at December 31, 2008	$189,684	$70,320	$260,004

7.           DEFERRED FINANCING COSTS

Deferred financing costs consisted of the following:

	December 31,	December 31,
(Dollars in thousands)	2008	2007

Deferred financing costs	$13,675	$13,194
Accumulated amortization	(6,330)	(4,589)
Total deferred financing costs, net	$7,345	$8,605

Amortization of deferred financing costs for the years ended December 31, 2008, 2007 and 2006 were approximately $2,071,000, $1,921,000 and $1,679,000, respectively. During the first quarter of 2008, the Company wrote off approximately $470,000 of net deferred financing costs attributable to the Company’s previous credit facility. Amortization of deferred financing costs, as well as the additional write-off, is included in interest expense on the consolidated statements of operations.

8.           LONG-TERM DEBT

Long-term debt consisted of the following:

	December 31,	December 31,
(Dollars in thousands)	2008	2007
Senior Unsecured Fixed Rate Notes due 2013—10.5%	$150,000	$150,000
Senior Unsecured Floating Rate Notes due 2012—LIBOR + 6.75% (9.9% at December 31, 2008 and 12.12% at December 31, 2007) (includes premium of $83 at December 31, 2008 and $107 at December 31, 2007)	128,083	128,107
Revolving Credit Facility (4.3% - 4.9% at December 31, 2008)	5,000	—
Term Loan due 2011—7.2% at December 31, 2008 (includes discount of $573 at December 31, 2008)	24,177	—
Total	307,260	278,107
Less current portion	5,250	—
Long-term debt—less current portion	$302,010	$278,107

CPG International I Inc. (“CPG”) had approximately $128,000,000 aggregate principal amount of Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and $150,000,000 aggregate principal amount of 10½% Senior Notes due 2013 (the “Fixed Rate Notes,” and collectively with the Floating Rate Notes, the “Notes”) outstanding at December 31, 2008. The Notes have been guaranteed by the Company and all of the domestic subsidiaries of CPG.  The indenture governing the Notes, contains a number of covenants that, among other things, restrict CPG’s ability, and the ability of any subsidiary guarantors, subject to certain exceptions, to sell assets, incur additional debt, repay other debt, pay dividends and distributions on CPG’s capital stock or repurchase CPG’s capital stock, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations and engage in certain transactions with affiliates.

On February 13, 2008, the Company and its subsidiaries entered into a Loan and Security Agreement with Wachovia Bank, National Association (the “Loan Agreement”), as administrative agent, and General Electric Capital Corporation, as syndication agent.  The Loan Agreement provides subsidiaries of the Company with up to $65,000,000 in borrowing capacity, with the actual borrowing base limited to a percentage of eligible receivables and inventory, subject to reserves established by the administrative agent in its permitted discretion.  The Loan Agreement requires subsidiaries of the Company to repay the outstanding principal on any loans thereunder at the maturity date as defined therein, but in any case no later than February 13, 2013.  Borrowings under the Loan Agreement bear interest, at the Company’s option, at the base rate (prime rate) plus a spread of up to 0.5% or adjusted LIBOR plus a spread of 1.5% to 2.25%, or a combination thereof.  The Loan Agreement also provides for a fee ranging between 0.25% and 0.5% of unused commitments.  Substantially all of the Company’s and its subsidiaries’ assets (excluding real property and 65% of equity interests of the Company’s first tier foreign subsidiary) are pledged as collateral for any borrowings under the Loan Agreement.

The Loan Agreement contains various covenants, including a financial covenant which requires the Company and its subsidiaries to maintain, in certain circumstances and as defined, minimum ratios or levels of consolidated EBITDA to consolidated fixed charges.  The Loan Agreement also imposes certain restrictions on the Company, and its subsidiaries, including restrictions on the ability to issue guarantees, grant liens, make fundamental changes in their business, corporate structure or capital structure, make loans and investments, enter into transactions with affiliates, modify or waive material agreements, or prepay or repurchase indebtedness.

On February 13, 2008, concurrently with the execution of the Loan Agreement, the Company and its subsidiaries terminated its prior senior secured revolving credit facility.

On February 29, 2008, the Company and its subsidiaries, entered into a Term Loan and Security Agreement (“Term Loan Agreement”).  Subsidiaries of the Company borrowed approximately $25.0 million under the term loan as part of the financing for the Composatron Acquisition.  The Term Loan Agreement requires the borrowers thereunder to repay the outstanding principal of the Term Loan in quarterly installments of $62,500 from March 31, 2008 through December 31, 2010, with the remaining outstanding principal balance of the Term Loan due no later than February 28, 2011.  The Term Loan Agreement contains various covenants, including a financial covenant which requires the Company and its subsidiaries to maintain, as defined, a maximum ratio of consolidated senior secured indebtedness to consolidated EBITDA.  The Term Loan Agreement also imposes certain restrictions on the Company and its subsidiaries, including restrictions on the ability to issue guarantees, grant liens, make fundamental changes in their business, corporate structure or capital structure, make loans and investments, enter into transactions with affiliates, modify or waive material agreements, or prepay or repurchase indebtedness.

The Company believes it is in compliance with the financial covenants imposed by the debt agreements as of December 31, 2008.

As of December 31, 2008, the Company has scheduled long term debt payments (excluding interest) of $5,250,000 in 2009, $250,000 in 2010, $24,250,000 in 2011, $128,000,000 in 2012 and $150,000,000 in 2013.

9.           LEASE COMMITMENTS

On May 11, 2007, the Company sold one of its manufacturing facilities and concurrently entered into an operating lease with the buyer to continue to use a portion of the building through May 2009 at a rate of approximately $14,000 per month for the first year and approximately $12,000 a month for the second year.

The Company leases machinery, computer equipment and a manufacturing facility under various capital leases. The Company also leases office equipment, vehicles, a manufacturing facility and an office under operating leases expiring during the next six years.

Future minimum rental payments at December 31, 2008 for capital and operating leases having non-cancelable lease terms in excess of one year are as follows:

	Capital	Operating
2009	$2,775	$1,988
2010	2,449	1,832
2011	1,906	1,528
2012	950	996
2013	559	748
Thereafter	6,234	1,517
Total	14,873	$8,609
Less amount representing interest	(7,880)
Present value of minimum capital lease payments	6,993
Less current installments of obligations under capital leases	(1,940)
Obligations under capital leases—excluding current installments	$5,053

Total rent expense for the years ended December 31, 2008, 2007 and 2006 was approximately $1,754,000, $1,602,000 and $480,000, respectively.

10.                             INCOME TAXES

The following is a summary of U.S. and non-U.S. components of income (loss) before taxes:

(Dollars in thousands)	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
United States	$(52,596)	$7,989	$(527)
Non-U.S.	(2,853)	—	—
Total (loss) income before taxes	$(55,449)	$7,989	$(527)

Components of the income tax expense (benefit) for the periods ended:

(Dollars in thousands)	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
Current:
Federal	$(62)	$40	$—
State and local	158	246	13
Foreign	—	—	—
Total current	96	286	13
Deferred:
Federal	(5,416)	2,553	28
State and local	(886)	921	189
Foreign	(889)	—	—
Total deferred	(7,191)	3,474	217
Income tax (benefit)expense	$(7,095)	$3,760	$230

Income tax provision differed from the amounts computed by applying the US Federal income tax rate of 34% to income before income taxes as a result of the following:

	Year Ended	Year Ended	Year ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Expense (benefit) at federal statutory rate	$(18,852)	$2,716	$(179)
Foreign tax expense	81	—	—
State and local tax expense—net of federal benefit	(831)	731	134
Impairment—nondeductible goodwill	6,147	—	—
Increase in valuation allowance	6,338	—	—
Nondeductible expenses and other	22	313	275
Income tax (benefit) expense	$(7,095)	$3,760	$230

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.  Accordingly, deferred income taxes have been provided for the temporary differences between the financial reporting and the income tax basis of the Company’s assets and liabilities by applying enacted statutory tax rates applicable to future years to the basis differences.  Deferred tax assets (liabilities) consist of the following at December 31:

(Dollars in thousands)	2008	2007
Deferred tax asset:
Federal net operating loss carryforwards and AMT credits	$12,414	$6,628
State loss carryforwards and other benefits	2,025	1,469
Inventory reserves	1,289	574
Warranty reserves	917	1,167
Accrued expenses	1,888	1,740
Valuation allowance	(7,893)	(1,555)
Total deferred tax assets	10,640	10,023
Deferred tax liabilities:
Intangibles—net	(31,841)	(36,172)
Prepaid assets	(292)	(353)
Property, plant and equipment	(10,568)	(10,602)
Total deferred tax liabilities	(42,701)	(47,127)
Net deferred tax liability	$(32,061)	$(37,104)

At December 31, 2008, the Company has approximately $36,948,000 of net operating loss carryfowards for federal income tax purposes which expire between the years 2021 to 2028 and approximately $27,732,000 of net operating loss carryfowards for state tax purposes which expire in varying amounts through 2028.  The valuation allowance for deferred tax assets of $7,893,000 and $1,555,000 at December 31, 2008 and December 31, 2007, respectively, relates principally to the uncertainty as to the utilization of certain deferred tax assets, primarily federal and state tax loss carryforwards.  The valuation allowance was determined in accordance with the provisions of SFAS No. 109, which requires that a valuation allowance be established and maintained when management’s analysis indicates it is “more likely than not” that all or a portion of deferred tax assets will not be realized.  At December 31, 2008, the valuation allowance represents a full valuation allowance against U.S. net deferred tax assets by jurisdiction other than deferred tax liabilities related to indefinite-lives assets, which cannot be used to support the realization of the existing deferred tax assets.  The increase in the valuation allowance in 2008 was primarily attributable to the increase in the federal tax loss carryforward as a result of operating losses sustained in 2008.

SFAS No. 109, “Accounting for Income Taxes,” requires us to provide deferred taxes for the temporary differences associated with our investment in our foreign subsidiary which have a financial reporting basis that is different from tax basis unless we can assert permanent reinvestment in the foreign jurisdiction pursuant to Accounting Principles Board Opinion (“APB”) No. 23, “Accounting for Income Taxes — Special Areas.”  Financial reporting basis and tax basis differences in our investment in our foreign subsidiary consist of accumulated losses as well as foreign currency translation adjustments, such that tax basis is in excess of financial reporting basis.  We assert that our invested capital is permanently reinvested under APB No. 23 and all temporary differences associated with the investment in our foreign subsidiary will not reverse in the foreseeable future.  Accordingly, we have not recognized any net deferred tax assets with regard to the basis differences referred to above with respect to our foreign subsidiary.

On January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), and as a result of that adoption, the Company recorded unrecognized tax benefits of $800,000 on the balance sheet, which did not result in a cumulative effect adjustment to retained earnings as the adjustment was recorded to goodwill based on the nature of the position involved.  A reconciliation of the beginning and ending balances for liabilities associated with unrecognized tax benefits is as follows:

(Dollars in thousands)	2008	2007

Balance at January 1	$800	$800
Unrecognized tax benefits related to prior years	480	—
Unrecognized tax benefits related to the current year	—	—
Settlements	—	—
Reductions in unrecognized tax benefits due to the lapse of applicable statute of limitations	—	—
Balance at December 31	$1,280	$800

Of the total unrecognized tax benefits recorded upon the adoption of FIN 48, $613,000 is carried at December 31, 2008 as a non-current liability ($664,000 at December 31, 2007), and $187,000 as an offset to non-current deferred tax assets ($136,000 at December 31, 2007).  The $480,000 of additional unrecognized tax benefit related to prior years reflects offsetting adjustments to deferred taxes which would have no impact on the Company’s effective tax rate if realized or remeasured at a future date.  At December 31, 2008, $800,000 of the unrecognized tax benefits would have an impact on the Company’s effective tax rate if realized or remeasured at a future date (zero as of December 31, 2007).  With the adoption of SFAS No. 141(R), effective for fiscal years beginning after December 15, 2008, certain unrecognized tax benefits that would not have an impact on the Company’s effective tax rate if realized (or re-measured) prior to the adoption of SFAS No. 141(R) will now have an impact on the Company’s effective tax rate if realized (or re-measured) after the adoption of SFAS No. 141(R).  Subsequent to the adoption of FAS 141(R) (effective for the Company with its year beginning January 1, 2009) any expense or benefit associated with realizing (or re-measuring) the unrecognized tax benefit will be recorded as part of income tax expense.

When applicable, the Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  No interest or penalty was included in income tax expense for 2008 or 2007.   As of December 31, 2008 and December 31, 2007, there was no accrual for interest or penalties recorded on the consolidated balance sheet.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction. The Company and its subsidiaries’ federal income tax returns for tax years 2005 and beyond are open tax years subject to examination by the Internal Revenue Service (IRS).  It is anticipated that the unrecognized tax benefits for tax positions taken regarding previously filed returns could decrease by $480,000 over the next twelve months, with the anticipated acceptance of an automatic tax accounting method change involving certain accruals.  The Company and its subsidiaries also file income tax returns in various state jurisdictions, as appropriate, with varying statutes of limitation.  The Company has been notified by a state that one of its subsidiaries will be undergoing a tax examination which is scheduled to begin in the first half of 2009.  A subsidiary files federal and provincial income tax returns in Canada.  The Canadian subsidiary has been examined by Revenue Canada through September 30, 2007, and is presently under examination for short-period income tax returns through February 29, 2008.

11.         COMMITMENTS AND CONTINGENCIES

From time to time, the Company is subject to litigation in the ordinary course of business. Currently, there are no claims or proceedings against the Company that it believes would be expected to have a material adverse effect on the Company’s business or financial condition, results of operations or cash flows.

12.         RELATED PARTY TRANSACTIONS

AEA Investors, the general partner of CPG International Holdings LP (“Holdings”), the Company’s direct parent company, is entitled to a management fee at an annual rate of $1,500,000, payable on a monthly basis pursuant to a management agreement with AEA Investors.  Management fees of $1,500,000 and $1,500,000 are included in selling, general and administrative expenses for the years ended December 31, 2008 and 2007, respectively. In consideration of services performed in connection with the Procell Acquisition and the related financing, the Company paid a $1.0 million fee to AEA Investors upon the closing of the Procell Acquisition in 2007.  In addition, in consideration of services performed in connection with the Composatron Acquisition and the related financings, the Company paid a $500,000 fee to AEA Investors upon closing of the

Composatron Acquisition in 2008.  These acquisition related fees were accounted for as part of the purchase price of these transactions.

The Company leases one of its manufacturing facilities from an affiliate of an equity holder of Holdings. Total lease payments for the years ended December 31, 2008 and 2007 were $508,000 and $503,000, respectively.

Upon completion of the Procell Acquisition, the Company entered into an amended lease agreement related to Procell’s office and manufacturing facilities location, with North Alabama Property Leasing, Inc. The lessor of the property is an entity whose sole shareholder is an equity holder in Holdings as a result of the Procell Acquisition.  Total lease payments for the years ended December 31, 2008 and 2007 were approximately $553,000 and $464,000, respectively. The Company also paid storage and other fees in the amount of approximately $32,000 for the year ended December 31, 2008.

Tide Transport, Inc., a freight company owned by two equity holders of Holdings, provides certain freight services to the Foley, Alabama facility on a regular basis. These services include shipping finished product and for the transportation of resin purchases.  Total freight costs for this arrangement were approximately $410,000 and $802,000 for the years ended December 31, 2008 and 2007, respectively.

The former owners of Composatron conducted business for finished goods as well as machinery repairs and parts with various companies that are affiliated with the former owners of Composatron.  Total costs paid after the acquisition to these affiliated companies were approximately $221,000.

A member of our board of directors is employed by a financial institution associated with our Term Loan and Credit Facility.  Further, the financial institution has an ownership interest in the Company’s parent, Holdings.

The Company entered into an agreement with its Chief Executive Officer, which provides the Mr. Jungbluth with a bonus payment of $2,000,000, $1,000,000 or $500,000, if the Company is sold within 12, 24 or 36 months, respectively, after April 2008.

The Company also has long-term notes in the amount of $7,349,000 due from Holdings for the payment made on behalf of Holdings related to repurchase of ownership units in Holdings.  Included in the $7,349,000 is approximately $1,022,000 related to the repurchase of Class A limited partnership units and Class B-1 Units pursuant to a separation agreement with Mr. James Keisling, the former chairman of our board of directors.   Currently, no repayment schedule has been established for these notes.  The notes have been classified in shareholder’s equity.

13.         CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Company conducts its business through its directly and indirectly 100% owned operating subsidiaries. The Company’s 100% owned subsidiary, CPG, is the issuer of the Notes.  See Note 8.  The Company is the direct parent holding company of CPG and a guarantor of the Notes.  In addition, all of the domestic subsidiaries of CPG, which are all 100% indirectly owned by the Company, guarantee the Notes.  The guarantees are full, unconditional, joint and several.  The Company acquired Composatron in February 2008.  In connection with the acquisition of Composatron, AZEK Canada Inc., an indirect wholly owned subsidiary of the Company that is incorporated under the laws of the Province of Ontario (“AZEK Canada”) merged with and into Composatron on February 29, 2008, and the entity surviving this merger was AZEK Canada.  AZEK Canada does not provide any guarantees on the Notes.

The following condensed consolidating financial information presents the financial information of the Company (as the parent guarantor of the Notes), CPG (as the issuer of the Notes), the guarantor subsidiaries of the Company on a combined basis (as the subsidiary guarantors of the Notes), and the non-guarantor foreign subsidiary as a separate entity (AZEK Canada), with the investment in subsidiaries presented on the equity method of accounting at December 31, 2008 and December 31, 2007 and for the years ended December 31, 2008, 2007 and 2006.  The financial information may not necessarily be indicative of the results of operations or financial position had the issuer and the subsidiary guarantors operated as independent entities.

	December 31, 2008
	CPG
	International
	Inc.	CPG	Guarantor	Non-Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Subsidiary	Eliminations	Consolidated
Condensed Consolidating Balance Sheet
Cash	$—	$—	$21,362	$1,224	$—	$22,586
Net receivables	—	—	17,201	203	—	17,404
Inventory	—	—	33,646	18	—	33,664
Other current assets	—	—	7,458	199	—	7,657
Total current assets	—	—	79,667	1,644	—	81,311
Net property and equipment	—	—	84,871	8,580	—	93,451
Goodwill	—	—	252,322	7,682	—	260,004
Net intangible assets	—	—	91,984	4,626	—	96,610
Deferred financing costs	—	—	7,345	—	—	7,345
Other assets	—	—	120	64	—	184
Note receivable-intercompany	—	—	17,849	—	(17,849)	—
Investment in subsidiary	146,926	146,926	9,219	—	(303,071)	—
Intercompany receivables	—	321,673	7,956	13,586	(343,215)	—
Total assets	$146,926	$468,599	$551,333	$36,182	$(664,135)	$538,905
Accounts payable	$—	$—	$11,886	$95	$—	$11,981
Accrued interest	—	14,413	—	—	—	14,413
Current portion—long term debt	—	5,250	—	—	—	5,250
Accrued expenses	—	—	10,909	1,318	—	12,227
Other current liabilities	—	—	1,940	—	—	1,940
Total current liabilities	—	19,663	24,735	1,413	—	45,811
Deferred income taxes	—	—	32,897	1,743	—	34,640
Long-term debt	—	302,010	—	—	—	302,010
Intercompany debt	—	—	321,673	17,849	(339,522)	—
Other non-current liabilities	—	—	9,518	—	—	9,518
Intercompany payable	—	—	13,586	7,956	(21,542)	—
Equity	146,926	146,926	148,924	7,221	(303,071)	146,926
Total liabilities and equity	$146,926	$468,599	$551,333	$36,182	$(664,135)	$538,905

	December 31, 2007
	CPG
	International
	Inc.	CPG	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Eliminations	Consolidated
Condensed Consolidating Balance Sheet
Cash	$—	$—	$9,608	$—	$9,608
Net receivables	—	—	30,712	—	30,712
Inventory	—	—	52,391	—	52,391
Other current assets	—	—	17,635	—	17,635
Total current assets	—	—	110,346	—	110,346
Net property and equipment	—	—	92,693	—	92,693
Goodwill	—	—	288,084	—	288,084
Net intangible assets	—	—	100,115	—	100,115
Other assets	—	—	9,258	—	9,258
Investment in subsidiary	196,494	196,494	—	(392,988)	—
Intercompany receivables	—	293,803	—	(293,803)	—
Total assets	$196,494	$490,297	$600,496	$(686,791)	$600,496
Accounts payable	$—	$—	$27,474	$—	$27,474
Accrued interest	—	15,696	—	—	15,696
Accrued costs- Procell Acquisition	—	—	18,066	—	18,066
Other current liabilities	—	—	10,052	—	10,052
Total current liabilities	—	15,696	55,592	—	71,288
Deferred income taxes	—	—	45,425	—	45,425
Long-term debt	—	278,107	—	—	278,107
Intercompany debt	—		293,803	(293,803)	—
Other non-current liabilities	—	—	9,182	—	9,182
Equity	196,494	196,494	196,494	(392,988)	196,494
Total liabilities and equity	$196,494	$490,297	$600,496	$(686,791)	$600,496

	Year Ended December 31, 2008
	CPG
	International			Non-
	Inc.	CPG	Guarantor	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Subsidiary	Eliminations	Consolidated
Condensed Consolidating Statement of Operations
Net sales	$—	$—	$304,541	$7,304	$(6,605)	$305,240
Cost of sales	—	—	(235,486)	(6,218)	6,605	(235,099)
Gross margin	—	—	69,055	1,086	—	70,141
Selling, general and administrative expenses	—	—	(48,231)	(2,413)	—	(50,644)
Gain on sale of property	—	—	21	—	—	21
Impairment of goodwill and other intangibles	—	—	(40,000)	—	—	(40,000)
Operating income	—	—	(19,155)	(1,327)	—	(20,482)
Intercompany income	—	32,427	1,721	(1,721)	(32,427)	—
Interest expense, net of interest income	—	(32,427)	(34,910)	5	32,427	(34,905)
Miscellaneous, net	—	—	(36)	189	—	153
Exchange rate difference	—	—	(215)	—	—	(215)
Income tax benefit (expense)	—	—	6,206	889	—	7,095
Equity in net (loss) income from subsidiary	(48,354)	(48,354)	(1,965)	—	98,673	—
Net (loss) income	$(48,354)	$(48,354)	$(48,354)	$(1,965)	$98,673	$(48,354)

	Year Ended December 31, 2007
	CPG
	International
	Inc.	CPG	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Eliminations	Consolidated
Condensed Consolidating Statement of Operations
Net sales	$—	$—	$313,703	$—	$313,703
Cost of sales	—	—	(225,436)	—	(225,436)
Gross margin	—	—	88,267	—	88,267
Selling, general and administrative expenses	—	—	(47,242)	—	(47,242)
Gain on sale of property	—	—	422	—	422
Operating income	—	—	41,447	—	41,447
Intercompany income	—	31,777	—	(31,777)	—
Interest expense, net of interest income	—	(31,777)	(33,698)	31,777	(33,698)
Miscellaneous, net	—	—	240	—	240
Income tax expense	—	—	(3,760)	—	(3,760)
Equity in net income from subsidiary	4,229	4,229	—	(8,458)	—
Net income (loss)	$4,229	$4,229	$4,229	$(8,458)	$4,229

	Year Ended December 31, 2006
	CPG
	International
	Inc.	CPG	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Eliminations	Consolidated
Condensed Consolidating Statement of Operations
Net sales	$—	$—	$261,790	$—	$261,790
Cost of sales	—	—	(193,417)	—	(193,417)
Gross margin	—	—	68,373	—	68,373
Selling, general and administrative expenses	—	—	(40,521)	—	(40,521)
Gain on sale of property	—	—	—	—	—
Operating income	—	—	27,852	—	27,852
Intercompany income	—	27,006	—	(27,006)	—
Interest expense, net of interest income	—	(27,006)	(28,685)	27,006	(28,685)
Miscellaneous, net	—	—	306	—	306
Income tax expense	—	—	(230)	—	(230)
Equity in net income from subsidiary	(757)	(757)	—	1,514	—
Net income (loss)	$(757)	$(757)	$(757)	$1,514	$(757)

	Year Ended December 31, 2008
	CPG
	International			Non-
	Inc.	CPG	Guarantor	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Subsidiary	Eliminations	Consolidated
Condensed Consolidating Statement of Cash Flows
Net (loss) income	$(48,354)	$(48,354)	$(48,354)	$(1,965)	$98,673	$(48,354)
Depreciation and amortization	—	—	19,073	2,418	—	21,491
Deferred income tax provision	—	—	(6,251)	(731)	—	(6,982)
Impairment	—	—	40,000	—	—	40,000
Share based compensation	—	—	118	—	—	118
Other non-cash expenses	—	—	4,202	—	—	4,202
Equity in net (income) loss from subsidiary	48,354	48,354	1,965	—	(98,673)	—
Trade receivables	—	—	12,635	4,555	—	17,190
Inventories	—	—	18,983	4,104	—	23,087
Accounts payable	—	—	(16,550)	(2,929)	—	(19,479)
Accrued expenses and interest	—	—	(664)	—	—	(664)
Other changes in working capital	—	—	4,596	1,110	—	5,706
Net cash provided by operating activities	—	—	29,753	6,562	—	36,315
Composatron Acquisition, net of cash	—	—	(31,625)	466	—	(31,159)
Procell Acquisition	—	—	(12,333)	—	—	(12,333)
Purchases of property and equipment	—	—	(6,084)	(198)	—	(6,282)
Proceeds from disposition of fixed asset	—	—	1,887	—	—	1,887
Net cash (used in) provided by investing activities	—	—	(48,155)	268	—	(47,887)
Proceeds from long-term obligations	—	24,313	—	—	—	24,313
Intercompany loan	—	(24,313)	24,313	—	—	—
Proceeds from revolving credit facility	—	—	25,000	—	—	25,000
Intercompany payable/receivable	—	—	6,064	(6,064)	—	—
Payment on revolving credit facility	—	—	(20,000)	—	—	(20,000)
Other cash used in financing activities	—	—	(5,190)	—	—	(5,190)
Net cash provided by (used in) financing activities	—	—	30,187	(6,064)	—	24,123
Cash impact of currency translation adjustment	—	—	—	427	—	427
Net increase (decrease) in cash and cash equivalents	—	—	11,785	1,193	—	12,978
Cash and equivalents—beginning of period	—	—	9,608	—	—	9,608
Cash and cash equivalents—end of period	$—	$—	$21,393	$1,193	$—	$22,586

	Year Ended December 31, 2007
	CPG
	International
	Inc.	CPG	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Eliminations	Consolidated
Condensed Consolidating Statement of Cash Flows
Net income (loss)	$4,229	$4,229	$4,229	$(8,458)	$4,229
Depreciation and amortization	—	—	18,157	—	18,157
Deferred income tax provision	—	—	3,570	—	3,570
Share based compensation	—	—	398	—	398
Other non-cash expenses	—	—	2,025	—	2,025
Equity in net (income) loss from subsidiary	(4,229)	(4,229)	—	8,458	—
Trade receivables	—	—	675	—	675
Inventories	—	—	(4,512)	—	(4,512)
Accounts payable	—	—	(1,800)	—	(1,800)
Accrued expenses and interest	—	—	106	—	106
Other changes in working capital	—	—	(1,589)	—	(1,589)
Net cash provided by operating activities	—	—	21,259	—	21,259
Purchases of property and equipment	—	—	(14,386)	—	(14,386)
Acquisition of Procell, net	—	—	(58,183)	—	(58,183)
Other cash used in investing activities	—	—	1,999	—	1,999
Net cash used in investing activities	—	—	(70,570)	—	(70,570)
Proceeds from long-term obligations	—	—	33,000	—	33,000
Capital contribution	—	—	34,895	—	34,895
Net payments from revolving credit	—	—	(9,500)	—	(9,500)
Other cash used in financing activities	—	—	(1,649)	—	(1,649)
Net cash provided by (used in) financing activities	—	—	56,746	—	56,746
Net increase in cash and cash equivalents	—	—	7,435	—	7,435
Cash and cash equivalents—beginning of period	—	—	2,173	—	2,173
Cash and cash equivalents—end of period	$—	$—	$9,608	$—	$9,608

	Year Ended December 31, 2006
	CPG
	International
	Inc.	CPG	Guarantor
(Dollars in thousands)	(Parent)	(Issuer)	Subsidiaries	Eliminations	Consolidated
Condensed Consolidating Statement of Cash Flows
Net (loss) income	$(757)	$(757)	$(757)	$1,514	$(757)
Depreciation and amortization	—	—	13,813	—	13,813
Deferred income tax provision	—	—	1,283	—	1,283
Share based compensation	—	—	272	—	272
Other non-cash expenses	—	—	1,660	—	1,660
Equity in net (income) loss from subsidiary	757	757	—	(1,514)	—
Trade receivables	—	—	(9,505)	—	(9,505)
Inventories	—	—	1,483	—	1,483
Accounts payable	—	—	(11,300)	—	(11,300)
Accrued expenses and interest	—	—	4,690	—	4,690
Other changes in working capital	—	—	273	—	273
Net cash provided by operating activities	—	—	1,912	—	1,912
Purchases of property and equipment	—	—	(16,995)	—	(16,995)
Acquisition of Santana, net	—	—	(34,980)	—	(34,980)
Other cash used in investing activities	—	—	9	—	9
Net cash used in investing activities	—	—	(51,966)	—	(51,966)
Proceeds from long-term obligations	—	—	30,150	—	30,150
Net borrowings from revolving credit	—	—	9,500	—	9,500
Other cash used in financing activities	—	—	(2,208)	—	(2,208)
Net cash provided by (used in) financing activities	—	—	37,442	—	37,442
Net decrease in cash and cash equivalents	—	—	(12,612)	—	(12,612)
Cash and cash equivalents—beginning of period	—	—	14,785	—	14,785
Cash and cash equivalents—end of period	$—	$—	$2,173	$—	$2,173

14.          FINANCIAL STATEMENT RESTATEMENT

In May 2005, the Company’s parent company, CPG International Holdings LP (“Holdings”) established a Class B Unit equity program, which offers executive officers and certain key managers and employees the opportunity to purchase limited partnership units in Holdings.  These equity interests in Holdings are intended to allow each participant to share in the value created at the time the current owners sell or otherwise exit the business based upon the number of Class B Units in Holdings held by the purchaser when the sale or exit transaction is completed.  All of the Class B Units sold to management are generally subject to repurchase at the option of Holdings, at the lower of cost and fair market value upon termination of employment during the first year following their purchase.  Thereafter, generally, 75% of Class B Units are subject to repurchase by Holdings at the lower of cost and fair market value upon termination during the second year following their purchase, 50% during the third year and 25% during the fourth year.  In the event that the purchaser’s employment is terminated for cause, Holdings may repurchase the Class B Units at cost.  In the past the fair value determination was made by Holdings based on an internal valuation study updated semi-annually.  Historically, the Company had concluded that the nature of the Class B Unit equity program was not to reward management for past or present performance and therefore did not constitute share based compensation for the Company or any of its subsidiaries.

Subsequent to the issuance of the Company’s 2007 consolidated financial statements, the Company reassessed the application of SFAS 123R to its Class B Unit equity program and management concluded that the Class B Unit equity program represents a compensatory plan under the provisions of SFAS 123R.  In connection with this reassessment, the Company reviewed each issuance of Class B Units since the inception of the program in 2005.  The Company conducted a detailed valuation with respect to each issuance of Class B Units.  This valuation was then discussed with the Audit Committee.  Compensation costs represent the excess of fair value over the purchase price paid by the employee for their Class B Units.  The Company has restated the accompanying consolidated financial statements as of December 31, 2007 and for the years ended December 31, 2007 and 2006 from amounts previously reported to recognize share based compensation expense, as applicable, with respect to these unit awards over the course of their vesting period.

The following is a summary of the effects of the restatement on (i) the Company’s consolidated balance sheet at December 31, 2007, (ii) the Company’s consolidated statements of operations for the years ended December 31, 2007 and 2006 and (iii) the Company’s consolidated statement of cash flows for the years ended December 31, 2007 and 2006.

December 31, 2007

	As
	Previously		As
(in thousands)	Reported	Adjustment	Restated
Consolidated Balance Sheet
Additional paid in capital	$199,961	$772	$200,733
Retained earnings	$(3,467)	$(772)	$(4,239)

Year ended December 31, 2007

	As
	Previously		As
(in thousands)	Reported	Adjustment	Restated
Consolidated Statement of Operations
Selling, general and administrative expenses	$(46,844)	$(398)	$(47,242)
Operating income	$41,845	$(398)	$41,447
Income before income taxes	$8,387	$(398)	$7,989
Net income	$4,627	$(398)	$4,229

Year Ended December 31, 2006

	As
	Previously		As
(in thousands)	Reported	Adjustment	Restated
Consolidated Statement of Operations
Selling, general and administrative expenses	$(40,249)	$(272)	$(40,521)
Operating income	$28,124	$(272)	$27,852
Income before income taxes	$(255)	$(272)	$(527)
Net income	$(485)	$(272)	$(757)

Year Ended December 31, 2007

	As
	Previously		As
(in thousands)	Reported	Adjustment	Restated
Consolidated Statement of Cash Flows
Net income	$4,627	$(398)	$4,229
Share based compensation	$—	$398	$398

Year Ended December 31, 2006

	As
	Previously		As
(in thousands)	Reported	Adjustment	Restated
Consolidated Statement of Cash Flows
Net income	$(485)	$(272)	$(757)
Share based compensation	$—	$272	$272

15.  SHARE BASED COMPENSATION

The Company’s parent company, CPG International Holdings LP (“Holdings”) established a Class B Unit equity program, which offers executive officers and certain key managers and employees the opportunity to purchase limited partnership units in Holdings.  These equity units in Holdings are intended to allow each employee participant to share in the value created at the time the current owners sell or otherwise exit the business based upon the number of limited partnership units held in Holdings by the participants when the sale or exit transaction is completed.  All of the Class B Units sold to management are generally subject to repurchase at the option of Holdings, at the lower of cost and fair market value upon termination of employment during the first year following their purchase.  Thereafter, generally, 75% of such Class B Units are subject to repurchase by Holdings at the lower of cost and fair market value upon termination during the second year following their purchase, 50% during the third year and 25% during the fourth year.  The Class B Unit equity program contains two types of units, referred to as B-1 and B-2 Units.  Upon liquidation, Class B-1 Units have a potentially higher investment return than the Class B-2 Units.

The chosen valuation methodology used to determine fair value of the Class B Unit equity program is the probability-weighted expected return method (PWERM), as detailed by the American Institute of Certified Public Accountants entitled “Valuation of Privately Held Company Equity Securities Issued as Compensation” (AICPA Guide).  Under the PWERM method, the value of Class B Units is estimated based upon an analysis of future values for the enterprise assuming various future outcomes.  Class B Unit value is based upon the probability-weighted present value of expected future investment returns, considering each of the possible future outcomes available, as well as the rights of each unit class.  The future outcomes the Company considered were: initial public offering; merger or sale to a strategic acquirer; sale to a financial buyer; distressed sale in a housing downturn; and a longer-term hold period.  The PWERM method involves management making estimates of the anticipated timing of a potential liquidity event.  The anticipated timing was based on the Company’s estimation of likelihood of a liquidity event.  For all grants, the amount of unit-based compensation expense recognized has been adjusted for estimated forfeitures of awards for which the requisite service was not expected to be provided.

At each date of measure, unit valuations incorporate a discount rate based on the risk-adjusted rate of return a Class B Unit investor would require given the circumstances of the Company at that time and the liquidation preference of the

Class B Unit, which reflects the risk associated with the Company, risks and uncertainty regarding the achievement of potential liquidity events and consideration of observed rates of return on comparable investments.  The Company believes that its selected discount rates are consistent with rates of return as outlined in the AICPA Guide, which provides that the cost of equity capital for a private enterprise prior to its initial public offering generally ranges from 20% to 35%.

Additionally, the Company adjusted the valuation methodology of the units to reflect the impact of lack of control, potential dilution and the lack of liquidity and a trading market for the units at each valuation date.

A summary of all vested and non-vested Class B-1 Unit activity under the equity program as of December 31, 2008 and 2007, and changes during the years then ended are presented below:

		Weighted	Aggregate
		Average	Intrinsic
	B-1	Purchase	Value
Outstanding Units	Units	Price	($000)

Outstanding at January 1, 2008	9,159	$10
Granted	134	10
Repurchased at fair market value	(2,063)	10
Forfeited	(187)	10
Outstanding at December 31, 2008	7,043	$10	$108

		Weighted	Aggregate
		Average	Intrinsic
	B-1	Purchase	Value
	Units	Price	($000)

Outstanding at January 1, 2007	10,500	$10
Granted	1,316	10
Forfeited	(1,600)	10
Repurchased at fair market value	(1,057)
Outstanding at December 31, 2007	9,159	$10	$495

A summary of the Class B Unit equity program’s non-vested Class B-1 Units as of December 31, 2008 and 2007, and changes during the years then ended are presented below:

		Weighted-Avg.
	B-1	Grant-Date
Non-vested Units	Units	Fair Value

Non-vested at January 1, 2008	2,419	$109.75
Granted/Issued	134	19.42
Vested	(1,319)	105.46
Forfeited	(187)	126.75
Non-vested at December 31, 2008	1,047	$100.57

		Weighted-Avg.
	B-1	Grant-Date
Non-vested Units	Units	Fair Value

Non-vested at January 1, 2007	6,529	$110.93
Granted/Issued	1,316	76.58
Vested	(3,826)	100.52
Forfeited	(1,600)	102.55
Non-vested at December 31, 2007	2,419	$109.75

Total fair value of the units vested during the years ended December 31, 2008 and 2007 was approximately $139,000 and $385,000, respectively.

In 2008, the Holdings granted an additional series of units under the Class B Unit Plan, referred to as Class B-2 Units.  These units are subject to the same repurchase terms as the Class B-1 Units.  A summary of all vested and non-vested Class B-2 Unit activity under the Plan as of December 31, 2008, and changes during the year then ended is presented below:

		Weighted	Aggregate
		Average	Intrinsic
	B-2	Purchase	Value
	Units	Price	($000)

Outstanding at January 1, 2008	—	$10
Granted/Issued	4,310	10
Forfeited	—	—
Outstanding at December 31, 2008	4,310	$10	$22

A summary of the Class B Unit equity program’s non-vested Class B-2 Units as of January 1, 2008, and changes during the year ended December 31, 2008, is presented below:

		Weighted-Average
		Grant-Date
Non-vested Units	Units	Fair Value

Non-vested at January 1, 2008	—
Granted/Issued	4,310	$24.37
Vested	(10)	24.37
Forfeited	—	—
Non-vested at December 31, 2008	4,300	$24.37

Total fair value of units vested during the year ended December 31, 2008 was approximately $17,000.

Compensation costs represent the excess of fair value over the purchase price paid by the employee for their units.  Compensation costs are generally recognized over the four year vesting period.  Total compensation expense recognized for the years ended December 31, 2008, 2007 and 2006 was $118,000, $398,000 and $272,000, respectively. The remaining unrecognized compensation costs related to non-vested Class B-1 and Class B-2 Units at December 31, 2008 was approximately $93,000 and $52,000, respectively, and the weighted-average period of time over which these costs will be recognized is 3.9 years and 3.8 years, respectively.

On March 5, 2009, Holdings executed an Amendment to the LP Agreement.  This Amendment allows Class B-2 Unit holders to receive the same potential investment return as Class B-1 Unit holders upon liquidation of the units.  This will impact the valuation methodology on the B Units effective in the first quarter of 2009.  This Amendment will not materially impact the Company’s consolidated financial statements.

16.                               QUARTERLY INFORMATION (UNAUDITED)

	Quarter Ended
	March 31, 2008		June 30, 2008		September 30, 2008		December 31, 2008		Total
	as		as		as
(Dollars in	previously	as	previously	as	previously	as
thousands)	reported	restated(2)	reported	restated(2)	reported	restated(2)
Net sales	$94,173	$94,173	$75,367	$75,367	$90,856	$90,856	$44,888	$44,888	$305,240
Gross margin	$24,863	$24,863	$17,435	$17,435	$23,019	$23,019	$4,941	$4,941	$70,141
Operating income	$12,529	$12,459	$4,186	$4,120	$9,357	$9,493	$(46,421)	$(46,421)	$(20,482)
Net income (loss)	$2,050	$1,980	$(2,802)	$(2,868)	$625	$761	$(48,180)	$(48,180)	$(48,354)

	Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007(3)		December 31, 2007(1)		Total
	as		as		as		as		as
(Dollars in	previously	as	previously	as	previously	as	previously	as	previously	as
thousands)	reported	restated(2)	reported	restated(2)	reported	restated(2)	reported	restated(2)	reported	restated(2)
Net sales	$94,447	$94,447	$77,054	$77,054	$82,552	$82,552	$59,650	$59,650	$313,703	$313,703
Gross margin	$27,553	$27,553	$21,686	$21,686	$23,520	$23,520	$15,508	$15,508	$88,267	$88,267
Operating income	$16,915	$16,845	$10,116	$10,050	$10,261	$10,168	$4,553	$4,384	$41,845	$41,447
Net income (loss)	$5,210	$5,140	$1,033	$967	$342	$249	$(1,958)	$(2,127)	$4,627	$4,229

(1)        In the fourth quarter of 2007 we incurred approximately $0.6 million in severance costs related to the resignation of our former chief executive officer.

(2)        As restated.  See related discussion in Note 14.

(3)        Presented herein for the convenience to the reader of these consolidated financial statements.  The Company previously presented the restatement for the period ended September 30, 2007 in its Form 10-Q filed on November 14, 2008 for the period ended September 30, 2008.  The Company will present its restated unaudited interim condensed consolidated financial statements for the periods ended June 30, 2008 and March 31, 2008 when it files its Form 10-Q for the comparative 2009 periods.

$261,500,000

$111,500,000

Senior Floating Rate Notes due 2012

$150,000,000

10½% Senior Notes due 2013

Prospectus

                , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby:

ITEM	AMOUNT
SEC registration fee (1)	$(1)
Printing and engraving expenses	$50,000
Legal fees and expenses	$150,000
Trustee fees	$10,000
Accounting fees and expenses	$100,000
Miscellaneous expenses	$30,000

(1)           Pursuant to Rule 457(q) of the Securities Act, no filing fee is required.

Item 14. Indemnification of Directors and Officers.

We, CPG International Inc., Scranton Products Inc., AZEK Building Products Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp., Sanatec Sub I Corporation, and Procell Decking Inc. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The bylaws of our company, CPG International Inc., Scranton Products Inc., AZEK Building Products Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp., Sanatec Sub I Corporation and Procell Decking Inc., provide for the indemnification their respective directors and officers to the fullest extent authorized by law. The certificates of incorporation of our company, CPG International Inc., Scranton Products Inc., AZEK Building Products Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp., Sanatec Sub I Corporation and Procell Decking Inc. provide that, to the fullest extent permitted by the DGCL, a director shall not be liable for monetary damages for breach of the director’s fiduciary duty. We have purchased insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities.

 During the three years preceding the filing of this registration statement, the Registrants have not sold their securities without registration under the Securities Act of 1933, as amended (the “Securities Act”) except as described below.

On April 28, 2006, CPG purchased all of the outstanding capital stock of Santana Holdings Corp., the direct parent of Santana Products Inc. for a purchase price of $36.0 million.

On January 31, 2007, CPG purchased all of the outstanding equity of Pro-Cell, LLC, which owned and operated Procell Decking Systems, for a purchase price of $77.3 million. Procell Decking Inc. is a guarantor of the Notes.

On February 29, 2008, CPG completed the acquisition of Compos-A-Tron Manufacturing Inc. for $32.4 million, plus transaction costs.

No other sales of the Registrants’ securities have taken place within the last three years.

Item 16. Exhibits and Financial Statement Schedules.

(a)                          Exhibits

Exhibit Number	Description

2.1

Stock Purchase Agreement, dated as of March 12, 2005, by and among Compression Polymers Holdings LLC, Compression Polymers Holding II Corporation, Vycom Corp., Compression Polymers Corp. and CPCapitol Acquisition Corp. and North Keyser Partners (filed as Exhibit 2.1 to the Registration Statement on Form S-4 filed on May 12, 2006 (the “Form S-4”) and incorporated herein by reference).

2.2

First Amendment to the Stock Purchase Agreement, dated as of May 5, 2005, by and among Compression Polymers Holdings LLC, Compression Polymers Holding II Corporation, Compression Polymers Corp., Vycom Corp. and CPCapitol Acquisition Corp. (filed as Exhibit 2.2 to the 2006 Form S-4 and incorporated herein by reference).

2.3

Stock Purchase Agreement, dated as of April 20, 2006, between Santana Holdings, LLC and Compression Polymers Holding Corporation (filed as Exhibit 2.3 to the 2006 Form S-4 and incorporated herein by reference).

2.4

Unit Purchase Agreement, dated as of December 13, 2006, by and among CPG International I Inc., as Buyer, and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Sellers (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on December 13, 2006 (the “December 13, 2006 Form 8-K”) and incorporated herein by reference).

2.5

Contribution Agreement, dated as of December 13, 2006, by and among CPG International Holdings LP and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Subscribers (filed as Exhibit 2.2 to the December 13, 2006 Form 8-K and incorporated herein by reference).

2.6

Share Purchase Agreement, dated as of February 11, 2008, by and among 2162771 Ontario Inc., as Buyer, and John Scrymgeour, Cheryl Scrymgeour, Paolo Baldassarra, Mary Baldassarra, Kurt Gowman, Donna Gowman, Janet Pratt, Knox & Company International Inc. and Creative Composite Products Inc., as Sellers (filed as Exhibit 2.6 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”) and incorporated herein by reference).

3.1	Certificate of Incorporation of CPG International Inc. (formerly known as Compression Polymers Holding II Corporation) (filed as Exhibit 3.3 to the 2006 Form S-4 and incorporated herein by reference).

3.2

Certificate of Amendment of Certificate of Incorporation of CPG International Inc. to the (formerly known as Compression Polymers Holding II Corporation) (filed as Exhibit 3.3(a) to the 2006 Form S-4 and incorporated herein by reference).

3.3	By-laws of CPG International Inc. (formerly known as Compression Polymers Holding II Corporation) (filed as Exhibit 3.4 to the 2006 Form S-4 and incorporated herein by reference).

4.1

Indenture, dated July 5, 2005, among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the 2006 Form S-4 and incorporated herein by reference).

4.2

First Supplemental Indenture, dated as of April 27, 2006, among CPH Sub I Corporation, CPH Sub II Corporation, CPC Sub I Corporation, VC Sub I Corporation, Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.2 to the 2006 Form S-4 and incorporated herein by reference).

4.3

Second Supplemental Indenture, dated as of April 28, 2006, among Santana Holdings Corp., Santana Products, Inc., Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the

Exhibit Number		Description
other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.3 to the 2006 Form S-4 and incorporated herein by reference).

4.4

Third Supplemental Indenture dated as of January 31, 2007, among CPG International I Inc., a Delaware corporation, CPG International Inc., the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., a national banking association, as Trustee (filed as Exhibit 4.2 to the Current Report on Form 8-K filed on February 2, 2007 (the “February 2, 2007 Form 8-K”) and incorporated herein by reference).

4.5		Form of Initial Note and Form of Exchange Note (included within the Indenture filed as Exhibit 4.1 to the 2006 Form S-4 and incorporated herein by reference).

4.6

Registration Rights Agreement, dated July 5, 2005, among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wachovia Capital Markets, LLC (filed as Exhibit 4.5 to the 2006 Form S-4 and incorporated herein by reference).

4.7

Registration Rights Agreement, dated as of April 28, 2006, by and among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wachovia Capital Markets, LLC (filed as Exhibit 4.6 to the 2006 Form S-4 and incorporated herein by reference).

4.8

Registration Rights Agreement, dated as of January 31, 2007, among CPG International I Inc., CPG International Inc., the other guarantors listed on the signature page thereof, and AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP (filed as Exhibit 4.3 to the February 2, 2007 Form 8-K and incorporated herein by reference).

4.9

Registration Rights Agreement, dated as of January 31, 2007, among CPG International I Inc., CPG International Inc., the other guarantors listed on the signature page thereof, and Orpheus Funding LLC, Midland National Life Insurance Company, North American Company for Life and Health Insurance, Sands Point Funding Ltd., Kennecott Funding Ltd., 1888 Fund, Ltd. and Copper River CLO Ltd. (filed as Exhibit 4.4 to the February 2, 2007 Form 8-K and incorporated herein by reference).

5.1	**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

10.1

Second Amended and Restated Credit Agreement, dated as of May 10, 2005, by and among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the subsidiary guarantors named therein, the several banks, other financial institutions and related funds as may from time to time become parties thereto, and Wachovia Bank, National Association, as administrative agent (filed as Exhibit 10.1 to the 2006 Form S-4 and incorporated herein by reference).

10.2

First Amendment to Credit Agreement, dated as of April 24, 2006, by and among Compression Polymers Holding Corporation, Compression Polymers Holdings II Corporation, the subsidiary guarantors named therein, the lenders identified on the signature pages thereto and Wachovia Bank, National Association, as administrative agent (filed as Exhibit 10.2 to the 2006 Form S-4 and incorporated herein by reference).

10.3

Second Amendment and Waiver to Credit Agreement, dated as of January 17, 2007, by and among CPG International I Inc., CPG International Inc., the subsidiary guarantors named therein, the lenders identified on the signature pages thereto and Wachovia Bank, National Association, as administrative agent (filed as Exhibit 10.1 to the February 2, 2007 Form 8-K and incorporated herein by reference).

10.4

Amended and Restated Industrial Lease between North Keyser Partners, LLC and Vycom Corp., dated May 10, 2005, re: 888 North Keyser Avenue, Scranton, PA 18504 Lackawanna County (filed as Exhibit 10.3 to the 2006 Form S-4 and incorporated herein by reference).

10.5		Employment Agreement, as of May 10, 2005, among Compression Polymers Holding Corporation, Vycom Corp. and Ralph Bruno (filed as Exhibit 10.6 to the 2006 Form S-4 and incorporated herein by reference).

10.6

Employment Agreement, dated as of January 31, 2007, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., and AZEK Building Products Inc. and Christopher Bardasian (filed as Exhibit 10.19 to the 2007 Form 10-K and incorporated herein by reference).

10.7

Employment Agreement, dated as of January 31, 2007, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., and AZEK Building Products Inc. and Kevin Sloan (filed as Exhibit 10.20 to the 2007 Form 10-K and incorporated herein by reference).

10.8

Separation Agreement and Release, dated as of November 5, 2007, by and among CPG International I Inc., Scranton Products Inc. and AZEK Building Products Inc., and John R. Loyack (filed as Exhibit 10.16 to the

Exhibit Number	Description
2007 Form 10-K and incorporated herein by reference).

10.9

Employment Agreement, dated as of March 3, 2008, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., AZEK Products and Eric Jungbluth (filed as Exhibit 10.17 to the 2007 Form 10-K and incorporated herein by reference).

10.10

Noncompetition Agreement, dated as of March 3, 2008, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., AZEK Products and Eric Jungbluth (filed as Exhibit 10.18 to the 2007 Form 10-K and incorporated herein by reference).

10.11

Amended and Restated Employment Agreement, dated as of July 1, 2008, by and among CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc. and Scott Harrison (filed as Exhibit 10.11 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”) and incorporated herein by reference).

10.12

Separation Agreement and Release, dated as of December 19, 2008, by and among CPG International Holdings LP, CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc., KF Equities and James Keisling (filed as Exhibit 10.12 to the 2008 Form 10-K and incorporated herein by reference).

10.13

Employment Agreement, dated as of March 26, 2009, by and among CPG International Holdings LP, CPG International Inc., CPG International I. Inc., AZEK Products Inc. and Scranton Products Inc. and Donald C. Wharton (filed as Exhibit 10.13 to the 2008 Form 10-K and incorporated herein by reference).

10.14

Employment Agreement, dated as of March 26, 2009, by and among CPG International Holdings LP, CPG International Inc., CPG International I. Inc., AZEK Products Inc. and Scranton Products Inc. and Jason Grommon (filed as Exhibit 10.14 to the 2008 Form 10-K and incorporated herein by reference).

10.15

Form of Subscription Agreement for Class A Limited Partnership Interests in CPG International Holdings LP (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on April 23, 2008 (the “April 23, 2008 Form 8-K”) and incorporated herein by reference).

10.16

Form of Executive Subscription Agreement and Power of Attorney for Class B-2 Limited Partnership Interests in CPG International Holdings LP (filed as Exhibit 10.16 to the 2008 Form 10-K and incorporated herein by reference).

10.17

Management Agreement, dated as of May 10, 2005, by and between Compression Polymers Holding Corporation and AEA Investors LLC (filed as Exhibit 10.10 to the Form S-4 and incorporated herein by reference).

10.18

Amendment No. 1 to Management Agreement, dated as of May 1, 2006, by and between Compression Polymers Holding Corporation and AEA Investors LLC (filed as Exhibit 10.11 to the Form S-4 and incorporated herein by reference).

10.19

Management Rights Letter Agreement, dated as of January 31, 2007, between CPG International I Inc. and AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP (filed as Exhibit 10.2 to the February 2, 2007 Form 8-K and incorporated herein by reference).

10.20

Loan and Security Agreement, dated as of February 13, 2008, by and among Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., as borrowers, CPG International Inc., CPG International I Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp. and Sanatec Sub I Corporation, as guarantors, the lenders identified on the pages thereto, and Wachovia Bank, National Association, as administrative agent, and General Electric Capital Corporation, as syndication agent (filed as Exhibit 10.13 to the 2007 Form 10-K and incorporated herein by reference).

10.21

Amendment No. 1 to Loan and Security Agreement, dated as of February 13, 2008, by and among Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., as borrowers, CPG International Inc., CPG International I Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp. and Sanatec Sub I Corporation, as guarantors, the lenders identified on the pages thereto, and Wachovia Bank, National Association, as administrative agent, and General Electric Capital Corporation, as syndication agent (filed as Exhibit 10.14 to the 2007 Form 10-K and incorporated herein by reference).

Exhibit Number	Description
10.22

Term Loan and Security Agreement, dated as of February 29, 2008, by and among CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., the guarantors named therein, the lenders identified on the pages thereto, Wachovia Bank, National Association, as administrative agent, and Wachovia Capital Markets, LLC, as lead arranger and lead bookrunner (filed as Exhibit 10.15 to the 2007 Form 10-K and incorporated herein by reference).

10.23

Form of Intercompany Note, by and between CPG International Holdings LP, as payor, and AZEK Building Products Inc., as payee (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on April 4, 2008 and incorporated herein by reference).

10.24*	Separation Agreement and Release, dated as of April 15, 2009, by and among Ralph Bruno, CPG International I Inc., AZEK Building Products Inc. and CPG International Holdings LP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	List of Subsidiaries (filed as Exhibit 21.1 to the 2008 Form 10-K and incorporated herein by reference).

23.1**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1**	Power of Attorney (included on the signature page to the Registration Statement).

24.2**	Power of Attorney of Eric K. Jungbluth.

24.3*	Power of Attorney of Stuart M. Christhilf, IV.

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank N.A., as trustee.

*             Filed herewith.

**           Previously filed.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)                                to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in effective registration statement; and

(iii)                             to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                to remove from registration means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)                                that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CPG International I Inc. and CPG International Inc. each has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scranton, Commonwealth of Pennsylvania, on the 27th  day of April, 2009.

CPG INTERNATIONAL I INC. CPG INTERNATIONAL INC.

By:	/s/ Scott Harrison
Scott Harrison Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the 27th day of April, 2009.

	Signature	Title

	*	Chief Executive Officer (principal executive officer) and Director
Eric K. Jungbluth

	/s/ Scott Harrison	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)
Scott Harrison

	*	Director
James Andersen

	*	Director
Vincent A. Calarco

	/s/ Stuart M. Christhilf, IV	Director
Stuart M. Christhilf, IV

	*	Chairman of the Board
Brian R. Hoesterey

	*	Director
Christopher P. Mahan

	*	Director
Vincent A. Sarni

	*	Director
Julian M. Steinberg

* By:	/s/ Scott Harrison
Scott Harrison Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Scranton Products Inc. and AZEK Building Products Inc. each has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scranton, Commonwealth of Pennsylvania, on the 27th  day of April, 2009.

SCRANTON PRODUCTS INC. AZEK BUILDING PRODUCTS INC.

By:	/s/ Scott Harrison
Scott Harrison
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement  has been signed below by the following persons in the capacities and on the 27th day of April, 2009.

	Signature	Title

	*	Chief Executive Officer (principal executive officer) and Director
Eric K. Jungbluth

	/s/ Scott Harrison	Executive Vice President, Chief Financial Officer and Treasurer
	Scott Harrison	(principal financial officer and principal accounting officer)

	*	Director
James Andersen

	/s/ Stuart M. Christhilf, IV	Director
Stuart M. Christhilf, IV

	*	Director
Brian R. Hoesterey

	*	Chairman of the Board
Christopher P. Mahan

* By:	/s/ Scott Harrison
Scott Harrison
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Santana Products Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement  to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scranton, Commonwealth of Pennsylvania, on the 27th day of April, 2009.

SANTANA PRODUCTS INC.

By:	/s/ Scott Harrison
Scott Harrison
Vice President, Treasurer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement  has been signed below by the following persons in the capacities and on the 27th day of April, 2009.

Signature		Title

*		President (principal executive officer) and Director
Eric K. Jungbluth

/s/ Scott Harrison		Vice President, Treasurer (principal financial officer and principal accounting officer), Assistant Secretary and Director
Scott Harrison

* By:	/s/ Scott Harrison
Scott Harrison Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CPG Sub I Corporation, Vycom Corp., Sanatec Sub I Corporation and Procell Decking Inc. each has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scranton, Commonwealth of Pennsylvania, on the 27th day of April, 2009.

CPG SUB I CORPORATION VYCOM CORP. SANATEC SUB I CORPORATION PROCELL DECKING INC.

By:	/s/ Amy C. Bevacqua
Amy C. Bevacqua Vice President, Secretary and Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the 27th day of April, 2009.

	Signature	Title

	*	Chairman of the Board (principal executive officer)
Christopher P. Mahan

	*	President (principal executive officer) and Director
Brian R. Hoesterey

	*	Vice President, Treasurer (principal financial officer and principal accounting officer), Assistant Secretary and Director
Shivanandan A. Dalvie

* By:	/s/ Scott Harrison
Scott Harrison
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1

Stock Purchase Agreement, dated as of March 12, 2005, by and among Compression Polymers Holdings LLC, Compression Polymers Holding II Corporation, Vycom Corp., Compression Polymers Corp. and CPCapitol Acquisition Corp. and North Keyser Partners (filed as Exhibit 2.1 to the Registration Statement on Form S-4 filed on May 12, 2006 (the “Form S-4”) and incorporated herein by reference).

2.2

First Amendment to the Stock Purchase Agreement, dated as of May 5, 2005, by and among Compression Polymers Holdings LLC, Compression Polymers Holding II Corporation, Compression Polymers Corp., Vycom Corp. and CPCapitol Acquisition Corp. (filed as Exhibit 2.2 to the 2006 Form S-4 and incorporated herein by reference).

2.3

Stock Purchase Agreement, dated as of April 20, 2006, between Santana Holdings, LLC and Compression Polymers Holding Corporation (filed as Exhibit 2.3 to the 2006 Form S-4 and incorporated herein by reference).

2.4

Unit Purchase Agreement, dated as of December 13, 2006, by and among CPG International I Inc., as Buyer, and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Sellers (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on December 13, 2006 (the “December 13, 2006 Form 8-K”) and incorporated herein by reference).

2.5

Contribution Agreement, dated as of December 13, 2006, by and among CPG International Holdings LP and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Subscribers (filed as Exhibit 2.2 to the December 13, 2006 Form 8-K and incorporated herein by reference).

2.6

Share Purchase Agreement, dated as of February 11, 2008, by and among 2162771 Ontario Inc., as Buyer, and John Scrymgeour, Cheryl Scrymgeour, Paolo Baldassarra, Mary Baldassarra, Kurt Gowman, Donna Gowman, Janet Pratt, Knox & Company International Inc. and Creative Composite Products Inc., as Sellers (filed as Exhibit 2.6 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”) and incorporated herein by reference).

3.1	Certificate of Incorporation of CPG International Inc. (formerly known as Compression Polymers Holding II Corporation) (filed as Exhibit 3.3 to the 2006 Form S-4 and incorporated herein by reference).

3.2

Certificate of Amendment of Certificate of Incorporation of CPG International Inc. to the (formerly known as Compression Polymers Holding II Corporation) (filed as Exhibit 3.3(a) to the 2006 Form S-4 and incorporated herein by reference).

3.3	By-laws of CPG International Inc. (formerly known as Compression Polymers Holding II Corporation) (filed as Exhibit 3.4 to the 2006 Form S-4 and incorporated herein by reference).

4.1

Indenture, dated July 5, 2005, among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the 2006 Form S-4 and incorporated herein by reference).

4.2

First Supplemental Indenture, dated as of April 27, 2006, among CPH Sub I Corporation, CPH Sub II Corporation, CPC Sub I Corporation, VC Sub I Corporation, Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.2 to the 2006 Form S-4 and incorporated herein by reference).

4.3

Second Supplemental Indenture, dated as of April 28, 2006, among Santana Holdings Corp., Santana Products, Inc., Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.3 to the 2006 Form S-4 and incorporated herein by reference).

4.4

Third Supplemental Indenture dated as of January 31, 2007, among CPG International I Inc., a Delaware corporation, CPG International Inc., the other guarantors listed on the signature page thereof, and Wells Fargo Bank, N.A., a national banking association, as Trustee (filed as Exhibit 4.2 to the Current Report on Form 8-K filed on February 2, 2007 (the “February 2, 2007 Form 8-K”) and incorporated herein by reference).

4.5	Form of Initial Note and Form of Exchange Note (included within the Indenture filed as Exhibit 4.1 to the 2006 Form S-4 and incorporated herein by reference).

4.6

Registration Rights Agreement, dated July 5, 2005, among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and

Exhibit Number	Description
Wachovia Capital Markets, LLC (filed as Exhibit 4.5 to the 2006 Form S-4 and incorporated herein by reference).

4.7

Registration Rights Agreement, dated as of April 28, 2006, by and among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the other guarantors listed on the signature page thereof, and Wachovia Capital Markets, LLC (filed as Exhibit 4.6 to the 2006 Form S-4 and incorporated herein by reference).

4.8

Registration Rights Agreement, dated as of January 31, 2007, among CPG International I Inc., CPG International Inc., the other guarantors listed on the signature page thereof, and AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP (filed as Exhibit 4.3 to the February 2, 2007 Form 8-K and incorporated herein by reference).

4.9

Registration Rights Agreement, dated as of January 31, 2007, among CPG International I Inc., CPG International Inc., the other guarantors listed on the signature page thereof, and Orpheus Funding LLC, Midland National Life Insurance Company, North American Company for Life and Health Insurance, Sands Point Funding Ltd., Kennecott Funding Ltd., 1888 Fund, Ltd. and Copper River CLO Ltd. (filed as Exhibit 4.4 to the February 2, 2007 Form 8-K and incorporated herein by reference).

5.1**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

10.1

Second Amended and Restated Credit Agreement, dated as of May 10, 2005, by and among Compression Polymers Holding Corporation, Compression Polymers Holding II Corporation, the subsidiary guarantors named therein, the several banks, other financial institutions and related funds as may from time to time become parties thereto, and Wachovia Bank, National Association, as administrative agent (filed as Exhibit 10.1 to the 2006 Form S-4 and incorporated herein by reference).

10.2

First Amendment to Credit Agreement, dated as of April 24, 2006, by and among Compression Polymers Holding Corporation, Compression Polymers Holdings II Corporation, the subsidiary guarantors named therein, the lenders identified on the signature pages thereto and Wachovia Bank, National Association, as administrative agent (filed as Exhibit 10.2 to the 2006 Form S-4 and incorporated herein by reference).

10.3

Second Amendment and Waiver to Credit Agreement, dated as of January 17, 2007, by and among CPG International I Inc., CPG International Inc., the subsidiary guarantors named therein, the lenders identified on the signature pages thereto and Wachovia Bank, National Association, as administrative agent (filed as Exhibit 10.1 to the February 2, 2007 Form 8-K and incorporated herein by reference).

10.4

Amended and Restated Industrial Lease between North Keyser Partners, LLC and Vycom Corp., dated May 10, 2005, re: 888 North Keyser Avenue, Scranton, PA 18504 Lackawanna County (filed as Exhibit 10.3 to the 2006 Form S-4 and incorporated herein by reference).

10.5	Employment Agreement, as of May 10, 2005, among Compression Polymers Holding Corporation, Vycom Corp. and Ralph Bruno (filed as Exhibit 10.6 to the 2006 Form S-4 and incorporated herein by reference).

10.6

Employment Agreement, dated as of January 31, 2007, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., and AZEK Building Products Inc. and Christopher Bardasian (filed as Exhibit 10.19 to the 2007 Form 10-K and incorporated herein by reference).

10.7

Employment Agreement, dated as of January 31, 2007, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., and AZEK Building Products Inc. and Kevin Sloan (filed as Exhibit 10.20 to the 2007 Form 10-K and incorporated herein by reference).

10.8

Separation Agreement and Release, dated as of November 5, 2007, by and among CPG International I Inc., Scranton Products Inc. and AZEK Building Products Inc., and John R. Loyack (filed as Exhibit 10.16 to the 2007 Form 10-K and incorporated herein by reference).

10.9

Employment Agreement, dated as of March 3, 2008, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., AZEK Products and Eric Jungbluth (filed as Exhibit 10.17 to the 2007 Form 10-K and incorporated herein by reference).

10.10

Noncompetition Agreement, dated as of March 3, 2008, by and among CPG International Inc., CPG International I Inc., Scranton Products Inc., AZEK Products and Eric Jungbluth (filed as Exhibit 10.18 to the 2007 Form 10-K and incorporated herein by reference).

10.11

Amended and Restated Employment Agreement, dated as of July 1, 2008, by and among CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc. and Scott Harrison (filed as Exhibit 10.11 to the

Exhibit Number	Description
Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”) and incorporated herein by reference).

10.12

Separation Agreement and Release, dated as of December 19, 2008, by and among CPG International Holdings LP, CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc., KF Equities and James Keisling (filed as Exhibit 10.12 to the 2008 Form 10-K and incorporated herein by reference).

10.13

Employment Agreement, dated as of March 26, 2009, by and among CPG International Holdings LP, CPG International Inc., CPG International I. Inc., AZEK Products Inc. and Scranton Products Inc. and Donald C. Wharton (filed as Exhibit 10.13 to the 2008 Form 10-K and incorporated herein by reference).

10.14

Employment Agreement, dated as of March 26, 2009, by and among CPG International Holdings LP, CPG International Inc., CPG International I. Inc., AZEK Products Inc. and Scranton Products Inc. and Jason Grommon (filed as Exhibit 10.14 to the 2008 Form 10-K and incorporated herein by reference).

10.15

Form of Subscription Agreement for Class A Limited Partnership Interests in CPG International Holdings LP (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on April 23, 2008 (the “April 23, 2008 Form 8-K”) and incorporated herein by reference).

10.16

Form of Executive Subscription Agreement and Power of Attorney for Class B-2 Limited Partnership Interests in CPG International Holdings LP (filed as Exhibit 10.16 to the 2008 Form 10-K and incorporated herein by reference).

10.17

Management Agreement, dated as of May 10, 2005, by and between Compression Polymers Holding Corporation and AEA Investors LLC (filed as Exhibit 10.10 to the Form S-4 and incorporated herein by reference).

10.18

Amendment No. 1 to Management Agreement, dated as of May 1, 2006, by and between Compression Polymers Holding Corporation and AEA Investors LLC (filed as Exhibit 10.11 to the Form S-4 and incorporated herein by reference).

10.19

Management Rights Letter Agreement, dated as of January 31, 2007, between CPG International I Inc. and AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP (filed as Exhibit 10.2 to the February 2, 2007 Form 8-K and incorporated herein by reference).

10.20

Loan and Security Agreement, dated as of February 13, 2008, by and among Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., as borrowers, CPG International Inc., CPG International I Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp. and Sanatec Sub I Corporation, as guarantors, the lenders identified on the pages thereto, and Wachovia Bank, National Association, as administrative agent, and General Electric Capital Corporation, as syndication agent (filed as Exhibit 10.13 to the 2007 Form 10-K and incorporated herein by reference).

10.21

Amendment No. 1 to Loan and Security Agreement, dated as of February 13, 2008, by and among Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., as borrowers, CPG International Inc., CPG International I Inc., Santana Products Inc., CPG Sub I Corporation, Vycom Corp. and Sanatec Sub I Corporation, as guarantors, the lenders identified on the pages thereto, and Wachovia Bank, National Association, as administrative agent, and General Electric Capital Corporation, as syndication agent (filed as Exhibit 10.14 to the 2007 Form 10-K and incorporated herein by reference).

10.22

Term Loan and Security Agreement, dated as of February 29, 2008, by and among CPG International I Inc., Scranton Products Inc., AZEK Building Products Inc. and Procell Decking Inc., the guarantors named therein, the lenders identified on the pages thereto, Wachovia Bank, National Association, as administrative agent, and Wachovia Capital Markets, LLC, as lead arranger and lead bookrunner (filed as Exhibit 10.15 to the 2007 Form 10-K and incorporated herein by reference).

10.23

Form of Intercompany Note, by and between CPG International Holdings LP, as payor, and AZEK Building Products Inc., as payee (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on April 4, 2008 and incorporated herein by reference).

10.24*	Separation Agreement and Release, dated as of April 15, 2009, by and among Ralph Bruno, CPG International I Inc., AZEK Building Products Inc. and CPG International Holdings LP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

Exhibit Number	Description
21.1	List of Subsidiaries (filed as Exhibit 21.1 to the 2008 Form 10-K and incorporated herein by reference).

23.1**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1**	Power of Attorney (included on the signature page to the Registration Statement).

24.2**	Power of Attorney of Eric K. Jungbluth.

24.3*	Power of Attorney of Stuart M. Christhilf, IV.

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank N.A., as trustee.

*	Filed herewith.
**	Previously filed.